As filed with the U.S. Securities and Exchange Commission on January 29, 2008

File No. 811-09036

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 31	☒

UBS Relationship Funds

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive

Chicago, Illinois 60606

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq.

UBS Global Asset Management (Americas) Inc.

One North Wacker Drive

Chicago, Illinois 60606

(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103

UBS Relationship Funds

UBS Global Securities Relationship Fund

Part A

January 29, 2008

UBS Global Securities Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. __________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, without assuming undue risk, through a portfolio of US and non-US stocks and fixed income securities.

Performance benchmark

Global Securities Relationship Fund Index. This benchmark is compiled by UBS Global Asset Management (Americas) Inc., the Fund’s investment advisor (the “Advisor”), and is a composite of seven indexes compiled by independent data providers: Russell 3000 Index, MSCI World ex-US (Free) Index, Citigroup U.S. Broad Investment Grade (BIG) Index, Citigroup WGBI Non-US Index, MSCI Emerging Markets Free Index, JP Morgan EMBI Global Index and Merrill Lynch U.S. High Yield Cash Pay Constrained Index, each representing a distinct asset class of the primary wealth-holding public securities markets. These asset classes are: US equity, global (ex-US) equity, US fixed income, global (ex-US) fixed income, emerging market equities, emerging market debt and high yield fixed income. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will principally invest in:

•

Equity securities of both US and non-US issuers. The Fund invests its assets in investments that are economically tied to a number of countries throughout the world, including the United States. As of September 30, 2007, the Fund was invested in securities of issuers from 39 countries and approximately 72% of its assets were invested in US securities. The Fund may invest in equity securities of issuers in any capitalization range based on market conditions and in accordance with its investment objective.

•

Fixed income securities issued by foreign and domestic governments, government-related entities, corporations and entities organized to restructure outstanding emerging market debt. The Fund may invest in fixed income securities of any quality, including below investment grade, high yield securities. These include participations in loans between governments and financial institutions and Brady Bonds.

•	Derivative contracts including, but not limited to, futures contracts; options; forward contracts; interest rate, currency, equity and credit default swaps; and caps, collars, floors, and swaptions.

Principal strategies

The Advisor’s investment philosophy is focused on investment fundamentals. The Advisor believes that investment fundamentals determine the future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction. In constructing the portfolio, investments may be made based upon other strategies which are intended to manage the overall risk exposures of the portfolio and/or enhance return.

To implement this philosophy, the Advisor purchases for the Fund securities (generally contained in the Fund’s benchmark, the GSMI) by using active asset allocation strategies across global equity, fixed income and money markets and active security selection within each market. The

A-2

UBS Global Asset Management

Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes. The Advisor chooses investments for the Fund by:

•	Identifying asset classes that appear to be temporarily underpriced.

•

Analyzing the fundamental value of individual securities in order to estimate their relative value and attractiveness, and to identify securities for investment that are underpriced relative to their fundamental value.

•	Identifying and investing in currencies based on identification of discrepancies between market prices and fundamental values.

•	Identifying and investing in strategies or specific securities that serve to mitigate or manage investment risk exposures resulting from investments in other assets or asset classes.

While the Advisor’s investment decisions are based primarily on price/value discrepancies as identified by its fundamental valuation process, under certain circumstances the Advisor may utilize other strategies with different principal investment approaches in order to manage the Fund’s overall risk/return exposures. For example, within its US Equity asset class, the Advisor may utilize growth-oriented or other specialized strategies for a portion of the allocation to manage risk exposures; but only after subjecting such strategies to a rigorous due diligence process to judge their suitability for the Fund.

Under normal market conditions, the Fund expects to allocate assets according to the following mix:

Asset class	Asset class strategy ranges
US Equities	10 to 70%
Global (Ex-US) Equities	0 to 52%
Emerging Market Equities	0 to 13%
US Fixed Income	0 to 51%
Global (Ex-US) Fixed Income	0 to 39%
High Yield Fixed Income	0 to 13%
Emerging Market Debt	0 to 12%
Cash Equivalents	0 to 50%

The “Asset class strategy ranges” indicated above are the ranges within which the Fund expects to make its active asset allocations to specific asset classes. However, the Fund may exceed its strategy ranges under unusual market conditions and may change them in the future.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

•	The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

•	The Advisor’s judgments about the Fund’s asset allocation may prove to be incorrect.

A-3

UBS Global Asset Management

Risks of equity investments

•	The stock markets where the Fund’s investments are principally traded go down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

As a result of rising interest rates, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described above are more severe for securities of issuers in emerging market countries than for other foreign investments.

A-4

UBS Global Asset Management

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund may invest in issuers at all capitalization levels.

A-5

UBS Global Asset Management

Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for fixed income securities that provide both a high level of current income and the potential for capital appreciation due to a perceived improvement in the creditworthiness of the issuer. The Fund may invest in all types of fixed income securities of issuers from all countries, including emerging markets. These include:

•	Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions.

•	Participations in loans between governments and financial institutions.

•	Fixed income securities issued by government owned, controlled or sponsored entities.

•	Interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

•	Brady Bonds.

•	Fixed income securities issued by corporate issuers, banks and finance companies.

•

Fixed income securities issued by supranational entities such as the World Bank or the European Economic Community. (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay in kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	structured notes and leveraged derivative securities

•	convertible securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions

•	repurchase agreements

•	inflation indexed securities

Credit quality

The Fund may invest in fixed income securities of any quality, including fixed income securities that are lower rated, high yield securities rated by a rating organization below its top four long term rating categories or determined by the Advisor to be of equivalent quality. Below investment grade securities are commonly known as “junk bonds.” The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets. The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Emerging market securities

The Fund may invest in a broad range of equity and fixed income securities of foreign issuers, including emerging market issuers. An emerging market is any country defined as an emerging or developing economy by the World Bank, International Finance Corporation or United Nations. The Fund may gain exposure to emerging markets securities through investment in exchange traded funds.

A-6

UBS Global Asset Management

Management of currency exposure

The Fund’s allocation among different currencies will be identical to that of the benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described on the next page, the Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•

To hedge against adverse changes, including those caused by changing interest rates, stock market prices or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest that portion of its assets allocated to emerging market investments by purchasing shares of the UBS Emerging Markets Equity Relationship Fund and the UBS Opportunistic Emerging Markets Debt Relationship Fund. In addition, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-7

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.15% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Edwin Denson and Thomas Clarke are the lead portfolio managers for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Denson and Mr. Clarke have access to certain members of the fixed-income and equities investment management teams, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Denson, as senior portfolio manager for the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Clarke, as senior portfolio manager for the Fund, has responsibility for setting the currency strategies and making all currency decisions for the Fund, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Denson and Mr. Clarke is provided below.

A-8

UBS Global Asset Management

Edwin Denson is an Executive Director and has been a senior asset allocation analyst at UBS Global Asset Management since 2005. Mr. Denson is a member of the Asset Allocation Analysis and Strategy team. Previously, he served as director and asset allocation analyst with UBS Global Asset Management since 2001. Mr. Denson has been involved with the management of the Fund’s portfolio since 2001 and assumed his present role in 2007.

Thomas Clarke is a Managing Director and Head of Currency Analysis and Strategy at UBS Global Asset Management. Mr. Clarke has been an investment professional at UBS Global Asset Management since 2000. Mr. Clarke has been involved with the management of the Fund’s portfolio since 2000 and assumed his present role in 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

A-9

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such

A-10

UBS Global Asset Management

interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such

A-11

UBS Global Asset Management

receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized

A-12

UBS Global Asset Management

matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy,

A-13

UBS Global Asset Management

the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict

A-14

UBS Global Asset Management

how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-15

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS All Country World Ex US Equity Relationship Fund

Part A

January 29, 2008

UBS All Country World Ex US Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. __________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income.

Performance benchmark

MSCI ACWI (All Country World) ex-USA Index. This benchmark is an unmanaged free float-adjusted market capitalization-weighted index that is designed to measure equity market performance in the global developed and emerging markets, excluding US equities. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will principally invest in equity securities of issuers outside of the United States in both developed and emerging markets.

Where the Fund invests

The Fund maintains an international portfolio by investing in issuers located throughout the world. The Fund intends to invest in securities of issuers from at least three countries. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of non-US corporations. The Fund may invest in equity securities of issuers in any capitalization range based on market conditions and in accordance with its investment objective.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of non-US corporations.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor uses a disciplined price to intrinsic value approach based on fundamental research that seeks to take advantage of pricing anomalies in markets.

To implement this style, the Advisor generally purchases for the Fund securities contained in the Fund’s benchmark index, the MSCI ACWI (All Country World) ex-USA Index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses fundamental analysis to identify securities that are underpriced relative to their fundamental value. For each security under analysis, an intrinsic value is estimated based upon detailed company, industry and country analysis, including visits to the company, its competitors and suppliers and other independent sources of information. The intrinsic value estimate is a function of the present value of the estimated future cash flows and is compared to the company’s current market price to ascertain whether a valuation anomaly exists. A stock with a price below the estimated intrinsic value would be considered a candidate for inclusion in the Fund’s portfolio. This comparison between price and intrinsic value allows comparisons across industries and countries.

The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The stock markets where the Fund’s investments are principally traded go down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risk of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described above are more severe for securities of issuers in emerging market countries than for other foreign investments.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some

A-3

UBS Global Asset Management

strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund also may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc. The Fund may invest in issuers of any size.

Management of currency exposure

The Fund’s allocation among different currencies will be identical to that of its benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described below, the Fund may use derivatives to manage its currency exposure.

A-4

UBS Global Asset Management

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or currency. Examples of derivative contracts are futures contracts; options; foreign forward currency contracts or forward contracts; interest rate, currency and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest its assets in emerging market investments by purchasing shares of UBS Emerging Markets Equity Relationship Fund.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset

A-5

UBS Global Asset Management

Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.23% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Ilario Di Bon is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Di Bon has access to global analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Di Bon works closely with the analysts to decide how to structure the Fund. Information about Mr. Di Bon is provided below.

Ilario Di Bon is an Executive Director at UBS Global Asset Management and a member of the Global Equity Portfolio Management team. Mr. Di Bon has been an investment professional with UBS Global Asset Management since 2000 and portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-6

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

A-7

UBS Global Asset Management

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

A-8

UBS Global Asset Management

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

A-9

UBS Global Asset Management

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

A-10

UBS Global Asset Management

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

A-11

UBS Global Asset Management

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Global Asset Management

UBS Relationship Funds

UBS Emerging Markets Equity Completion Relationship Fund

Part A

January 29, 2008

UBS Emerging Markets Equity Completion Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

MSCI Emerging Markets Index (net) (in USD). MSCI Emerging Markets Index (net) (in USD) is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets net of dividend tax. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as its benchmark. Prior to May 1, 2006, the Fund’s benchmark was the Morgan Stanley Capital International Emerging Markets (Free) Index (MSCI-EMF).

Asset class exposure

The Fund is designed as an investment vehicle for use by other Series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that are invested in the Advisor’s global and international equity investment strategies to provide exposure to the emerging markets equity asset class. The Fund is not intended for use as standalone exposure to the emerging markets asset class.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities that are tied economically to emerging market countries. While the Fund will invest the majority of its assets in large capitalization companies, the Fund will also invest in small and mid capitalization issuers.

Securities tied economically to emerging market countries include securities on which the return is derived from issuers in emerging market countries, such as equity swap contracts and equity swap index contracts.

The Fund may invest up to 20% of its net assets in debt securities that are tied economically to emerging market countries, including higher risk, below investment grade securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities that are tied economically to emerging market countries.

Where the Fund invests

The Fund invests in securities of issuers of at least three emerging market countries, as described below, which may be located in Asia, Europe, Latin America, Africa or the Middle East.

What is an emerging market?

A country defined as an emerging or developing economy by any of the World Bank, the International Finance Corporation or the United Nations or its authorities. The countries included in this definition will change over time.

A-2

UBS Global Asset Management

What is an emerging market security?

A security issued by a government or other issuer that, in the opinion of the Advisor, has one or more of the following characteristics:

•	The security’s principal trading market is an emerging market.

•	At least 50% of the issuer’s revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•	At least 50% of the issuer’s physical assets are located in emerging market countries.

Principal strategies

The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for the Fund those securities (generally contained in the Fund’s benchmark) that appear to be underpriced relative to their fundamental values. The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting individual equity securities for investment, the Advisor considers:

•	A company’s potential cash generation

•	Above average long-term earnings outlook

•	Expected sustainable return on investments

•	Expected sustainable growth rates

•	Stock prices versus a company’s asset or franchise values

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The stock markets where investments are principally traded may go down, or go down more than the US or other developed countries’ markets.

•	An adverse event, such as negative press reports about a company may depress the value of the company’s stock.

•	Securities of small capitalization companies present greater risks than securities of larger, more established companies.

A-3

UBS Global Asset Management

Special risks of small and mid capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms. Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•

Adverse governmental actions, such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Risks of fixed income investments

•

Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

A-4

UBS Global Asset Management

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities, in which the Fund may invest, include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc.

Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer. The Fund may invest in all types of fixed income securities of issuers from all countries, in addition to emerging markets. These include:

•	Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

A-5

UBS Global Asset Management

•	Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•	Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•

Fixed income securities issued by supranational entities such as the World Bank. (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency securities

•	leveraged derivative securities

•	convertible securities

•	when-issued securities

•	preferred stock and trust certificates

•	repurchase and reverse repurchase agreements

The Fund may invest in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality. Below investment grade securities are commonly known as “junk bonds”. The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets.

Management of currency exposure

Each Fund’s allocation among different currencies will be identical to that of its benchmark index. However, each Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described below, each Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•

To hedge against adverse changes, including those caused by changing interest rates, stock market prices or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

A-6

UBS Global Asset Management

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking a temporary defensive position, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. These factors increase transaction costs, including brokerage commissions, and may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under

A-7

UBS Global Asset Management

interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.50% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Urs Antonioli, Niraj Bhagwat, Gabriel Csendes and Geoffrey Wong are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Decisions with respect to the management of the Fund’s portfolio are made on the recommendation of Mr. Bhagwat and are approved by the Emerging Markets Equity Committee of which Messrs. Antonioli, Bhagwat, Csendes and Wong are the sole members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management. The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Bhagwat is responsible for implementing the decisions made by the Emerging Markets Equity Committee. Information about Messrs. Antonioli, Bhagwat, Csendes and Wong is provided below.

Urs Antonioli is Research Director at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS AG since 1994. Mr. Antonioli has been a portfolio manager of the Fund since 2007.

Niraj Bhagwat is Emerging Markets Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 2002. Prior to that, Mr. Bhagwat was Head of Regional Consumer and Media Research for Asia (ex-Japan) at WI Carr. Mr. Bhagwat has been a portfolio manager of the Fund since 2007.

Gabriel Csendes is an Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1999. Mr. Csendes has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2008.

Geoffrey Wong is Head of Global Emerging Markets and Head of Asia (ex-Japan) Research at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1997. Mr. Wong has been a portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

A-8

UBS Global Asset Management

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

A-9

UBS Global Asset Management

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common

A-10

UBS Global Asset Management

or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-11

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-12

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

A-13

UBS Global Asset Management

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-14

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-15

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Global Asset Management

UBS Relationship Funds

UBS Emerging Markets Equity Relationship Fund

UBS Emerging Markets Debt Relationship Fund

Part A

January 29, 2008

UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Debt Relationship Fund (the “Funds”) issue beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. Each Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Funds. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of either Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Funds’ shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Funds’ privacy notice on the last page of this Part A.

Offeree No.

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

Emerging Markets Debt Benchmark Index. The benchmark is an unmanaged index compiled by the Fund’s investment advisor, consisting of 70% JP Morgan Emerging Markets Bond Index Global (“EMBI-Global”) and 30% JP Morgan Government Bond Index-Emerging Markets (“GBI-EM”). The EMBI-Global tracks total returns for US dollar denominated debt instruments issued by emerging markets sovereign and quasi-sovereign entities. The GBI-EM is a global local emerging markets index, and consists of regularly traded, liquid fixed-rate, domestic currency government bonds to which institutional investors can gain exposure. The compilation of this benchmark allows the Fund to compare its performance against a strategy of investing in both local markets in local currency and US dollar denominated securities.	MSCI Emerging Markets Index (net) (in USD). MSCI Emerging Markets Index (net) (in USD) is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets net of dividend tax. Prior to May 1, 2006, the Fund’s benchmark was the Morgan Stanley Capital International Emerging Markets (Free) Index (MSCI-EMF).

Although each benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as its benchmark.

Principal investments

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in debt securities and derivative instruments (“Derivatives”) related thereto that are tied economically to emerging market countries.

Securities tied economically to emerging market countries include debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets and instruments whose return is derived from any of the foregoing.

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities that are tied economically to emerging market countries.

Securities tied economically to emerging market countries include securities on which the return is derived from issuers in emerging market countries, such as equity swap contracts and equity swap index contracts.

The Fund may invest up to 20% of its net assets in certain types of fixed income securities, including higher risk, below investment grade securities.

UBS Global Asset Management

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

The Fund may invest without limit in higher risk, below investment grade securities.	The Fund may invest in stocks of companies of any size.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in debt securities and derivative instruments related thereto that are tied economically to emerging market countries.	The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities that are tied economically to emerging markets countries.

Maturity. Individual securities may be of any maturity.

Where the Funds invest

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

In securities of issuers of at least three emerging market countries, as defined below, which may be located in Asia, Europe, Latin America, Africa or the Middle East.

What is an emerging market?

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

A country defined as an emerging or developing economy by any of the World Bank, the International Finance Corporation or the United Nations or its authorities. The countries included in this definition will change over time.

What is an emerging market security?

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

A security issued by a government or other issuer that, in the opinion of the Funds’ investment advisor, has one or more of the following characteristics:
•	The security’s principal trading market is an emerging market.

•	At least 50% of the issuer’s revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•	At least 50% of the issuer’s physical assets are located in emerging market countries.

UBS Global Asset Management

Principal strategies

UBS Emerging Markets Debt Relationship Fund	UBS Emerging Markets Equity Relationship Fund

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Funds’ investment advisor. The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for each Fund those securities that appear to be underpriced relative to their fundamental values. The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows. Each Fund may, but is not required to, invest in derivative contracts in conjunction with hedging strategies, or for investment purposes.

In selecting individual securities for investment, the Advisor considers:

•	Current credit quality and possible credit upgrades or downgrades

•	Interest rate exposure

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	Local currency valuation

•	A company’s potential cash generation

•	Above average long-term earnings outlook

•	Expected sustainable return on investments

•	Expected sustainable growth rates

•	Stock prices versus a company’s asset or franchise values

Principal investment risks

Investors can lose money in a Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of each Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by a Fund may prove to be incorrect.

Risks of equity investments (UBS Emerging Markets Equity Relationship Fund only)

•	The stock markets where investments are principally traded may go down, or go down more than the US or other developed countries’ markets.

•	An adverse event, such as negative press reports about a company may depress the value of the company’s stock.

•	Securities of small capitalization companies present greater risks than securities of larger, more established companies.

Risks of high yield/higher risk securities

•	A Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•	Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

UBS Global Asset Management

•	Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•	Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•	Below investment grade securities may become illiquid and hard to value in down markets.

Risks of fixed income investments

•

Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets. If interest rates rise, the prices of fixed income securities may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of a Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions, such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

UBS Global Asset Management

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, a Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for a Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of a Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, a Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Funds are non-diversified, which means that each Fund can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify each Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in a Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Funds may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities, in which the UBS Emerging Markets Equity Relationship Fund may invest, include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Emerging Markets Equity Relationship Fund may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc. The UBS Emerging Markets Equity Relationship Fund may invest in issuers at all capitalization levels.

UBS Global Asset Management

Fixed income securities

In selecting fixed income securities for each Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer. The UBS Emerging Markets Debt Relationship Fund may invest in all types of fixed income securities of issuers from all countries, including emerging markets. The UBS Emerging Markets Equity Relationship Fund may invest in certain types of fixed income securities of issuers from all countries, including emerging markets. These include:

•	Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

•	Participations in loans between emerging market governments and financial institutions (UBS Emerging Markets Debt Relationship Fund only).

•	Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•

Interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers (UBS Emerging Markets Debt Relationship Fund only).

•	Brady Bonds (UBS Emerging Markets Debt Relationship Fund only).

•	Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•

Fixed income securities issued by supranational entities such as the World Bank. (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by a Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration. Each Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon (UBS Emerging Markets Debt Relationship Fund only), pay in kind (UBS Emerging Markets Debt Relationship Fund only) and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	privately issued mortgage-backed securities (UBS Emerging Markets Debt Relationship Fund only) and government agency securities

•	collateralized mortgage and bond obligations (UBS Emerging Markets Debt Relationship Fund only)

•	asset-backed securities (UBS Emerging Markets Debt Relationship Fund only)

•	structured notes (UBS Emerging Markets Debt Relationship Fund only) and leveraged derivative securities

UBS Global Asset Management

•	convertible securities

•	zero coupon securities (UBS Emerging Markets Debt Relationship Fund only)

•	pay-in-kind securities (UBS Emerging Markets Debt Relationship Fund only) and when-issued securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions (UBS Emerging Markets Debt Relationship Fund only)

•	repurchase and reverse repurchase agreements

The UBS Emerging Markets Equity Relationship Fund may invest up to 20% of its net assets and the UBS Emerging Markets Debt Relationship Fund may invest substantially all of its assets in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality. Below investment grade securities are commonly known as “junk bonds.” The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets.

Management of currency exposure

Each Fund’s allocation among different currencies will be identical to that of its benchmark index. However, each Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described below, each Fund may use derivatives to manage its currency exposure.

Derivative contracts

Each Fund may, but is not required to, use derivative contracts for any of the following purposes:

•

To hedge against adverse changes, including those caused by changing interest rates, stock market prices or currency exchange rates in the market value of securities held by or to be bought for a Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of a Fund’s portfolio.

A derivative contract will obligate or entitle a Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

Each Fund may invest a portion of its assets in securities of other series offered by the Trust. Each Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the UBS Emerging Markets Debt Relationship Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, each Fund may depart from its principal investment strategies by taking temporary defensive positions. Each Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, a Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

Each Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if a Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of a Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap each Fund’s total operating expenses at 0.50% of each Fund’s average net assets. The Advisor may discontinue these expense limitations at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Funds is available in the Funds’ most recent semiannual report to Investors for the period ended June 30.

UBS Global Asset Management

Portfolio management

Uwe Schillhorn is the lead portfolio manager for the UBS Emerging Markets Debt Relationship Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Schillhorn has access to certain members of the Emerging Market Debt investment management team, each of whom is allocated specific responsibilities for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the UBS Emerging Markets Debt Relationship Fund invests. Mr. Schillhorn, as lead portfolio manager and coordinator for management of the UBS Emerging Markets Debt Relationship Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Schillhorn is provided below.

Uwe Schillhorn is the Head of Emerging Markets Debt at UBS Global Asset Management. Mr. Schillhorn has been an Executive Director of UBS Global Asset Management since 1997. Mr. Schillhorn has been the portfolio manager of UBS Emerging Markets Debt Relationship Fund since 1997.

Urs Antonioli, Niraj Bhagwat, Gabriel Csendes and Geoffrey Wong are the portfolio managers for the UBS Emerging Markets Equity Relationship Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Decisions with respect to the management of the UBS Emerging Markets Equity Relationship Fund’s portfolio are made by the Emerging Markets Equity Committee of which Messrs. Antonioli, Bhagwat, Csendes and Wong are the sole members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management. The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Antonioli is responsible for implementing the decisions made by the Emerging Markets Equity Committee. Information about Messrs. Antonioli, Bhagwat, Csendes and Wong is provided below.

Urs Antonioli is Research Director at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS AG since 1994. Mr. Antonioli has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2007.

Niraj Bhagwat is Emerging Markets Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 2002. Prior to that, Mr. Bhagwat was Head of Regional Consumer and Media Research for Asia (ex-Japan) at WI Carr. Mr. Bhagwat has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2007.

Gabriel Csendes is an Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1999. Mr. Csendes has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2008.

UBS Global Asset Management

Geoffrey Wong is Head of Global Emerging Markets and Head of Asia (ex-Japan) Research at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1997. Mr. Wong has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2007.

The Part B for the Funds provides information about the Funds’ portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

Each Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Each Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. A Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Funds upon request by calling 1-800-647 1568. Each Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Funds’ Part B for a description of the policies and procedures that govern disclosure of the Funds’ portfolio holdings.

In addition, UBS Global AM (Americas) will post each Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view a Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Funds do not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

Each Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, each Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by a Fund. Following the close of each Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

UBS Global Asset Management

Taxation of distributions, sales and exchanges

In general, distributions of money by a Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. Each Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in a Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in a Fund for money.

When you sell shares of a Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in a Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Funds

An audit of any of the tax returns of the Funds may result in adjustments to their tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Funds. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUNDS OR INVESTOR. Pursuant to the Funds’ audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Funds by agreement with the Internal Revenue Service (“IRS”) on behalf of a Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that a Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of a Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Funds.

Tax considerations for non-US investors

If a Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, a Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the UBS Emerging Markets Debt Relationship Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified

UBS Global Asset Management

organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Funds, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in a Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Funds are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in a Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of each Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust plus the applicable transaction charge described below. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Funds.

At the discretion of a Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not

UBS Global Asset Management

accept securities in exchange for shares of a Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Transaction charges

Investors in UBS Emerging Markets Equity Relationship Fund are subject to a transaction charge on all purchases equal to 0.75% of the net asset value of purchases of the Fund’s shares. Investors in UBS Emerging Markets Equity Relationship Fund are also subject to a transaction charge upon redemption of the Fund’s shares equal to 0.75% of the net asset value of the redeemed shares.

Investors in UBS Emerging Markets Debt Relationship Fund are subject to a transaction charge on all purchases equal to 0.50% of the net asset value of purchases of the Fund’s shares. There is no transaction charge for redeeming shares of UBS Emerging Markets Debt Relationship Fund.

Shares of each Fund are sold at net asset value plus the applicable transaction charge. Redemption requests for UBS Emerging Markets Equity Relationship Fund are paid at net asset value less the transaction charge. The proceeds of the transaction charges are retained by the Funds to offset trading costs associated with purchases and redemptions.

Purchases of shares by other series of the Trust investing in UBS Emerging Markets Equity Relationship Fund or in UBS Emerging Markets Debt Relationship Fund are subject to a transaction charge as set forth previously. Redemptions of shares owned by other series of the Trust investing in UBS Emerging Markets Equity Relationship Fund are not subject to a transaction charge. Purchases and redemptions made in-kind with securities are not subject to the transaction charge.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Funds calculate net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Funds calculate net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Funds do not price their shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in a portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

Each Fund calculates its net asset value based on the current market value of its portfolio holdings. The Funds normally obtain market values for their securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Funds normally use the amortized cost method to value short-term obligations that will mature in 60 days or less.

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Funds’ portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value a Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

Each Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If a Fund concludes that a market quotation is not readily available for the Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that each Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Funds also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that a Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, a Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Funds may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Funds do not calculate their net asset value. As a result, a Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Funds’ portfolio holdings may also consist of shares of other investment companies in which the Funds invest. The value of each such investment company will be its net asset value at the time a Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

UBS Global Asset Management

Exchanges of shares

Shares of each Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. Each Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that a Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. Each Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of a Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Funds’ shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of either Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests for UBS Emerging Markets Equity Relationship Fund are paid at net asset value less a transaction charge equal to 0.75% of the net asset value of the redeemed shares. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. Each Fund normally sends redemption proceeds on the

UBS Global Asset Management

next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If a Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of a Fund’s long-term Investors and a Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause a Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force a Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase a Fund’s transaction costs, administrative costs or taxes. These factors may hurt a Fund’s performance and its Investors.

In addition, the nature of a Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Funds’ fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Funds will reject purchase orders and exchanges into the Funds by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Funds or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Funds and their Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Funds. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Funds pending a definitive determination.

UBS Global Asset Management

While the Funds will seek to take actions that will detect market timing, the Funds’ efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Funds’ shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Global Equity Relationship Fund

Part A

January 29, 2008

UBS Global Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

MSCI World Index. This benchmark is a broad-based index that represents the US and developed non-US equity markets in terms of capitalization and performance. The MSCI World Index is designed to provide a representative total return for major stock exchanges located inside and outside the United States. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will principally invest in equity securities of US and non-US issuers.

Where the Fund invests

The Fund maintains an international portfolio by investing in issuers that are economically tied to a number countries throughout the world, including the United States. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities. The Fund may invest in equity securities of issuers in any capitalization range based on market conditions and in accordance with its investment objective. The Fund intends to invest in securities of issuers from at least three countries and approximately 50% of its assets will be invested in US securities. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) as part of its investment strategy or to help manage portfolio risks.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities.

Principal strategies

UBS Global Asset Management (Americas) Inc. is the Fund’s investment advisor (the “Advisor”). In the global universe, the Advisor uses a disciplined price to intrinsic value approach based on fundamental research that seeks to take advantage of pricing anomalies in markets. The Advisor, on behalf of the Fund, intends to diversify broadly among countries, but reserves the right to invest a substantial portion of the Fund’s assets in one or more countries based on bottom-up stock selection and if economic and business conditions warrant such investments.

To implement this style, the Advisor generally purchases for the Fund securities contained in the Fund’s benchmark index, the MSCI World Index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses fundamental analysis to identify securities that are underpriced relative to their fundamental value. For each security under analysis, an intrinsic value is estimated based upon detailed company, industry and country analysis, including visits to the company, its competitors and suppliers and other independent sources of information. The intrinsic value estimate is a function of the present value of the estimated future cash flows and is compared to the company’s current market price to ascertain whether a valuation anomaly exists. A stock with a price below the estimated intrinsic value would be considered a candidate for inclusion in the Fund’s portfolio. This comparison between price and intrinsic value allows comparisons across industries and countries.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The stock markets where the Fund’s investments are principally traded go down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risk of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price

A-3

UBS Global Asset Management

movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund also may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc. The Fund may invest in issuers of any size.

Management of currency exposure

The Fund’s allocation among different currencies will be identical to that of its benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described below, the Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

A-4

UBS Global Asset Management

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or currency. Examples of derivative contracts are futures contracts; options; foreign forward currency contracts or forward contracts; and caps, collars and floors.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For example, the Fund may invest in UBS U.S. Smaller Cap Equity Completion Relationship Fund to gain exposure to smaller U.S. equity securities and in UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund to gain exposure to smaller foreign securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not

A-5

UBS Global Asset Management

generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.15% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Nicholas Melhuish is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Melhuish has access to global analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Melhuish works closely with the analysts to decide how to structure the Fund. Information about Mr. Melhuish is provided below.

Nicholas Melhuish is a Managing Director and has been Head of Global Equities at UBS Global Asset Management since 2007. Previously, Mr. Melhuish was the lead portfolio manager and team head for the traditional global equity strategy at Nicholas Applegate Capital Management from 2003 through 2007. Mr. Melhuish has been a portfolio manager of the Fund since 2008.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-6

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income

A-7

UBS Global Asset Management

allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time

A-8

UBS Global Asset Management

of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g.,

A-9

UBS Global Asset Management

natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For

A-10

UBS Global Asset Management

federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called

A-11

UBS Global Asset Management

“arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

Part A

January 29, 2008

UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

The lowest 5% of the regional segments of the MSCI World ex-USA Index. This benchmark is a broad-based index that represents the developed non-US equity markets in terms of capitalization and performance. The MSCI World ex-USA Index is designed to provide a representative total return for the major stock exchanges located outside the United States. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Asset class exposure

The Fund is designed as an investment vehicle for use by other series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that are invested in the Advisor’s global equity investment strategies to provide exposure to mid and small capitalization non-US issuers. The Fund is not intended for use as standalone exposure to mid and small capitalization non-US equity asset classes.

Principal investments

The Fund will principally invest in equity securities of issuers economically tied to a number of foreign countries throughout the world. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in smaller cap equity securities. The Fund considers smaller cap equity securities to be the securities of mid and small capitalization companies that have market capitalizations below $6 billion. The Fund generally invests in companies that comprise the lowest 5% of the regional segments of the MSCI World ex-USA Index with respect to market capitalization. The Fund intends to invest in securities of issuers from 22 countries. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) as part of its investment strategy or to help manage portfolio risks.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in smaller cap equity securities.

Principal strategies

In the global universe, the Advisor uses a disciplined intrinsic or fundamental value approach that seeks to take advantage of pricing anomalies in markets. The Advisor, on behalf of the Fund, intends to diversify broadly among countries, but reserves the right to invest a substantial portion of the Fund’s assets in one or more countries if economic and business conditions warrant such investments.

To implement this style, the Advisor generally purchases for the Fund securities that comprise the lowest 5% of the regional segments of the MSCI World ex-USA Index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. For each security under analysis, a fundamental value is estimated based upon detailed country, industry and

A-2

UBS Global Asset Management

company analysis, including visits to the company, its competitors and suppliers and other independent sources of information. The fundamental value estimate is a function of the present value of the estimated future cash flows. The resulting fundamental value estimate is then compared to the company’s current market price to ascertain whether a valuation anomaly exists. A stock with a price below the estimated fundamental value would be considered a candidate for inclusion in the Fund’s portfolio. This comparison between price and fundamental value allows comparisons across industries and countries.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The stock markets where the Fund’s investments are principally traded go down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risk of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•	Unfavorable foreign government actions, political instability, or the absence of accurate information about foreign issuers.

•	The possibility that certain foreign investments may be less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual

A-3

UBS Global Asset Management

obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund also may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc. The Fund generally purchases mid and small capitalization companies for its portfolio but may continue to hold securities of companies whose market capitalization increases after purchase.

Currency exposure

The Fund’s allocation among different currencies will be identical to that of its benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or currency. Examples of derivative contracts are futures contracts; options; foreign forward currency contracts or forward contracts; interest rate, currency, and equity swaps; and caps, collars, floors, and swaptions.

A-4

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.16% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

A-5

UBS Global Asset Management

Portfolio management

Kaushik Patel is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Patel has access to global analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Patel works closely with the analysts to decide how to structure the Fund. Information about Mr. Patel is provided below.

Kaushik Patel is an Associate Director and has been an investment professional at UBS Global Asset Management since 2006. Mr. Patel has been a portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

A-6

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

A-7

UBS Global Asset Management

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular

A-8

UBS Global Asset Management

trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

A-9

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

A-10

UBS Global Asset Management

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

A-11

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS International Equity Relationship Fund

Part A

January 29, 2008

UBS International Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. __________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

MSCI World Free ex-USA Index. This benchmark is a broad, capitalization-weighted measure of foreign stocks. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will principally invest in equity securities of issuers outside of the United States.

Where the Fund invests

The Fund maintains an international portfolio by investing in issuers that are economically tied to a number of countries throughout the world, including both developed and emerging markets. As of December 31, 2006, the Fund was invested in securities of issuers from 21 countries. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities. The Fund may invest in equity securities of issuers in any capitalization range based on market conditions and in accordance with its investment objective.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities.

Principal strategies

UBS Global Asset Management (Americas) Inc. is the Fund’s investment advisor (the “Advisor”). The Advisor uses a disciplined price to intrinsic value approach based on fundamental research that seeks to take advantage of pricing anomalies in markets.

To implement this style, the Advisor generally purchases for the Fund securities contained in the Fund’s benchmark index, the MSCI World Free ex-USA Index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses fundamental analysis to identify securities that are underpriced relative to their fundamental value. For each security under analysis, an intrinsic value is estimated based upon detailed company, industry and country analysis, including visits to the company, its competitors and suppliers and other independent sources of information. The intrinsic value estimate is a function of the present value of the estimated future cash flows and is compared to the company’s current market price to ascertain whether a valuation anomaly exists. A stock with a price below the estimated intrinsic value would be considered a candidate for inclusion in the Fund’s portfolio. This comparison between price and intrinsic value allows comparisons across industries and countries.

The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to emerging market equity and small cap equity asset classes. The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

A-2

UBS Global Asset Management

The Fund invests its assets in investments that are economically tied to a number of countries throughout the world. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The stock markets where the Fund’s investments are principally traded go down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risk of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

A-3

UBS Global Asset Management

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund also may invest in equity participation notes on permissible equity securities, provided that the notes are unleveraged and the counterparties are limited to financial institutions rated at least A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investors Service, Inc. The Fund may invest in issuers of any size.

Management of currency exposure

The Fund’s allocation among different currencies will be identical to that of its benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values. As described below, the Fund may use derivatives to manage its currency exposure.

A-4

UBS Global Asset Management

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices or currency exchange rates, in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or currency. Examples of derivative contracts are futures contracts; options; foreign forward currency contracts or forward contracts; interest rate, currency, and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest its assets in emerging market investments by purchasing shares of UBS Emerging Markets Equity Relationship Fund.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive,

A-5

UBS Global Asset Management

Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.15% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Ilario Di Bon is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Di Bon has access to global analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Di Bon works closely with the analysts to decide how to structure the Fund. Information about Mr. Di Bon is provided below.

Ilario Di Bon is an Executive Director at UBS Global Asset Management and a member of the Global Equity Portfolio Management team. Mr. Di Bon has been an investment professional with UBS Global Asset Management since 2000 and portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-6

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

A-7

UBS Global Asset Management

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

A-8

UBS Global Asset Management

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The Fund will also calculate its net asset value as of 4:00 p.m. Eastern time on weekdays when the Fund is open for business. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

A-9

UBS Global Asset Management

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

A-10

UBS Global Asset Management

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

A-11

UBS Global Asset Management

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Large-Cap Select Equity Relationship Fund

Part A

January 29, 2008

UBS Large-Cap Select Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. __________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Standard & Poor’s 500 Stock Index (the “S&P 500 Index”). This benchmark is a broad-based, capitalization weighted index which includes 500 leading companies in leading industries of the US economy. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US large capitalization companies. The Fund defines large capitalization companies as those with a market capitalization of at least $3 billion. The Fund may also invest up to 20% of its net assets in companies with a minimum market capitalization of $1.5 billion at the time of purchase.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US large capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

Most of the Fund’s investments will be stocks contained in the Fund’s benchmark index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting individual companies for investment, a team of equity professionals and security analysts utilize both quantitative and fundamental research to determine the long-term valuation of an individual security. Additionally, company visits and other sources of information are utilized to determine a company’s ability to generate profit and to grow its business into the future. Some of the factors considered in the Advisor’s valuation are the following:

•	Low market valuations measured by the Advisor’s fundamental analysis and valuation models

•	Experienced and effective management

•	Effective research, product development and marketing

•	Global competitive advantages

•	Future strong cash flow

A-2

UBS Global Asset Management

•	Liquidity

•	Innovative and positive changes in management, products and strategy

•	Long-term focus

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Large capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

•

While mid capitalization companies may be less volatile than small capitalization companies, they may be less well established and capitalized and their securities may be less liquid than those of large capitalization companies.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

A-3

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; and caps, collars and floors.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-4

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan and Scott Hazen are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Information about Messrs. Leonard, Cole, Digenan and Hazen is provided below.

A-5

UBS Global Asset Management

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since 2001.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since 2001.

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since 2004.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-6

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

A-7

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-8

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

A-9

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

A-10

UBS Global Asset Management

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-11

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Small-Cap Equity Relationship Fund

Part A

January 29, 2008

UBS Small-Cap Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. ________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 2000 Index. This benchmark is an index composed of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US small capitalization companies.

Small capitalization companies are companies with market capitalizations of $2.5 billion or less at the time of purchase. The Advisor may modify this definition as market conditions require. In addition, if changes in market value cause a security to move above this level, the Fund is not required to dispose of the security.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US small capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, selects for the Fund those equity securities that appear to be undervalued based upon internal research and proprietary valuation systems. The Advisor’s research focuses on several levels of analysis, including understanding wealth shifts that occur within the equity market and researching individual companies.

The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental values. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In deciding whether to buy a company for the Fund, the Advisor:

•	Quantifies its expectations of a company’s ability to generate profit and to grow business into the future.

•	Calculates an expected rate of return from the investment in order to estimate intrinsic value.

•	Compares the estimated intrinsic value to observed market price and ranks the company against other stocks accordingly.

The Advisor looks for companies with the following characteristics:

•	Strong management teams

A-2

UBS Global Asset Management

•	Significant competitive strengths in growing markets

•	Strong financial positions

The Advisor attempts to identify target companies that exhibit:

•	Innovative management

•	Reasonable price-earnings multiples in relation to long-term earnings prospects

•	Strong balance sheets

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Small capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of unseasoned and small capitalization companies

The Fund invests primarily in relatively new or unseasoned companies when compared to companies included in the Standard & Poor’s 500 Stock Index. Securities of unseasoned companies present greater risks than securities of larger, more established companies. Unseasoned companies may have greater risks because they:

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Small companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party

A-3

UBS Global Asset Management

to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

A-4

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

A-5

UBS Global Asset Management

Portfolio management

Mr. Wilfred Talbot is the lead portfolio manager for the Fund. UBS Global Asset Management’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. He and his team of analysts work exclusively on small cap core and small cap value investing. Each small cap analyst is assigned a set of industries. The analyst is then responsible for stock selection in those industries. Mr. Talbot oversees the research, conducts research on industries assigned to him, and constructs the small cap portfolios. Mr. Talbot reviews the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Talbot is provided below.

Wilfred Talbot is a Managing Director and has been with UBS Global Asset Management since 1997. He is portfolio manager of the Fund since 1997.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

A-6

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

A-7

UBS Global Asset Management

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-8

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

A-9

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

A-10

UBS Global Asset Management

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). The Fund may be subject to arbitrage market timing because the Fund has significant holdings in smaller cap securities, which may have market prices that do not accurately reflect the latest indications of value of these securities at the time that the Fund calculates its net asset value due to, among other reasons, infrequent trading or illiquidity. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected

A-11

UBS Global Asset Management

such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Equity Alpha Relationship Fund

Part A

January 29, 2008

UBS U.S. Equity Alpha Relationship Fund (formerly, UBS U.S. Equity Long/Short Relationship Fund) (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (the “SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. ___________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Achieve long-term total returns, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 1000® Index. This benchmark is a broad-based, capitalization weighted index that measures the performance of the 1,000 largest companies in the Russell 3000® Index, and represents approximately 92% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund will not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US companies. The Fund will generally invest in equity securities of large and mid capitalization companies but is permitted to invest up to 15% of its assets in small capitalization companies. The Fund will maintain both long positions and short positions in equity securities and securities with equity-like characteristics. For purposes of the Fund’s investments, US companies include any company organized outside the of the United States but which: (a) is included in the Fund’s benchmark index; (b) has its headquarters or principal location of operations in the United States; (c) whose primary listing is on a securities exchange or market in the United States; or (d) derives a majority of its revenues in the Untied States.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. is the Fund’s investment advisor (the “Advisor”). The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

In constructing the Fund’s portfolio, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced and overpriced relative to their fundamental value. The Advisor buys securities “long” for the Fund’s portfolio that it believes are underpriced and will increase in value, and sells securities “short” that it believes are overpriced and will decline in value. The Fund anticipates that it will normally maintain long positions in equity securities and securities with equity-like characteristics equal to 120% to 140% of the value of its total assets, short positions in equity securities and securities with equity-like characteristics equal to 20% to 40% of the value of its total assets and cash positions equal to 0% to 10% of the value of its total assets. This active management process is intended to produce superior performance relative to the benchmark.

A-2

UBS Global Asset Management

In employing its investment strategies for the Fund, the Advisor attempts to outperform the Russell 1000 Index by 2.50% to 5.00% per year, gross of fees over a full market cycle. A typical market cycle is 4 to 7 years. The Advisor does not represent or guarantee that the Fund will meet this total return goal.

The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) as a substitute for direct investment or to allow the Fund to remain fully invested while maintaining liquidity.

The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments in order to provide exposure to the equity markets while maintaining liquidity. The Fund may also engage in short sales of ETFs and similarly structured pooled investment in order to reduce exposure to certain sectors of the equity markets.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect. While it is the intent of the Advisor to take long positions in securities that are undervalued and are expected to subsequently outperform the market and short positions in securities that are overvalued and are expected to underperform the market, in various market conditions, there is no assurance that the Advisor will be successful in its selection process.

Risks of equity investments

•	The US stock market goes down.

•	Mid or small capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

•

While mid capitalization companies may be less volatile than small capitalization companies, they may be less well established and capitalized and their securities may be less liquid than those of large capitalization companies.

Special risks of small and mid capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May be dependent on a small number of products or services

A-3

UBS Global Asset Management

•	May lack substantial capital reserves

•	Do not have proven track records

Short sales risk

There are certain unique risks associated with the use of short sales strategies. When selling a security short, the Advisor will sell a security it does not own at the then-current market price and then borrow the security to deliver to the buyer. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. This would occur if the securities lender required the Fund to deliver the securities the Fund had borrowed at the commencement of the short sale and the Fund was unable to either purchase the security at a favorable price or to borrow the security from another securities lender. If this occurs at a time when other short sellers of the sale security also want to close out their positions, a “short squeeze” can occur. A short squeeze occurs when demand is greater than supply for the security sold short. Moreover, because a Fund’s loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund’s loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security’s value cannot drop below zero. It is possible that the Fund’s securities held long will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

A-4

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of pooled investment funds and ETFs, real estate investment trusts, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Short sales

When the Fund takes a long position in a security, the Advisor purchases the security outright for the Fund’s portfolio. When the Fund takes a short position in a security, the Advisor sells a security that the Fund does not own at the current market price and delivers to the buyer a security that the Fund has borrowed. To complete or close out the short sale transaction, the Fund buys the same security in the market and returns it to the lender. The Fund makes money when the market price of the security goes down after the short sale. Conversely, if the price of the security goes up after the sale, the Fund will lose money because it will have to pay more to replace the borrowed security than it received.

Until the Fund replaces the borrowed security, the Fund is required to maintain during the period of the short sale the short sale proceeds that the broker holds (which may be invested in equity securities) and any additional assets the lending broker requires as collateral. The Fund is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked to market daily. The Fund is also required to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and equity swaps; and caps, collars, floors, and swaptions.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

A-5

UBS Global Asset Management

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

Other investment information

The Fund intends to conduct its activities, based on information available to the Fund, such that it will not make investments (either directly or through another entity that is treated as a partnership for US federal income tax purposes) that (i) generate income that is effectively connected with a US trade or business or (ii) constitute “United States real property interests.” However, there can be no assurances that the Fund will not generate income of the type described in the preceding sentence and the Fund in conducting its activities will not make any independent investigation of the facts or laws not otherwise known to it.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.40% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A-6

UBS Global Asset Management

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan, Scott Hazen and Scott Bondurant are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Mr. Bondurant oversees phases of development and management for the Fund. Information about Messrs. Leonard, Cole, Digenan, Hazen and Bondurant is provided below.

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since its inception.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since its inception.

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since its inception.

Scott Bondurant has been an Executive Director and a Long Short Equity Strategist at UBS Global Asset Management since 2005. Prior to joining the firm, Mr. Bondurant had been in institutional equities for over 15 years including his role as Executive Director at Morgan Stanley for nine years. Previously, he was Senior Vice President at Paine Webber and prior to that, Mr. Bondurant was Vice President and manager of the Atlanta office for Kidder Peabody. Mr. Bondurant has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

A-7

UBS Global Asset Management

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

A-8

UBS Global Asset Management

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common

A-9

UBS Global Asset Management

or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-10

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-11

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

A-12

UBS Global Asset Management

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Equity Alpha Value Relationship Fund

Part A

January 29, 2008

UBS U.S. Equity Alpha Value Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Achieve long-term total returns, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 1000® Value Index. This benchmark is a broad-based, market value weighted index that measures the performance of those Russell 1000® Index companies with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000® Index, which represents approximately 90% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund will not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US companies and other financial instruments that provide the Fund with exposure to equity securities of US companies. The Fund generally invests in equity securities of large and mid capitalization companies but is permitted to invest up to 15% of its assets in small capitalization companies. The Fund maintains both long positions and short positions in equity securities and securities with equity-like characteristics. In addition, the Fund invests in total return swaps to gain exposure to the US value equity market and, in particular, to those companies listed on the Russell 1000 Value Index. For purposes of the Fund’s investments, US companies include any company organized outside the of the United States but which: (a) is included in the Fund’s benchmark index; (b) has its headquarters or principal location of operations in the United States; (c) whose primary listing is on a securities exchange or market in the United States; or (d) derives a majority of its revenues in the Untied States.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US companies and other financial instruments that provide the Fund with exposure to equity securities of US companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. is the Fund’s investment advisor (the “Advisor”). The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

In constructing the Fund’s portfolio, the Advisor uses both quantitative and fundamental analysis to identify US equity securities that are underpriced and overpriced relative to their intrinsic value. The Advisor buys securities “long” for the Fund’s portfolio that it believes are underpriced and will increase in value, and sells securities “short” that it believes are overpriced and will decline in value. The Fund anticipates that it will normally maintain long positions in equity securities and securities with equity-like characteristics equal to 120% to 140% of the value of its total assets, short positions in equity securities and securities with equity-like characteristics equal to 20% to 40% of the value of its total assets and cash positions equal to 0% to 10% of the value of its total assets. This active management process is intended to produce superior performance relative to the benchmark.

A-2

UBS Global Asset Management

To employ its value strategy, the Fund seeks to increase its exposure to the US value equity market by engaging in total return swaps. In order to gain this exposure, the Fund generally enters into a set of swap contracts with a single counterparty. Within a set of swap contracts, one contract or group of contracts will provide that the Fund receive the price appreciation (or depreciation) of the Russell 1000 Value Index from the counterparty in exchange for periodic payments from the Fund based on a fixed or variable interest rate (such as a floating rate based on LIBOR). The other contract or group of contracts within the set will provide that the Fund receive periodic payments based on a fixed or variable interest rate from the counterparty in exchange for the price appreciation (or depreciation) of the Russell 1000 Index from the Fund. Under each set of contracts, the difference between the net amounts of the payments of the swaps in the set exposes the Fund to the total return of the Russell 1000 Value Index as measured against the Russell 1000 Index and, consequently, the US value equity market. The Fund plans to engage in total return swaps to the extent that the notional exposure of the swap agreements is approximately equal to the Fund’s net assets in order to create the Advisor’s desired correlation to the Russell 1000 Value Index. In addition, the Fund may, but is not required to, invest in equity swaps of single companies as a means by which to achieve operational efficiency and cost savings while maintaining the desired exposure to the underlying equity.

In employing its investment strategies for the Fund, the Advisor attempts to outperform the Russell 1000 Value Index by 2.50% to 5.00% per year, gross of fees, over a full market cycle. A typical market cycle is 4 to 7 years. The Advisor does not represent or guarantee that the Fund will meet this total return goal.

The Fund may, but is not required to, invest in other derivative instruments (“Derivatives”) as a substitute for direct investment or to allow the Fund to remain fully invested while maintaining liquidity.

The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments in order to provide exposure to the equity markets while maintaining liquidity. The Fund may also engage in short sales of ETFs and similarly structured pooled investment in order to reduce exposure to certain sectors of the equity markets.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect. While it is the intent of the Advisor to take long positions in securities that are undervalued and are expected to subsequently outperform the market and short positions in securities that are overvalued and are expected to underperform the market, in various market conditions, there is no assurance that the Advisor will be successful in its selection process.

A-3

UBS Global Asset Management

Risks of equity investments

•	The US stock market goes down.

•	Mid or small capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

•

While mid capitalization companies may be less volatile than small capitalization companies, they may be less well established and capitalized and their securities may be less liquid than those of large capitalization companies.

Special risks of small and mid capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Short sales risk

There are certain unique risks associated with the use of short sales strategies. When selling a security short, the Advisor will sell a security it does not own at the then-current market price and then borrow the security to deliver to the buyer. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. This would occur if the securities lender required the Fund to deliver the securities the Fund had borrowed at the commencement of the short sale and the Fund was unable to either purchase the security at a favorable price or to borrow the security from another securities lender. If this occurs at a time when other short sellers of the sale security also want to close out their positions, a “short squeeze” can occur. A short squeeze occurs when demand is greater than supply for the security sold short. Moreover, because a Fund’s loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund’s loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security’s value cannot drop below zero. It is possible that the Fund’s securities held long will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce

A-4

UBS Global Asset Management

the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of pooled investment funds and ETFs, real estate investment trusts, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Short sales

When the Fund takes a long position in a security, the Advisor purchases the security outright for the Fund’s portfolio. When the Fund takes a short position in a security, the Advisor sells a security that the Fund does not own at the current market price and delivers to the buyer a security that the Fund has borrowed. To complete or close out the short sale transaction, the Fund buys the same security in the market and returns it to the lender. The Fund makes money when the market price of the security goes down after the short sale. Conversely, if the price of the security goes up after the sale, the Fund will lose money because it will have to pay more to replace the borrowed security than it received.

Until the Fund replaces the borrowed security, the Fund is required to maintain during the period of the short sale the short sale proceeds that the broker holds (which may be invested in equity securities) and any additional assets the lending broker requires as collateral. The Fund is also required to designate, on its books or the books of its custodian, liquid assets (less any additional

A-5

UBS Global Asset Management

collateral held by the broker) to cover the short sale obligation, marked to market daily. The Fund is also required to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, total return and equity swaps; and caps, collars, floors, and swaptions.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

Other investment information

The Fund intends to conduct its activities, based on information available to the Fund, such that it will not make investments (either directly or through another entity that is treated as a partnership for US federal income tax purposes) that (i) generate income that is effectively connected with a US trade or business or (ii) constitute “United States real property interests.” However, there can be no assurances that the Fund will not generate income of the type described in the preceding sentence and the Fund in conducting its activities will not make any independent investigation of the facts or laws not otherwise known to it.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive,

A-6

UBS Global Asset Management

Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.40% of its average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement between the Trust and the Advisor on behalf of the Fund will available in a future annual or semiannual report to Investors for the period ended June 30.

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan, Scott Hazen and Scott Bondurant are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Mr. Bondurant oversees phases of development and management for the Fund. Information about Messrs. Leonard, Cole, Digenan, Hazen and Bondurant is provided below.

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since its inception.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since its inception.

A-7

UBS Global Asset Management

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since its inception.

Scott Bondurant has been an Executive Director and a Long Short Equity Strategist at UBS Global Asset Management since 2005. Prior to joining the firm, Mr. Bondurant had been in institutional equities for over 15 years including his role as Executive Director at Morgan Stanley for nine years. Previously, he was Senior Vice President at Paine Webber and prior to that, Mr. Bondurant was Vice President and manager of the Atlanta office for Kidder Peabody. Mr. Bondurant has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

A-8

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

A-9

UBS Global Asset Management

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-10

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

A-11

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

A-12

UBS Global Asset Management

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-13

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-14

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Intermediate Cap Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Intermediate Cap Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell MidCap Index. This benchmark is a broad capitalization weighted index that measures the performance of the 800 smallest companies in the Russell 1000® Index, which represents approximately 25% of the total market capitalization of the Russell 1000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US intermediate capitalization companies. The Fund may invest up to 20% of its net assets in equity securities of small or large capitalization companies.

Intermediate capitalization companies are those with a market capitalization of between $1.5 billion and $10 billion at the time of purchase. The Advisor may modify this definition as market conditions require. In addition, if changes in the market value cause a security to move outside these levels, the Fund is not required to dispose of the security.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US intermediate capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. is the Fund’s investment advisor (the “Advisor”). The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting individual companies for investment, a team of equity professionals and security analysts utilize both quantitative and fundamental research to determine the long-term valuation of an individual security. Additionally, company visits and other sources of information are utilized to determine a company’s ability to generate profit and to grow its business into the future. Some of the factors considered in the Advisor’s valuation are the following:

•	Low market valuations measured by the Advisor’s fundamental analysis and valuation models

•	Experienced and effective management

A-2

UBS Global Asset Management

•	Effective research, product development and marketing

•	Global competitive advantages

•	Future strong cash flow

•	Innovative and positive changes in management, products and strategy

•	Long-term focus

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Intermediate or small capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

•

While intermediate capitalization companies may be less volatile than small capitalization companies, they may be less well established and capitalized and their securities may be less liquid than those of large capitalization companies.

Special risks of small and intermediate capitalization companies

Securities of small capitalization companies, and to a lesser extent, intermediate capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset,

A-3

UBS Global Asset Management

index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; and caps, collars and floors.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

A-4

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0475% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

A-5

UBS Global Asset Management

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan and Scott Hazen are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Information about Messrs. Leonard, Cole, Digenan and Hazen is provided below.

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since its inception.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since its inception.

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-6

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

A-7

UBS Global Asset Management

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

A-8

UBS Global Asset Management

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

A-9

UBS Global Asset Management

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-10

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

A-11

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Large Cap Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Large Cap Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 1000® Index. This benchmark is a broad-based, capitalization weighted index that measures the performance of the 1,000 largest companies in the Russell 3000 Index, and represents approximately 92% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US large capitalization companies. The Fund defines large capitalization companies as those with a market capitalization of at least $3 billion. The Fund may invest up to 20% of its net assets in companies that have market capitalizations within the range of the Russell 1000 Index but below $3 billion in market capitalization. Equity securities include, among others, exchange traded and over-the-counter common stocks and preferred stock, shares of investment companies, fixed income securities convertible into equity securities and warrants and rights relating to equity securities. The Fund may also invest in depositary receipts representing interests in securities of foreign issuers. The Fund focuses on large capitalization companies but may also invest in mid and small capitalization companies.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US large capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

Most of the Fund’s investments will be in securities contained in the Fund’s benchmark index. However, the Fund’s portfolio may deviate from the mix of stocks in the index by overweighting some of these stocks while underweighting or excluding other index stocks. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which index stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting individual companies for investment, the Advisor looks for:

•	Low market valuations measured by the Advisor’s fundamental analysis and valuation models

A-2

UBS Global Asset Management

•	Experienced and effective management

•	Effective research, product development and marketing

•	Competitive advantages

•	Strong cash flow

•	Positive changes in management, products or strategy not yet recognized by the marketplace

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of small and mid-capitalization companies

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these securities may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May have recently commenced operations

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more

A-3

UBS Global Asset Management

volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). The Fund’s investments in ADRs, EDRs and GDRs are subject to the risk that such foreign investments may be more volatile that US investments. The Fund may invest in issuers at all capitalization levels.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund’s equity investment may include investment in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest a portion of its assets in shares of UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund and UBS U.S. Small Cap Equity Relationship Fund.

A-4

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan and Scott Hazen are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews

A-5

UBS Global Asset Management

the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Information about Messrs. Leonard, Cole, Digenan and Hazen is provided below.

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since 2001.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since 2001.

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since 2004.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a

A-6

UBS Global Asset Management

written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding

A-7

UBS Global Asset Management

tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be

A-8

UBS Global Asset Management

delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix

A-9

UBS Global Asset Management

or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series

A-10

UBS Global Asset Management

into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market

A-11

UBS Global Asset Management

timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Large Cap Growth Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Large Cap Growth Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Provide long-term capital appreciation

Performance benchmark

Russell 1000® Growth Index. This benchmark is a broad-based, capitalization weighted index that measures the performance of those Russell 1000® Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000® Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US large capitalization companies. Large capitalization companies are those companies with a capitalization over $3 billion at the time of purchase. The Fund invests primarily in equity securities, which may include exchange traded and over-the-counter common stocks and preferred stock, fixed income securities convertible into equity securities and warrants and rights relating to equity securities. Up to 20% of the Fund’s net assets may be invested in foreign securities. The Fund may (but is not required to) use forward foreign currency contracts, options, futures and other derivatives (“Derivatives”) as part of its investment strategy or to help manage portfolio risks.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US large capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. In selecting securities, the Advisor seeks to invest in companies that possess dominant market positions or franchises, a major technological edge, or a unique competitive advantage. To this end, the Advisor considers earnings revision trends, expected earnings growth rates, sales acceleration, price earnings multiples and positive stock price momentum, when selecting securities. The Advisor expects that these companies can sustain an above average return on invested capital at a higher level and over a longer period of time than is reflected in the current market prices. The Fund will generally hold the stocks of between 50 to 70 issuers in its portfolio.

The Fund will generally invest in large capitalization companies as described above. If movement in the market price causes a security to change from one capitalization range to another, however, the Fund is not required to dispose of the security.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

A-2

UBS Global Asset Management

Risks of equity investments

•	The US stock market goes down.

•	Large capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•	Unfavorable foreign government actions, political instability, or the absence of accurate information about foreign issuers.

•	The possibility that certain foreign investments may be less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-3

UBS Global Asset Management

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund’s equity investment may include investment in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

A-4

UBS Global Asset Management

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Lawrence G. Kemp is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Kemp has access to certain members of the US Equities Growth investment management team, each of whom has some responsibility for research and or security selection. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Kemp, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objective and strategies. Information about Mr. Kemp is provided below.

Lawrence G. Kemp is Head of the Large Cap Growth Equity portfolio construction team at UBS Global Asset Management. Mr. Kemp is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1992. Mr. Kemp has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public

A-5

UBS Global Asset Management

Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

A-6

UBS Global Asset Management

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may

A-7

UBS Global Asset Management

be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio

A-8

UBS Global Asset Management

securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic

A-9

UBS Global Asset Management

or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

A-10

UBS Global Asset Management

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-11

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Large Cap Select Growth Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Large Cap Growth Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. ___________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Provide long-term capital appreciation.

Performance benchmark

Russell 1000® Growth Index. This benchmark is a broad-based, capitalization weighted index that measures the performance of those Russell 1000® Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000® Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US large capitalization companies. Large capitalization companies are those companies with a capitalization over $3 billion at the time of purchase. The Fund invests primarily in equity securities, which may include exchange traded and over-the-counter common stocks and preferred stock, fixed income securities convertible into equity securities and warrants and rights relating to equity securities. Up to 20% of the Fund’s net assets may be invested in foreign securities. The Fund may (but is not required to) use forward foreign currency contracts, options, futures and other derivatives (“Derivatives”) as part of its investment strategy or to help manage portfolio risks.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US large capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. In selecting securities, the Advisor seeks to invest in companies that possess dominant market positions or franchises, a major technological edge, or a unique competitive advantage. To this end, the Advisor considers earnings revision trends, expected earnings growth rates, sales acceleration, price earnings multiples and positive stock price momentum, when selecting securities. The Advisor expects that these companies can sustain an above average return on invested capital at a higher level and over a longer period of time than is reflected in the current market prices. The Fund will generally hold the stocks of between 50 to 70 issuers in its portfolio.

The Fund will generally invest in large capitalization companies as described above. If movement in the market price causes a security to change from one capitalization range to another, however, the Fund is not required to dispose of the security.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

A-2

UBS Global Asset Management

Risks of equity investments

•	The US stock market goes down.

•	Large capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•	Unfavorable foreign government actions, political instability, or the absence of accurate information about foreign issuers.

•	The possibility that certain foreign investments may be less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-3

UBS Global Asset Management

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund’s equity investment may include investment in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

A-4

UBS Global Asset Management

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Lawrence G. Kemp is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Kemp has access to certain members of the US Equities Growth investment management team, each of whom has some responsibility for research and or security selection. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Kemp, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objective and strategies. Information about Mr. Kemp is provided below.

Lawrence G. Kemp is Head of the Large Cap Growth Equity portfolio construction team at UBS Global Asset Management. Mr. Kemp is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1992. Mr. Kemp has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s

A-5

UBS Global Asset Management

Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

A-6

UBS Global Asset Management

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

A-7

UBS Global Asset Management

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring;

A-8

UBS Global Asset Management

securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-9

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

A-10

UBS Global Asset Management

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-11

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Large-Cap Value Equity

Relationship Fund

Part A

January 29, 2008

UBS U.S. Large-Cap Value Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No. ________

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 1000® Value Index. This benchmark is a broad-based, capitalization weighted index which measures the performance of those Russell 1000® Index companies with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000® Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US large capitalization companies. The Fund defines large capitalization companies as those with a market capitalization of at least $3 billion. The Fund may invest up to 20% of its net assets in companies that have market capitalizations within the range of the Russell 1000 Value Index but below $3 billion in market capitalization. The Fund focuses its investments in large capitalization companies but may also invest in equity securities of mid-capitalization and small capitalization companies.

The Fund generally invests in value-oriented securities. Value-oriented securities tend to exhibit lower price-to-book and price earnings ratios, higher dividend yields and lower forecasted growth values than securities in a growth universe.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US large capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

Most of the Fund’s investments will be stocks in the Fund’s benchmark index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting individual companies for investment, a team of equity professionals and security analysts utilize both quantitative and fundamental research to determine the long-term valuation of an individual security. Additionally, company visits and other sources of information are

A-2

UBS Global Asset Management

utilized to determine a company’s ability to generate profit and to grow its business into the future. Some of the factors considered in the Advisor’s valuation are the following:

•	Low market valuations measured by the Advisor’s fundamental analysis and valuation models

•	Experienced and effective management

•	Effective research, product development and marketing

•	Global competitive advantages

•	Future strong cash flow

•	Liquidity

•	Innovative and positive changes in management, products and strategy

•	Long-term focus

The Advisor also employs a disciplined review process to identify and remove from the Fund’s portfolio any investments if the Advisor determines the company’s stock has reached full or excessive valuation levels.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Value stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of small and mid-capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because

A-3

UBS Global Asset Management

of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, and equity swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

A-4

UBS Global Asset Management

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

A-5

UBS Global Asset Management

Portfolio management

John Leonard, Thomas M. Cole, Thomas Digenan and Scott Hazen are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that is used in making the security selections for the Fund’s portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund. Information about Messrs. Leonard, Cole, Digenan and Hazen is provided below.

John Leonard is Head of Core/Value Equities and Co-Head of Equities at UBS Global Asset Management. Mr. Leonard is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1991 and a portfolio manager of the Fund since its inception.

Thomas M. Cole is Head of Research - North American Equities and a Managing Director at UBS Global Asset Management. Mr. Cole has been an investment professional with UBS Global Asset Management since 1985 and a portfolio manager of the Fund since 2001.

Thomas Digenan has been a North American Equity Strategist at UBS Global Asset Management since 2001 and is a Managing Director of UBS Global Asset Management. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Mr. Digenan has been a portfolio manager of the Fund since 2001.

Scott Hazen has been a North American Equity Strategist at UBS Global Asset Management since 2004 and is an Executive Director of UBS Global Asset Management. From 1992 until 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global Asset Management. Mr. Hazen has been a portfolio manager of the Fund since 2004.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-6

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

A-7

UBS Global Asset Management

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

A-8

UBS Global Asset Management

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

A-9

UBS Global Asset Management

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-10

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

A-11

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Smaller Cap Equity Completion Relationship Fund

Part A

January 29, 2008

UBS U.S. Smaller Cap Equity Completion Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

The lowest 5% of the US segment of the MSCI World Index. This benchmark is a broad-based index that represents the US and developed non-US equity markets in terms of capitalization and performance. The MSCI World Index is designed to provide a representative total return for the major stock exchanges located inside and outside the United States. The Fund is compared to the lowest 5% of the US segment of this Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Asset class exposure

The Fund is designed as an investment vehicle for use by other series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that are invested in the Advisor’s global equity investment strategies to provide exposure to mid and small capitalization US issuers. The Fund is not intended for use as standalone exposure to mid and small capitalization US equity asset classes.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in US smaller cap equity securities. The Fund considers US smaller cap equity securities to be the securities of mid and small capitalization US companies that have market capitalizations below $6 billion. The Fund generally invests in companies that comprise the lowest 5% of the US segment of the MSCI World Index with respect to market capitalization. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) as part of its investment strategy or to help manage portfolio risks.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in US smaller cap equity securities.

Principal strategies

The Advisor uses a disciplined intrinsic or fundamental value approach that seeks to take advantage of pricing anomalies in markets.

To implement this style, the Advisor generally purchases for the Fund securities that comprise the lowest 5% of the US segment of the MSCI World Index and will attempt to enhance the Fund’s long-term return and risk relative to this portion of the MSCI World Index. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. For each security under analysis, a fundamental value is estimated based upon detailed industry and company analysis, including visits to the company, its competitors and suppliers and other independent sources of information. The fundamental value estimate is a function of the present value of the estimated future cash flows. The resulting fundamental value estimate is then compared to the company’s current market price to ascertain whether a valuation anomaly exists. A stock with a price below the estimated fundamental value would be considered a candidate for inclusion in the Fund’s portfolio.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Small and/or mid capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risk of small and mid-capitalization issuers

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-3

UBS Global Asset Management

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. The Fund generally purchases mid and small capitalization companies for its portfolio but may continue to hold securities of companies whose market capitalization increases after purchase.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; foreign forward currency contracts or forward contracts; interest rate and equity swaps; and caps, collars, floors, and swaptions.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset

A-4

UBS Global Asset Management

Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Kaushik Patel is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Patel has access to analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Patel works closely with the analysts to decide how to structure the Fund. Information about Mr. Patel is provided below.

Kaushik Patel is an Associate Director and has been an investment professional at UBS Global Asset Management since 2006. Mr. Patel has been a portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the

A-5

UBS Global Asset Management

non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of

A-6

UBS Global Asset Management

income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be

A-7

UBS Global Asset Management

delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix

A-8

UBS Global Asset Management

or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series

A-9

UBS Global Asset Management

into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). The Fund may be subject to arbitrage market timing because the Fund has significant holdings in smaller cap securities, which may have market prices that do not accurately reflect the latest indications of value of these securities at the time that the Fund calculates its net asset value due to, among other reasons, infrequent trading or illiquidity. There

A-10

UBS Global Asset Management

is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-11

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Small-Mid Cap Core Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Small-Mid Cap Core Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this Part A as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 2500™ Index. This benchmark is an index composed of the 2,500 smallest companies in the Russell 3000® Index, which represents approximately 16% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US small and mid capitalization companies.

Small capitalization companies are companies with market capitalizations of $2.5 billion or less at the time of purchase. Mid capitalization companies are companies with market capitalizations greater than $2.5 billion but less than $10 billion at the time of purchase. The Advisor may modify this definition as market conditions require. In addition, if changes in market value cause a security to move above this level, the Fund is not required to dispose of the security.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US small and mid capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, selects for the Fund those equity securities that appear to be undervalued based upon internal research and proprietary valuation systems. The Advisor’s research focuses on several levels of analysis, including understanding wealth shifts that occur within the equity market and researching individual companies.

The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which stocks to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental values. The Fund’s investments in equity securities may include the securities of relatively new or unseasoned companies that are in their early stages of development. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In deciding whether to buy a company for the Fund, the Advisor:

•	Quantifies its expectations of a company’s ability to generate profit and to grow business into the future.

•	Calculates an expected rate of return from the investment in order to estimate intrinsic value.

•	Compares the estimated intrinsic value to observed market price and ranks the company against other stocks accordingly.

A-2

UBS Global Asset Management

The Advisor looks for companies with the following characteristics:

•	Strong management teams

•	Significant competitive strengths in growing markets

•	Strong financial positions

The Advisor attempts to identify target companies that exhibit:

•	Innovative management

•	Reasonable price-earnings multiples in relation to long-term earnings prospects

•	Strong balance sheets

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Small and/or mid capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of small and mid capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can

A-3

UBS Global Asset Management

also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and equity swaps; and caps, collars, floors, and swaptions.

A-4

UBS Global Asset Management

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A-5

UBS Global Asset Management

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Mr. Wilfred Talbot is the lead portfolio manager for the Fund. UBS Global Asset Management’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. He and his team of analysts work exclusively on small cap core and small cap value investing. Each small cap analyst is assigned a set of industries. The analyst is then responsible for stock selection in those industries. Mr. Talbot oversees the research, conducts research on industries assigned to him, and constructs the small cap portfolios. Mr. Talbot reviews the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Talbot is provided below.

Wilfred Talbot is a Managing Director and has been with UBS Global Asset Management since 1997. He is portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-6

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

A-7

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-8

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

A-9

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

A-10

UBS Global Asset Management

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). The Fund may be subject to arbitrage market timing because the Fund has significant holdings in smaller cap securities, which may have market prices that do not accurately reflect the latest indications of value of these securities at the time that the Fund calculates its net asset value due to, among other reasons, infrequent trading or illiquidity. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected

A-11

UBS Global Asset Management

such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

Part A

January 29, 2008

UBS U.S. Small-Mid Cap Growth Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this Part A as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Russell 2500™ Growth Index. This benchmark measures the performance of those Russell 2500™ Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500 Index measures the 2,500 smallest companies in the Russell 3000® Index, which represents approximately 16% of the total market capitalization of the Russell 3000 Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US small and mid capitalization companies.

Small capitalization companies are companies with market capitalizations of $2.5 billion or less at the time of purchase. Mid capitalization companies are companies with market capitalizations greater than $2.5 billion but less than $10 billion at the time of purchase. The Fund generally intends to purchase small and mid-capitalization companies with market capitalizations of $4 billion or less at the time of purchase. The Advisor may modify these definitions as market conditions require. In addition, if changes in market value cause a security to move above this level, the Fund is not required to dispose of the security.

The Fund may also invest up to 20% of its net assets in foreign securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US small and mid capitalization companies.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, seeks to invest in companies that possess dominant market positions or franchises, a major technical edge, or a unique competitive advantage. To this end, the Advisor considers earnings revision trends, positive stock price momentum and sales acceleration when selecting securities. The Fund may invest in emerging growth companies, which are companies that the Advisor expects to experience above-average earnings or cash flow growth or meaningful changes in underlying asset values.

The Fund will generally invest in companies with market capitalizations of $4 billion or less at the time of purchase. However, the Fund may invest a portion of its assets in securities outside of this range. Further, if movement in the market price causes a security to change from one capitalization range to another, the Fund is not required to dispose of the security. However the Advisor typically will sell if the company reaches $10 billion in market cap.

The Fund may invest in cash or cash equivalent instruments, including shares of an affiliated investment company. When market conditions warrant, the Fund may make substantial temporary defensive investments in cash equivalents, which may affect the Fund’s ability to pursue its investment objective.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of equity investments

•	The US stock market goes down.

•	Small and/or mid capitalization stocks are temporarily out of favor.

•	An adverse event, such as negative press reports about a company in the Fund’s portfolio, depresses the value of the company’s stock.

Special risks of small and mid capitalization companies

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies. Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth. In a declining market, these stocks may be harder to sell, which may further depress their prices.

Special risks of unseasoned companies

The Fund may invest in relatively new or unseasoned companies that are in their early stages of development. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies may have greater risks because they:

•	May be dependent on a small number of products or services

•	May lack substantial capital reserves

•	Do not have proven track records

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•	Unfavorable foreign government actions, political instability, or the absence of accurate information about foreign issuers.

•	The possibility that certain foreign investments may be less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk

Derivative contracts (“Derivatives”) involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives

A-3

UBS Global Asset Management

can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing stock market prices in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, and equity swaps; and caps, collars, floors, and swaptions.

A-4

UBS Global Asset Management

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.12% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

A-5

UBS Global Asset Management

Portfolio management

Paul Graham and David Wabnik are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. The portfolio managers have access to members of the US Equities Growth investment management team, each of whom has some responsibility for research and security selection. The portfolio managers also may have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Information about Mr. Graham and Mr. Wabnik is provided below.

Paul Graham is the Head of US Growth Investors at UBS Global Asset Management. Mr. Graham has been an employee of UBS Global Asset Management since 1994, a Managing Director of UBS Global Asset Management since 2003, and portfolio manager of the Fund since inception.

David Wabnik is a Co-Head of Small and Small-Mid Cap Growth Equities and Senior Portfolio Manager at UBS Global Asset Management. Mr. Wabnik has been an employee of UBS Global Asset Management since 1995, an Executive Director of UBS Global Asset Management since 2001, and portfolio manager of the Fund since inception.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-6

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

A-7

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-8

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

A-9

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00

A-10

UBS Global Asset Management

p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). The Fund may be subject to arbitrage market timing because the Fund has significant holdings in smaller cap securities, which may have market prices that do not accurately reflect the latest indications of value of these securities at the time that the Fund calculates its net asset value due to, among other reasons, infrequent trading or illiquidity. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

A-11

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Absolute Return Bond Relationship Fund

Part A

January 29, 2008

UBS Absolute Return Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

The Fund seeks to achieve consistent absolute positive returns over time regardless of the market environment.

Performance benchmark

U.S. LIBOR 3-Month (“LIBOR”). LIBOR is a short-term interest rate that banks charge one another and that is generally representative of the most competitive and current cash rates available. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund invests in securities and other investments to gain exposure to global fixed income markets and generate positive returns under a variety of market cycles. The Fund invests in fixed income securities of issuers located within and outside the US. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in bonds and/or investments that provide exposure to bonds. For purposes of the Fund’s 80% policy, the Fund’s investment in bonds may include many types of fixed income securities as described in the section in this Part A entitled, “More about the Fund’s investments.” In addition to investments in issuers in developed markets, the Fund also may invest up to 20% of its net assets in debt securities of emerging market issuers, regardless of credit rating.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in bonds and/or investments that provide exposure to bonds.

Credit quality: The Fund generally will purchase investment grade fixed income securities. However, based on UBS Global Asset Management (Americas) Inc.’s (the “Advisor”) assessment of market conditions, the Fund also may invest up to 40% of its net assets in below investment grade, high yield securities. Below investment grade securities are fixed income securities rated below BBB- by Standard & Poor’s Ratings Group or Baa3 by Moody’s Investors Service, Inc.

Duration: The Advisor expects that the duration of the Fund’s portfolio will vary between approximately +3 years and –3 years depending on the level and expected future direction of interest rates.

Principal strategies

In employing its investment strategies for the Fund, the Advisor attempts to generate positive returns over time regardless of market conditions by managing the risks and market exposures of the Fund’s portfolio. The Advisor actively manages portfolio duration along with credit quality, sector and individual security selection, including country and currency exposure. Duration measures a fixed income security’s price sensitivity to interest rates by indicating the approximate change in a fixed income security’s price if interest rates move up or down in 1% increments. For example, when the level of interest rates increases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a positive duration of three years generally will decrease by approximately 3% and the price of a

A-2

UBS Global Asset Management

fixed income security or a portfolio of fixed income securities having a negative duration of three years generally will increase by approximately 3%. Conversely, when the level of interest rates decreases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a positive duration of three years generally will increase by approximately 3% and the price of a fixed income security or a portfolio of fixed income securities having a negative duration of three years generally will decrease by approximately 3%. Price is a meaningful component of total return, but not the only component. Coupon or income is the other component, which is not materially impacted by changes in interest rate.

The Fund intends to use financial futures, forward agreements, options, swaps and other derivative contracts (“Derivatives”) to manage the risks and market exposures of its portfolio. The Fund may establish short positions in fixed income securities through the use of Derivatives to achieve a negative portfolio duration in an effort to take advantage of periods of rising interest rates and provide the potential for appreciation.

In employing its investment strategies for the Fund, the Advisor attempts to achieve a total rate of return for the Fund, gross of fees, that meets or exceeds the return on LIBOR by 1.50% to 2.00% per year over full (credit and interest rate) fixed income market cycles. A typical fixed income market cycle is one to three years. The Advisor does not represent or guarantee that the Fund will meet this total return goal.

The Advisor’s investment style is focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define long term investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. In analyzing these price/value differences the Advisor also takes into account cyclical market drivers which may influence near term dynamics of market prices.

To implement this style, the Advisor purchases securities for the Fund by using active asset allocation strategies across global fixed income markets and active security selection within each market. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that it believes are underpriced relative to their fundamental value.

When determining fundamental value, the Advisor considers broadly based market data and indices that represent asset classes or markets and economic variables such as real interest rates, inflation and monetary policy. The valuation of asset classes reflects an integrated, fundamental analysis of global markets.

The Fund actively manages its currency exposure and attempts to generate positive returns and manage risk through sophisticated currency management techniques, including hedging strategies. These decisions are integrated with analysis of global market and economic conditions.

The Fund may invest in all types of fixed income securities of US and foreign issuers. The Advisor emphasizes those fixed income market sectors, and selects for the Fund those securities, that appear to be most undervalued relative to their yields and potential risks. A stringent, research-based approach to issuer selection helps the Advisor to identify the credit quality and relative attractiveness of individual issuers. The Advisor selects individual securities for investment by using duration, yield curve and sector analysis. In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•	Duration

A-3

UBS Global Asset Management

•	Yield

•	Potential for capital appreciation

•	Current credit quality as well as possible credit upgrades or downgrades

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The risk that the investment strategies, techniques and risk analyses employed by the Advisor, while designed to enhance potential returns, may not produce the desired results. The Advisor may be incorrect in its assessment of the value of securities or assessment of market or interest rate trends, which can result in losses to the Fund. Also, in some cases derivatives or other investments may be unavailable or the Advisor may choose not to use them under market conditions when their use, in hindsight, may be determined to have been beneficial to the Fund.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. When the Fund has a negative portfolio duration, a decline in interest rates may negatively impact the Fund’s value. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income obligation in the Fund’s portfolio may not make principal or interest payments when they are due. In addition, an issuer of a fixed income security may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Even high quality bonds are subject to some credit risk. However, lower-rated bonds are more likely to be subject to an issuer’s default than higher-rated bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, requiring the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may fluctuate or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

A-4

UBS Global Asset Management

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described above are more severe for securities of issuers in emerging market countries than for other foreign investments.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-5

UBS Global Asset Management

More about the Fund’s investments

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate and floating rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	obligations of the US government, its agencies and instrumentalities

•	obligations of supranational entities, foreign governments and their subdivisions, agencies and instrumentalities

•	corporate debt securities, including convertible securities and corporate commercial paper

•	government agency and privately issued commercial and mortgage-backed securities

•	collateralized mortgage, loan and bond obligations

•	asset-backed securities

•	inflation indexed securities

•	equipment trusts

•	repurchase agreements

Credit quality

The Fund invests primarily in investment grade securities. Securities are investment grade if, at the time of purchase:

•	they are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization;

•	they have received a comparable short-term or other rating; or

•	they are unrated securities that the Advisor believes are of comparable quality.

The Fund may also invest up to 40% of its net assets in below investment grade securities. The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets. Below investment grade securities are fixed income securities rated below BBB- by Standard & Poor’s Ratings Group or Baa3 by Moody’s Investors Service, Inc.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

•	To achieve a negative portfolio duration in an effort to take advantage of periods of rising interest rates and provide the potential for appreciation.

A-6

UBS Global Asset Management

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment

A-7

UBS Global Asset Management

advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-8

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

A-9

UBS Global Asset Management

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the

A-10

UBS Global Asset Management

meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-11

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-12

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire.

A-13

UBS Global Asset Management

Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-14

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-15

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Absolute Return Investment Grade Bond Relationship Fund

Part A

January 29, 2008

UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund) (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

The Fund seeks to achieve consistent absolute positive returns over time regardless of the market environment.

Performance benchmark

U.S. LIBOR 3-Month (“LIBOR”). LIBOR is a short-term interest rate that banks charge one another and that is generally representative of the most competitive and current cash rates available. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund invests primarily in investment grade securities and other investments to gain exposure to global fixed income markets and generate positive returns under a variety of market cycles. The Fund invests in fixed income securities of issuers located within and outside the US provided the issuer and country of domicile are rated investment grade at the time of purchase. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in investment grade bonds and/or investments that provide exposure to investment grade bonds. For purposes of the Fund’s 80% policy, the Fund’s investment in bonds may include many types of fixed income securities as described in the section in this Part A entitled, “More about the Fund’s investments.”

In addition to investments in issuers in developed markets, the Fund also may invest in debt securities of emerging market issuers that are rated investment grade at the time of purchase. Any securities denominated in currencies other than the US dollar will be fully hedged back to the US dollar.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in investment grade bonds and/or investments that provide exposure to investment grade bonds.

Credit quality: The Fund will purchase investment grade fixed income securities globally. The Fund will invest in global fixed income securities rated, at the time of purchase, BBB- and higher by Standard & Poor’s Ratings Group or Fitch Ratings, or Baa3 and higher by Moody’s Investors Service, Inc., or, if unrated, deemed to be of similar quality by the Fund’s investment advisor, UBS Global Asset Management (Americas) Inc. (the “Advisor”).

Duration: The Advisor expects that the duration of the Fund’s portfolio will vary between approximately +3 years and –3 years depending on the level and expected future direction of interest rates.

Principal strategies

In employing its investment strategies for the Fund, the Advisor attempts to generate positive returns over time regardless of market conditions by managing the risks and market exposures of the Fund’s portfolio. The Advisor actively manages portfolio duration along with credit quality, sector and individual security selection. Duration measures a fixed income security’s price sensitivity to interest rates by indicating the approximate change in a fixed income security’s price

A-2

UBS Global Asset Management

if interest rates move up or down in 1% increments. For example, when the level of interest rates increases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a positive duration of three years generally will decrease by approximately 3% and the price of a fixed income security or a portfolio of fixed income securities having a negative duration of three years generally will increase by approximately 3%. Conversely, when the level of interest rates decreases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a positive duration of three years generally will increase by approximately 3% and the price of a fixed income security or a portfolio of fixed income securities having a negative duration of three years generally will decrease by approximately 3%. Price is a meaningful component of total return, but not the only component. Coupon or income is the other component, which is not materially impacted by changes in interest rate.

The Fund intends to use financial futures, forward agreements, options, swaps and other derivative contracts (“Derivatives”) to manage the risks and market exposures of its portfolio. The Fund may establish short positions in fixed income securities through the use of Derivatives to achieve a negative portfolio duration in an effort to take advantage of periods of rising interest rates and provide the potential for appreciation.

In employing its investment strategies for the Fund, the Advisor attempts to achieve a total rate of return for the Fund, gross of fees, that meets or exceeds the return on LIBOR by 0.75% to 0.85% per year over full (credit and interest rate) fixed income market cycles. A typical fixed income market cycle is one to three years. The Advisor does not represent or guarantee that the Fund will meet this total return goal.

The Advisor’s investment style is focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define long term investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. In analyzing these price/value differences the Advisor also takes into account cyclical market drivers which may influence near term dynamics of market prices.

To implement this style, the Advisor purchases securities for the Fund by using active asset allocation strategies across global fixed income markets and active security selection within each market. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that it believes are underpriced relative to their fundamental value.

When determining fundamental value, the Advisor considers broadly based market data and indices that represent asset classes or markets and economic variables such as real interest rates, inflation and monetary policy. The valuation of asset classes reflects an integrated, fundamental analysis of global markets.

The Fund may invest in all types of fixed income securities of US and foreign issuers within the credit guidelines described previously. The Advisor emphasizes those fixed income market sectors, and selects for the Fund those securities, that appear to be most undervalued relative to their yields and potential risks. A stringent, research-based approach to issuer selection helps the Advisor to identify the credit quality and relative attractiveness of individual issuers. The Advisor selects individual securities for investment by using duration, yield curve and sector analysis. In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•	Duration

A-3

UBS Global Asset Management

•	Yield

•	Potential for capital appreciation

•	Current credit quality as well as possible credit upgrades or downgrades

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The risk that the investment strategies, techniques and risk analyses employed by the Advisor, while designed to enhance potential returns, may not produce the desired results. The Advisor may be incorrect in its assessment of the value of securities or assessment of market or interest rate trends, which can result in losses to the Fund. Also, in some cases derivatives or other investments may be unavailable or the Advisor may choose not to use them under market conditions when their use, in hindsight, may be determined to have been beneficial to the Fund.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. When the Fund has a negative portfolio duration, a decline in interest rates may negatively impact the Fund’s value. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than higher-rated bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, requiring the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may fluctuate or be very volatile because of:

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

A-4

UBS Global Asset Management

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described above are more severe for securities of issuers in emerging market countries than for other foreign investments.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-5

UBS Global Asset Management

More about the Fund’s investments

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate and floating rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	obligations of the US government, its agencies and instrumentalities

•	obligations of supranational entities, foreign governments and their subdivisions, agencies and instrumentalities

•	corporate debt securities, including convertible securities and corporate commercial paper

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	inflation indexed securities

•	equipment trusts

•	repurchase agreements

Credit quality

The Fund invests in investment grade securities. Securities are investment grade if, at the time of purchase:

•	they are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization;

•	they have received a comparable short-term or other rating; or

•	they are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating. The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions. The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 5% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge any currency exposure back to US dollars.

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

•	To achieve a negative portfolio duration in an effort to take advantage of periods of rising interest rates and provide the potential for appreciation.

A-6

UBS Global Asset Management

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also

A-7

UBS Global Asset Management

engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a

A-8

UBS Global Asset Management

written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding

A-9

UBS Global Asset Management

tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100. As of April 28, 2006, the Fund’s name changed from UBS Absolute Return Bond Relationship Fund to UBS Absolute Return Investment Grade Bond Relationship Fund.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common

A-10

UBS Global Asset Management

or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-11

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-12

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire.

A-13

UBS Global Asset Management

Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-14

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-15

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Corporate Bond Relationship Fund

Part A

January 29, 2008

UBS Corporate Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Seeks maximum total return, consisting of current income and capital appreciation.

Performance benchmark

Lehman Brothers Credit Index. The benchmark is an unmanaged index of investment grade fixed-rate debt issues. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in corporate bonds. The Fund’s investments in corporate bonds may include investment grade, US dollar denominated debt obligations of US and non-US corporations.

The Fund may invest up to 20% of its net assets in investment grade, US dollar denominated obligations issued by the US government or any of its agencies or instrumentalities; investment grade, US dollar denominated obligations issued by supranational entities, foreign governments or foreign government related entities (including participations in loans between governments and financial institutions); asset-backed securities; or mortgage-backed securities. Depending on its assessment of market conditions, UBS Global Asset Management (Americas) Inc., the Fund’s investment advisor (the “Advisor”), may choose to allocate the Fund’s assets in any combination among these types of investments (subject to the 20% limitation noted above) or may choose not to invest in these types of investments.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in corporate bonds.

Credit quality: The Fund invests in investment grade fixed income securities.

Maturity/duration: The Fund may invest in fixed income securities with an initial maturity of over one year. There is no limit on the maximum maturity or duration of the fixed income securities in which the Fund may invest.

Principal strategies

The Advisor’s investment style is focused on investment fundamentals. The Advisor believes that investment fundamentals determine and define investment value. Market prices tend to be more volatile than fundamental value, and the Advisor seeks to identify and exploit these periodic differences.

The Advisor considers many factors, in addition to maturity and current yield, in the evaluation of fixed income securities, including: duration management, yield curve analysis, sector selection, security selection and asset allocation. The Advisor employs a top-down strategy, including duration targets and sector allocations incorporating macroeconomic input. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Risks of US government agency obligations

Government agency obligations have different levels of credit support, and therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk.

Foreign country risk

The risk that prices of the Fund’s investments in foreign securities may go down because of unfavorable foreign government actions, political instability or the absence of accurate information about foreign issuers. Also, foreign securities are sometimes less liquid and harder to sell and to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some

A-3

UBS Global Asset Management

strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

The fixed income securities in which the Fund invests will include credit obligations issued by US and non-US corporations but may also include obligations issued by the US government, its agencies or instrumentalities, US dollar denominated obligations issued by supranational entities, foreign governments or foreign government related entities (including participations in loans between governments and financial institutions), asset-backed securities, or mortgage-backed securities. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	Corporate debt securities, including convertible securities and corporate commercial paper;

•	Bills, notes, and bonds;

•	Inflation index bonds issued by corporations;

•	Structured notes, including hybrid or “indexed securities,” catastrophe bonds, and loan participations;

•	Delayed funding loans and revolving credit facilities;

•	Bank certificates of deposit, fixed time deposits and bankers’ acceptances;

•	Repurchase agreements and reverse repurchase agreements;

A-4

UBS Global Asset Management

•	Debt securities issued by states or local governments and their agencies, authorities and other instrumentalities;

•	Obligations of supranational entities, foreign governments and their subdivisions, agencies and instrumentalities;

•	Mortgage-related and other asset-backed securities;

•	Eurodollar securities; and

•	When-issued securities.

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating. The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions. The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 10% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

A-5

UBS Global Asset Management

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

A-6

UBS Global Asset Management

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

A-7

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess

A-8

UBS Global Asset Management

inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a taxable gain on such transfer and pay tax

A-9

UBS Global Asset Management

thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar

A-10

UBS Global Asset Management

securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-11

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

A-12

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Enhanced Yield Relationship Fund

Part A

January 29, 2008

UBS Enhanced Yield Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Citigroup 1 Year Treasury Index. The Index measures total returns for the current one year on-the-run Treasuries that have been in existence for the entire month. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will normally invest at least 80% of its net assets (plus borrowings for investment purposes, if any) in fixed income securities. The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in fixed income securities.

Credit quality: The Fund will invest only in investment grade securities and may invest in securities rated as low as BBB- at time of purchase (or, if unrated, deemed to be of equivalent quality). The Fund will maintain an average portfolio quality of A or better.

Maturity/duration: The Fund will normally have a maximum weighted average maturity of 5 years. The duration of the Fund will generally range from ..5 to 2 times the duration of the Citigroup 1 Year Treasury Index. As of March 31, 2007, the duration of the Citigroup 1 Year Treasury Index was 0.99 years. Duration measures a fixed income security’s price sensitivity to interest rates by indicating the approximate change in a fixed income security’s price if interest rates move up or down in 1% increments. For example, when the level of interest rates increases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a duration of three years generally will decrease by approximately 3%. Conversely, when the level of interest rates decreases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a duration of three years generally will increase by approximately 3%. Price is a meaningful component of total return, but not the only component. Coupon or income is the other component, which is not materially impacted by changes in interest rate.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) uses an investment style that is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor seeks to enhance yield by identifying and exploiting periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

The Fund may invest in all types of fixed income securities of US issuers. The Advisor emphasizes those fixed income market sectors and selects for the Fund those securities that appear to be most undervalued relative to their yields and potential risks. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes. In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•	Available yields

A-2

UBS Global Asset Management

•	Potential for capital appreciation

•	Current credit quality as well as possible credit upgrades or downgrades

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

US interest rates may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of

A-3

UBS Global Asset Management

the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund will be US dollar denominated or have coupons payable in US dollars. The Fund may invest in all types of fixed income securities of US and non-US issuers. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, variable rate, floating rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	collateralized mortgage-backed securities

•	asset-backed securities

•	leveraged derivative securities

•	convertible securities

•	when-issued securities

•	repurchase agreements

•	Eurodollar securities

•	corporate securities

•	securities issued by supra-national organizations and sovereign governments

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization.

•	They have received an equivalent short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

A-4

UBS Global Asset Management

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, rate or index. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

Although the Fund will not ordinarily invest in equity securities, it is permitted to invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of the Fund’s assets in money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an

A-5

UBS Global Asset Management

indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0475% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Michael Markowitz is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Markowitz has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Markowitz, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Markowitz is provided below.

Michael Markowitz is the Head of US Short Duration Fixed Income and is a Managing Director at UBS Global Asset Management since 2004. Prior to this, Mr. Markowitz has been a Senior Portfolio Manager since May 1994 and portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s

A-6

UBS Global Asset Management

Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

A-7

UBS Global Asset Management

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

A-8

UBS Global Asset Management

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

A-9

UBS Global Asset Management

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

A-10

UBS Global Asset Management

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined

A-11

UBS Global Asset Management

net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Global (ex-US) Bond Relationship

Fund

Part A

January 29, 2008

UBS Global (ex-US) Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Citigroup Non-USD World Government Bond Index. The benchmark is a broad-based, market capitalization weighted index which tracks the performance of major government bond markets including Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, the Netherlands, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund maintains a global portfolio by investing in non-US dollar fixed income securities of issuers economically tied to a number of countries throughout the world, excluding the US. The Fund invests primarily in non-US dollar denominated fixed income securities issued by foreign governments and their agencies, foreign government related entities and supranational entities. Although the Fund will invest primarily in developed markets, it may invest a small portion of its assets in emerging markets on an opportunistic basis. The Fund’s investment in fixed income securities may also include corporate debt securities of non-US issuers, mortgage-backed and asset-backed securities of non-US issuers and inflation-linked securities. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in bonds.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in bonds.

The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

Credit quality. The Fund may invest in securities rated at least BBB- by Standard & Poor’s Ratings Group (“S&P”) or Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), at the time of purchase, or if unrated, be deemed to be of equivalent quality.

Maturity/duration. There is no limit on the minimum or maximum maturity or duration of the fixed income securities in which the Fund may invest.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) pursues the Fund’s investment objective by investing its assets in non-US dollar denominated fixed income securities that the Advisor believes are relatively undervalued based upon fundamental research and internally developed valuation systems. The Advisor’s primary investment decision is focused on market allocation based upon forecasts of local market and currency returns for each country. Optimal durations, maturity structure and individual bond selection are considered market by market. Duration strategy and maturity structure for the Fund are dependent upon the shape of each respective market’s yield curve and the deviation of current yields from the interest rates dictated by the economic fundamentals of each market, having also taken into account total portfolio considerations.

A-2

UBS Global Asset Management

The Fund will typically contain 30 to 80 issues spread across the major bond markets contained within the benchmark. The Fund intends to invest in securities of issuers from at least three countries. Strategy ranges for each market will be established and reviewed periodically in consideration of their relative capitalization weightings within the index.

The Advisor intends to measure the Fund’s performance against its benchmark. The Advisor’s active management process is intended to produce a positive deviation between actual portfolio performance and the returns from its benchmark index. As a result, the risk and return characteristics of the Fund may differ from the index.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about asset or currency allocations or the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, requiring the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

A-3

UBS Global Asset Management

•

Adverse governmental actions, such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

A-4

UBS Global Asset Management

More about the Fund’s investments

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, pay in kind and auction rate features. While the Fund invests primarily in fixed income securities of non-US government and governmental entities, its investments in fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	structured notes and leveraged derivative securities

•	non-US government and corporate inflation linked securities

•	convertible securities

•	zero coupon securities

•	pay in kind and when-issued securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions

•	repurchase agreements

•	money market securities

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating. The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions. The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 5% of the Fund’s total assets would be invested in these lower-rated securities.

Management of currency exposure

In order to manage risk arising from exposure to changing currency fluctuations, the Fund may enter into forward currency exchange contracts; buy or sell futures and options contracts relating to foreign currencies; and purchase securities indexed to foreign currencies. The Advisor may hedge the Fund’s portfolio securities from time to time by shifting investment exposure from one currency to another, or attempt to profit from anticipated declines in the value of a foreign currency relative to the US dollar. A discussion regarding the use of derivative contracts is provided below.

A-5

UBS Global Asset Management

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates, in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

A-6

UBS Global Asset Management

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.15% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

A-7

UBS Global Asset Management

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

A-8

UBS Global Asset Management

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

A-9

UBS Global Asset Management

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

A-10

UBS Global Asset Management

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

A-11

UBS Global Asset Management

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

A-12

UBS Global Asset Management

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market

A-13

UBS Global Asset Management

timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-14

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Global Aggregate Bond Relationship Fund

Part A

January 29, 2008

UBS Global Aggregate Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Lehman Brothers Global Aggregate Bond Index (in USD). The benchmark is a broad-based, market capitalization weighted index which measures the broad global markets for US and non-US corporate, government, governmental agency, supranational, mortgage-backed and asset-backed fixed income securities. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund maintains a global portfolio by investing in the fixed income securities of issuers that are economically tied to a number of countries throughout the world, including the United States. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in bonds. The Fund’s investments in bonds include fixed income securities issued by US and non-US governments, governmental agencies, corporations, and supranational entities, such as the World Bank. The Fund’s investment in fixed income securities may include mortgaged-backed and asset-backed securities. The Fund intends to invest in securities of issuers from at least three countries and approximately 15% to 60% of its assets will normally be invested in US securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in bonds.

Credit quality. The Fund will purchase investment grade fixed income securities.

Maturity/duration. There is no limit on the minimum or maximum maturity or duration of the fixed income securities in which the Fund may invest.

Principal strategies

UBS Global Asset Management (Americas) Inc.’s (the “Advisor”) investment style is focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define long term investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. In analyzing these price/value differences the Advisor also takes into account cyclical market drivers which may influence near term dynamics of market prices. The resulting investment signals are used to determine the relevant building blocks for portfolio construction.

To implement this style, the Advisor purchases securities for the Fund by using active asset allocation strategies across global fixed income markets and active security selection within each market. The Fund can hold securities that are not included in its benchmark index. Thus, the relative weightings of different types of securities in the Fund’s portfolio will not necessarily match those of the benchmark. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

A-2

UBS Global Asset Management

When determining fundamental value, the Advisor considers broadly based market data and indices that represent asset classes or markets and economic variables such as real interest rates, inflation and monetary policy. The valuation of asset classes reflects an integrated, fundamental analysis of global markets.

The Fund may invest in all types of fixed income securities of US and foreign issuers. The Advisor emphasizes those fixed income market sectors and selects for the Fund those securities that appear to be most undervalued relative to their yields and potential risks. A stringent, research based approach to issuer selection helps the Advisor to identify the credit quality and relative attractiveness of individual issuers. The Advisor selects individual securities for investment by using duration, yield curve and sector analysis. In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•	Duration.

•	Yield.

•	Potential for capital appreciation.

•	Current credit quality as well as possible credit upgrades or downgrades.

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities.

•	For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about asset or currency allocations or the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than higher-rated bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, requiring the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

A-3

UBS Global Asset Management

Foreign country risks

The values of the Fund’s foreign investments may fluctuate or be very volatile because of:

•	A decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•

Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

A-4

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay in kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	structured notes and leveraged derivative securities

•	inflation indexed securities

•	convertible securities

•	zero coupon securities

•	pay in kind and when-issued securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions

•	repurchase agreements

Credit quality

Securities are investment grade if, at the time of purchase:

•	they are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization;

•	they have received a comparable short-term or other rating; or

•	they are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity and credit default swaps; and caps, collars, floors, and swaptions.

A-5

UBS Global Asset Management

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0875% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A-6

UBS Global Asset Management

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public

A-7

UBS Global Asset Management

portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a

A-8

UBS Global Asset Management

period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

A-9

UBS Global Asset Management

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-10

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-11

UBS Global Asset Management

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

A-12

UBS Global Asset Management

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-13

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-14

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS High Yield Relationship Fund

Part A

January 29, 2008

UBS High Yield Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Merrill Lynch US High Yield Cash Pay Constrained Index. The benchmark is an index of publicly placed non-convertible, coupon-bearing US domestic debt with a term to maturity of at least one year. The index is market weighted, so that larger bond issuers have a greater effect on the index’s return. However, the representation of any single bond issue is restricted to a maximum of 2% of the total index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund invests in dollar denominated, high yield securities of US and foreign companies, banks and governments, including those in emerging markets. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in fixed income securities that provide higher yields and are lower rated. High yield, lower rated fixed income securities are those rated below investment grade. The Fund invests in cash payment, zero coupon and pay-in-kind fixed income securities, and may also invest in convertibles, preferred stock and common stock equivalents and bank loans. In addition, pursuant to an exemptive order received by the Fund, the Fund may, but is not required to, invest up to 20% of its net assets in shares of the UBS Opportunistic Loan Relationship Fund series of the Trust (the “Loan Fund”) to gain exposure to the global loan market. Under normal circumstances, the Loan Fund invests at least 80% of its net assets in loans or other financial instruments that provide exposure to loans. The Loan Fund invests primarily in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in high yield, lower-rated fixed income securities.

Credit quality. The Fund invests in below investment grade, high yield securities including corporate fixed income securities that are commonly known as “junk bonds.”

Maturity. Individual securities may be of any maturity.

The Fund may invest in all types of fixed income securities of issuers from all countries, including emerging markets. These securities include fixed income securities issued by corporations, governments, governmental entities, entities organized to restructure outstanding emerging market debt and supranational entities such as the World Bank or the European Economic Community. These also include participations in loans between governments and financial institutions and Brady Bonds. In addition, the Fund’s investment in shares of the Loan Fund provides the Fund with exposure to senior secured, senior unsecured, subordinated and junior loan assignments and participations, as well as to other instruments that provide exposure to loans.

A-2

UBS Global Asset Management

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor’s investment style is based on the premise that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.

The Advisor combines both a top-down and bottom-up analysis. The Advisor may invest in securities of any quality, including unrated securities. The Advisor believes that diversifying the Fund’s portfolio by security type, industry, quality and maturity as opposed to investing in any one sector will better enable the Fund to control risk. The Advisor will consider investments across a wide spectrum of industries.

The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark. This active management process is intended to produce superior performance relative to the benchmark. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for fixed income securities that provide both a high level of current income and the potential for capital appreciation due to a perceived improvement in the creditworthiness of the issuer. The Advisor also compiles and considers the following data to assess the issuer’s future cash flows:

•	Management strength

•	Market position

•	Competitive environment

•	Financial flexibility

•	Ability to deleverage

•	Historical operating results

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

•	The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect.

•	The Advisor’s judgments about the allocation of the Fund’s portfolio across industries, maturities or credit categories may prove to be incorrect.

Risks of high yield/higher risk securities

•	The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

A-3

UBS Global Asset Management

•	Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•	Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•	Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•	Below investment grade securities may become illiquid and hard to value in down markets.

Risks of fixed income investments

•

Interest rates in countries in whose currencies the Fund’s investments are denominated may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

When interest rates are declining, the issuer of a security may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

As a result of rising interest rates, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of unfavorable foreign government actions, political, economic or market instability or the absence of accurate information about foreign companies.

Also, a decline in the value of foreign currencies relative to the US dollar will reduce the value of securities denominated in those currencies. Foreign securities are sometimes less liquid and harder to value than securities of US issuers. These risks are more severe for securities of issuers in emerging market countries.

Risks of investments in loans

The following risks are the risks related to the Loan Fund’s primary investments. The possible fluctuations in the Loan Fund’s value as described below would directly affect the value of the Fund to the extent that the Fund is invested in the Loan Fund.

•

An increase in demand for loans may adversely affect the rate of interest payable on loans acquired by the Loan Fund, thus reducing returns of the Loan Fund. Extreme increases in prevailing interest rates may cause an increase in loan defaults which may cause a decline in the Loan Fund’s value. A decrease in interest rates could adversely affect the income earned by the Loan Fund from its loans. Moreover, because floating rates on loans only reset periodically, changes in prevailing interest rates may cause a fluctuation in the Loan Fund’s value for the floating rate securities in which the Loan Fund invests.

A-4

UBS Global Asset Management

•

In the event that a borrower in a loan defaults, the collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law or may be difficult to liquidate. In addition, the Loan Fund’s access to the collateral may be limited or delayed by bankruptcy and other insolvency laws. Unsecured loans are not supported by collateral, which results in a greater risk of loss.

•

The Advisor has chosen to remain on the public side of all loan transactions, meaning it refuses access to non-public information. The Advisor effectively manages loans based only on available public material to allow greater use of common credit research across loans and the publicly traded bonds and equities of the borrowers. However, this lack of access to non-public information means that the Advisor does not receive information that would otherwise be useful in reviewing the credit quality and underlying financial condition of the borrower. In certain instances, however, the Advisor may seek access to non-public information with respect to a particular loan currently held by the Loan Fund if the loan has defaulted or is in danger of default or if the Fund is a material holder of the loan during a significant change in the terms of the loan. In these situations the Advisor may be restricted from trading the loan or other debt and equity securities of the borrower while it is in possession of such material, non-public information, even if such loan or other security is declining in value.

•

With respect to the Loan Fund’s investment in participations in loans, the Loan Fund has rights that are more limited than the rights of lenders or of persons who acquire a loan by assignment. In addition, the Loan Fund assumes the credit risk of the lender selling the participation, as well as the credit risk of the borrower. In the event of the insolvency of the lender selling the participation, the Loan Fund may be treated as a general creditor of the lender and may not have a senior claim to the lender’s interest in the loan.

•

Certain investments in loans or other securities in the Loan Fund may be considered illiquid. Loans are generally not traded on a national securities exchange, but are traded on active secondary markets. Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause the Loan Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted. No active trading market may exist for some loans and certain loans may be subject to restrictions on resale. In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of the Loan Fund to realize full value and thus cause a decline in the Loan Fund’s net asset value.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in

A-5

UBS Global Asset Management

larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund are US dollar denominated and may have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	convertible securities

•	preferred stock and trust certificates

•	repurchase agreements

•	bank loans (generally in the form of loan participations and assignments)

Credit quality

Securities are below investment grade if, at the time of purchase:

•	They are rated below the top four long-term rating categories of a nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

A-6

UBS Global Asset Management

Foreign securities

The Fund may invest in a broad range of securities of foreign issuers, including emerging market issuers. An emerging market is any country defined as an emerging or developing economy by the World Bank, International Finance Corporation or United Nations.

Equity securities

The Fund’s investments in equity securities will occur primarily as a result of the purchase of unit offerings of fixed income securities which include equity components. The Fund may invest in equity securities of US and non-US issuers including common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights and warrants.

Investment in the Loan Fund

The Fund may invest up to 20% of its net assets in the Loan Fund to gain exposure to the global loan market. The Loan Fund may invest in loan assignments, loan participations and other investments that provide exposure to loans, which may be US dollar or non-US dollar denominated and may have all types of interest rate payment and reset terms, including floating, variable and fixed rate. These investments may be of any credit quality, but generally are of below investment grade quality.

With respect to the Loan Fund’s investment in loans, the Loan Fund will primarily invest in secured senior loans, but also may invest in unsecured senior loans. The Loan Fund generally acquires senior loans from and sells senior loans to financial institutions that act as lenders. Senior loans typically hold the most senior position in the capital structure of a business entity, and therefore have priority over the claims of most or all other creditors on the borrower’s cash flow in the event of default. Senior secured loans are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower. Senior unsecured loans are not supported by collateral and, in such cases, the Loan Fund would not have a claim on any specific asset or stock of the borrower, which results in a greater risk of loss. The Loan Fund may also invest in junior loans which are subject to the same general risks inherent to any loan investment, including credit, market and liquidity risks. Due to their lower place in a borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.

Loan assignments and participations. The Loan Fund purchases loans primarily through assignments, but may also purchase participation interests in loans. The agent and the original lenders of a loan typically have the right to sell interests (“participations”) in their share of the loan to other participants or to assign all or a portion of their interests (“assignments”) in the loan to other parties. When the Loan Fund purchases an assignment, the Loan Fund typically has a direct contractual relationship with the borrower and may enforce compliance by the borrower with the terms of the loan agreement. In such assignments, the Loan Fund effectively takes the role of the original lender. When the Loan Fund acquires a participation, the Loan Fund typically has a contractual relationship only with the lender, not with the borrower, and, therefore, the Loan Fund generally has no right to enforce compliance by the borrower with the terms of the loan agreement.

A-7

UBS Global Asset Management

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

In addition to the Fund’s permissible investments in the Loan Fund, as described above, the Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

A-8

UBS Global Asset Management

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor manages the investment and reinvestment of the assets of the Fund. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.14% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Thomas Haag is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Haag has access to investment analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Haag works closely with the analysts to decide how to structure the Fund. Information about Mr. Haag is provided below.

Thomas Haag is an Executive Director and has been a Senior Portfolio Manager at UBS Global Asset Management since 2007. Prior to that, Mr. Haag was a portfolio manager of fixed income at Seneca Capital Management from 2002 to 2007. Mr. Haag has been portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-9

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income

A-10

UBS Global Asset Management

allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

A-11

UBS Global Asset Management

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or

A-12

UBS Global Asset Management

instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.

A-13

UBS Global Asset Management

The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

A-14

UBS Global Asset Management

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-15

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Global Asset Management

UBS Relationship Funds

UBS Opportunistic Emerging Markets Debt Relationship Fund

Part A

January 29, 2008

UBS Opportunistic Emerging Markets Debt Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Asset class exposure

The Fund is designed as an investment vehicle for use by other Series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that use the Advisor’s other investment strategies to provide opportunistic exposure to the emerging markets debt asset class. The Fund is not a long-term investment option.

When the Advisor determines that an allocation to the emerging market debt asset class is appropriate, the Advisor will invest client assets in the Fund. If the Advisor’s investment outlook changes, the Advisor may reallocate client assets to another asset class, and will redeem all or a portion of client assets invested in the Fund.

Performance benchmark

Emerging Markets Debt Benchmark Index. The benchmark is an unmanaged index compiled by the Advisor, consisting of 70% JP Morgan Emerging Markets Bond Index Global (“EMBI-Global”) and 30% JP Morgan Government Bond Index-Emerging Markets (“GBI-EM”). The EMBI-Global tracks total returns for US dollar denominated debt instruments issued by emerging markets sovereign and quasi-sovereign entities. The GBI-EM is a global local emerging markets index, and consists of regularly traded, liquid fixed-rate, domestic currency government bonds to which institutional investors can gain exposure. The compilation of this benchmark allows the Fund to compare its performance against a strategy of investing in both local markets in local currency and US dollar denominated securities. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund does not seek to replicate or manage portfolio exposures relative to the benchmark nor will it have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in debt securities that are tied economically to emerging market countries.

Securities tied economically to emerging market countries include, but are not limited to, debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets and instruments whose return is derived from any of the foregoing.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in debt securities that are tied economically to emerging markets countries.

Credit quality. The Fund may invest, without limit, in higher yield, below investment grade securities commonly known as “junk bonds.”

Maturity. Individual securities may be of any maturity.

A-2

UBS Global Asset Management

Where the Fund invests

The Fund invests in securities of issuers of at least three emerging market countries, as described below, which may be located in Asia, Europe, Latin America, Africa or the Middle East.

What is an emerging market?

A country defined as an emerging or developing economy by any of the World Bank, the International Finance Corporation or the United Nations or its authorities. The countries included in this definition will change over time.

What is an emerging market security?

A security issued by a government or other issuer that, in the opinion of the Advisor, has one or more of the following characteristics:

•	The security’s principal trading market is an emerging market.

•	At least 50% of the issuer’s revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•	At least 50% of the issuer’s physical assets are located in emerging market countries.

Principal strategies

The Advisor’s investment style is singularly focused on investment fundamentals. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for the Fund those securities that appear to be underpriced relative to their fundamental values. The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes. In addition, the Advisor considers the following data for its portfolio construction:

•	Country analysis based on macroeconomic and political factors

•	Current credit quality and possible credit upgrades or downgrades

•	Interest rate exposure

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	Local currency valuation

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

A-3

UBS Global Asset Management

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country and emerging market risks

•	The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of a decline in the value of foreign currencies relative to the US dollar.

•

Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms. Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•	Political and social instability, war and civil unrest.

•

Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the

A-4

UBS Global Asset Management

resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer. The Fund may invest in all types of fixed income securities of issuers from all countries, in addition to emerging markets. These include, but are not limited to:

•	Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

•	Participations in loans between emerging market governments and financial institutions.

•	Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•	Interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

•	Brady Bonds.

•	Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•

Fixed income securities issued by supranational entities such as the World Bank. (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

A-5

UBS Global Asset Management

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	structured notes and leveraged derivative securities

•	convertible securities

•	zero coupon securities

•	pay-in-kind and when-issued securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions

•	repurchase and reverse repurchase agreements

The Fund may invest substantially all of its assets in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality. Below investment grade securities are commonly known as “junk bonds”. The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking a temporary defensive position, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may liquidate its entire portfolio in the event of a change in the Advisor’s outlook regarding its asset allocation decision. In addition, the Fund may engage in active and frequent trading to pursue its principal investment strategies. These factors increase transaction costs, including brokerage commissions, and may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-6

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.50% of its average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Uwe Schillhorn is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Schillhorn has access to certain members of the Emerging Market Debt investment management team, each of whom is allocated specific responsibilities for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Schillhorn, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Schillhorn is provided below.

A-7

UBS Global Asset Management

Uwe Schillhorn is the Head of Emerging Markets Debt at UBS Global Asset Management. Mr. Schillhorn has been an Executive Director of UBS Global Asset Management since 1997. Mr. Schillhorn has been the portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

A-8

UBS Global Asset Management

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

A-9

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $1,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time

A-10

UBS Global Asset Management

of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g.,

A-11

UBS Global Asset Management

natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For

A-12

UBS Global Asset Management

federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called

A-13

UBS Global Asset Management

“arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-14

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Opportunistic High Yield Relationship Fund

Part A

January 29, 2008

UBS Opportunistic High Yield Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Merrill Lynch US High Yield Cash Pay Constrained Index. The benchmark is an index of publicly placed non-convertible, coupon-bearing US domestic debt with a term to maturity of at least one year. The index is market weighted, so that larger bond issuers have a greater effect on the index’s return. However, the representation of any single bond issue is restricted to a maximum of 2% of the total index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund does not seek to replicate or manage portfolio exposures relative to the benchmark nor will it have the same performance record as the benchmark.

Asset class exposure

The Fund is designed as an investment vehicle for use by other series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that use other investment strategies to provide opportunistic exposure to the high yield debt asset class. The Fund is not designed to be a long-term investment option.

When the Advisor determines that an allocation to the high yield debt asset class is appropriate, the Advisor will invest client assets in the Fund. If the Advisor’s investment outlook changes, the Advisor may reallocate client assets to another asset class, and will redeem all or a portion of client assets invested in the Fund.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in fixed income securities that provide higher yields and are lower rated. High yield, lower rated fixed income securities are those rated below investment grade. The Fund invests in cash payment, zero coupon and pay-in-kind fixed income securities, and may also invest in convertibles, preferred stock and common stock equivalents and in bank loans, among other securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in high yield, lower-rated fixed income securities.

Credit quality. The Fund invests primarily in below investment grade, high yield securities, including corporate fixed income securities that are commonly known as “junk bonds.” The Fund may purchase securities rated no lower than B- by Standard & Poor’s Ratings Group, B3 by Moody’s Investors Service, Inc., or equivalent unrated securities. The Fund will look to sell any securities held in the portfolio with ratings at or below CCC.

Maturity. Individual securities may be of any maturity.

The Fund may invest in all types of fixed income securities of issuers from all countries. These securities include fixed income securities issued by corporations, governments, governmental entities and supranational entities such as the World Bank or the European Economic Community. These securities also include participations in loans between governments and financial institutions.

A-2

UBS Global Asset Management

Principal strategies

The Advisor’s investment style is based on the premise that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.

The Advisor combines both a top-down and bottom-up analysis. The Advisor believes that diversifying the Fund’s portfolio by security type, industry, quality and maturity, as opposed to investing in any one sector, will better enable the Fund to control risk. The Advisor will consider investments across a wide spectrum of industries. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for fixed income securities that provide both a high level of current income and the potential for capital appreciation due to a perceived improvement in the creditworthiness of the issuer. The Advisor also compiles and considers the following data to assess the issuer’s future cash flows:

•	Management strength

•	Market position

•	Competitive environment

•	Financial flexibility

•	Ability to deleverage

•	Historical operating results

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

•	The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect.

•	The Advisor’s judgments about the allocation of the Fund’s portfolio across industries, maturities or credit categories may prove to be incorrect.

Risks of high yield/higher risk securities

•	The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•	Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

A-3

UBS Global Asset Management

•	Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•	Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•	Below investment grade securities may become illiquid and hard to value in down markets.

Risks of fixed income investments

•

Interest rates in countries in whose currencies the Fund’s investments are denominated may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

When interest rates are declining, the issuer of a security may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

As a result of rising interest rates, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate and reduce the value of the security. This is known as extension risk.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of unfavorable foreign government actions, political, economic or market instability or the absence of accurate information about foreign companies.

Also, a decline in the value of foreign currencies relative to the US dollar will reduce the value of securities denominated in those currencies. Foreign securities are sometimes less liquid and harder to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of

A-4

UBS Global Asset Management

other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund may be US dollar and non-US dollar denominated, may have coupons payable in any currency, and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	convertible securities

•	preferred stock and trust certificates

•	repurchase agreements

•	bank loans (generally in the form of loan participations and assignments)

Credit quality

Securities are below investment grade if, at the time of purchase:

•	They are rated below the top four long-term rating categories of a nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates, in the market value of securities held by or to be bought for the Fund.

A-5

UBS Global Asset Management

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate, or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may liquidate its entire portfolio in the event of a change in the Advisor’s outlook regarding its asset allocation decision. In addition, the Fund may engage in active and frequent trading to pursue its principal investment strategies. These factors increase transaction costs, including brokerage commissions and may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

A-6

UBS Global Asset Management

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.14% of its average net assets. The Advisor may discontinue this assumption of expenses at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Thomas Haag is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Haag has access to investment analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued. Mr. Haag works closely with the analysts to decide how to structure the Fund. Information about Mr. Haag is provided below.

Thomas Haag is an Executive Director and has been a Senior Portfolio Manager at UBS Global Asset Management since 2007. Prior to that, Mr. Haag was a portfolio manager of fixed income at Seneca Capital Management from 2002 to 2007. Mr. Haag has been portfolio manager of the Fund since 2007.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio

A-7

UBS Global Asset Management

analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand,

A-8

UBS Global Asset Management

the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

A-9

UBS Global Asset Management

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $1,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring;

A-10

UBS Global Asset Management

securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

A-11

UBS Global Asset Management

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-12

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Global Asset Management

UBS Relationship Funds

UBS Opportunistic Loan Relationship Fund

Part A

January 29, 2008

UBS Opportunistic Loan Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of current income and capital appreciation, while controlling risk.

Performance benchmark

CSFB Leveraged Loan Index. This benchmark is an unmanaged market value-weighted index designed to mirror the investable universe of the US dollar denominated leveraged loan market. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund does not seek to replicate or manage portfolio exposures relative to the benchmark nor will it have the same performance record as the benchmark.

Asset class exposure

The Fund is designed as an investment vehicle for use by other series of the Trust and clients of UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that use the Advisor’s other investment strategies to provide opportunistic exposure to the global loan market. The Fund is not a long-term investment option.

When the Advisor determines that an allocation to the loan asset class is appropriate, the Advisor will invest client assets in the Fund. If the Advisor’s investment outlook changes, the Advisor may reallocate client assets to another asset class, and will redeem all or a portion of client assets invested in the Fund.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in loans or other financial instruments that provide exposure to loans. The Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations. The foreign loans in which the Fund invests may be US dollar-denominated or have payments in local currency. Loans purchased by the Fund typically represent a range of maturities, sectors and credit qualities, but generally are of below investment grade quality. For purposes of the Fund’s 80% policy, the Fund’s investment in loans may include many types of securities as described in the section in this Part A entitled “More about the Fund’s investments.”

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in loans or other financial instruments that provide exposure to loans.

Credit quality. The Fund generally purchases loans rated, at the time of purchase, BB- or above by Standard & Poor’s Ratings Group (“S&P”), Ba3 by Moody’s Investors Service, Inc. (“Moody’s”) or unrated loans that are deemed to be of equivalent quality by the Advisor. Loans and fixed income securities rated below BBB- by S&P or Baa3 by Moody’s are considered high yield, lower-rated investments.

Maturity. Individual loans may be of any maturity.

The Fund primarily invests in senior secured loans, but may also purchase senior unsecured, subordinated, and junior loans. In addition, the Fund generally seeks to achieve its investment objective by purchasing assignments of loans, but may invest in participations in loans as well. The Fund is also permitted to invest in senior debt securities in the form of notes or bonds.

A-2

UBS Global Asset Management

Principal strategies

In buying and selling investments in loans and other instruments for the Fund, the Advisor combines both a bottom-up approach to select the best investments for the Fund by using relative value and fundamental analysis and a top-down approach to assess the overall risk and return in the market based upon the exposure of the Fund’s portfolio to various industries and types of loans with varying credit qualities and maturities. The Advisor relies on fundamental analysis of each borrower and the Advisor’s dedicated credit analysts to evaluate each borrower’s ability to pay principal and interest in light of its current financial condition, its industry position, and economic and market conditions. Numerous factors are considered in purchasing or selling a loan or other instrument for the Fund including, but not limited to, the number and stringency of the financial covenants included in the loan agreement, a loan’s or instrument’s structural features, underlying collateral and current price compared to its long-term value as determined by the Advisor, and the earnings potential, assets, credit standing and management of the borrower. When making a decision to purchase or sell a loan or other instrument for the Fund’s portfolio, the Advisor considers the overall composition of the Fund’s portfolio according to loan type, industry, quality and maturity in order to better enable the Fund to control risk. The Advisor considers investments across a wide spectrum of industries when purchasing or selling securities for the Fund.

The Fund may, but is not required to, invest in derivative instruments (“Derivatives”) in conjunction with hedging strategies, or for investment purposes. In addition, the Fund may leverage by borrowing from banks to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), to manage liquidity needs. The Fund will adhere to the SEC’s asset coverage requirements for all such borrowings.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

•	The Advisor’s judgments about the fundamental values of loans and other financial instruments acquired by the Fund may prove to be incorrect.

•	The Advisor’s judgments about the allocation of the Fund’s portfolio across industries, maturities or credit categories may prove to be incorrect.

Risks of investments in loans and other fixed income securities

•	Because the Fund invests substantially in loans, market risk is more pronounced for the Fund than for funds that invest in a more diverse set of securities.

•

Interest rates in countries in whose currencies the Fund’s investments are denominated may vary. With respect to fixed rate loans, if interest rates rise, the prices of loans and fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a loan or fixed income security, the greater its sensitivity to changes in interest rates. In addition, an increase in demand for loans may adversely affect the rate of interest payable on loans acquired by the Fund, thus reducing Fund returns. Extreme increases in prevailing interest rates may cause an increase in loan defaults which may cause a decline in the Fund's value. A decrease in interest rates could adversely affect the income earned by the Fund from its loans. Moreover, because floating rates on loans only reset periodically, changes in prevailing interest rates may cause a fluctuation in the Fund's value for the floating rate securities in which the Fund invests. This is known as interest rate risk.

A-3

UBS Global Asset Management

•

A borrower in a loan or an issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated loans and other fixed income securities are more likely to be subject to a borrower or an issuer’s default than investment grade (higher-rated) loans and fixed income securities. This is known as credit risk.

•

The borrower in a loan or the issuer of a security may exercise its option to prepay principal earlier than scheduled, especially when interest rates are declining, forcing the proceeds to be reinvested at lower rates. This is known as call or prepayment risk.

•

As a result of rising interest rates, the average life of loans and other securities backed by debt obligations is extended because of slower than expected principal payments. This could lock in a below-market interest rate and reduce the value of the security. This is known as extension risk.

•

In the event that a borrower in a loan defaults, the collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law or may be difficult to liquidate. In addition, the Fund’s access to the collateral may be limited or delayed by bankruptcy and other insolvency laws. Unsecured loans are not supported by collateral, which results in a greater risk of loss.

•

The Advisor has chosen to remain on the public side of all loan transactions, meaning it refuses access to non-public information. The Advisor effectively manages loans based only on available public material to allow greater use of common credit research across loans and the publicly traded bonds and equities of the borrowers. However, this lack of access to non-public information means that the Advisor does not receive information that would otherwise be useful in reviewing the credit quality and underlying financial condition of the borrower. In certain instances, however, the Advisor may seek access to non-public information with respect to a particular loan currently held by the Fund if the loan has defaulted or is in danger of default or if the Fund is a material holder of the loan during a significant change in the terms of the loan. In these situations the Advisor may be restricted from trading the loan or other debt and equity securities of the borrower while it is in the possession of such material, non-public information, even if such loan or other security is declining in value.

•

With respect to the Fund’s investment in participations in loans, the Fund has rights that are more limited than the rights of lenders or of persons who acquire a loan by assignment. In addition, the Fund assumes the credit risk of the lender selling the participation, as well as the credit risk of the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not have a senior claim to the lender’s interest in the loan.

Risks of high yield/higher risk loans and other securities

•

The Fund’s investments in below investment grade loans and other securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•	Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•

Borrowers in below investment grade loans and issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•	Prices of below investment grade loans and securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

A-4

UBS Global Asset Management

•	Below investment grade loans and securities may become illiquid and hard to value in down markets.

Foreign country risks

The values of the Fund’s foreign investments may go down or be very volatile because of unfavorable foreign government actions, political, economic or market instability or the absence of accurate information about foreign companies. In addition, foreign governments may have less rigorous reporting and regulatory requirements and different legal systems and laws relating to creditor’s rights that may limit or prevent the Fund from enforcing legal judgments in the event of a borrower’s default or insolvency.

Also, a decline in the value of foreign currencies relative to the US dollar will reduce the value of securities denominated in those currencies. Foreign securities are sometimes less liquid and harder to value than securities of US issuers.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in loans, securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, swaps and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Limited liquidity risk

The risk that certain investments in loans or other securities in the Fund may be considered illiquid. Loans are generally not traded on a national securities exchange, but are traded on active secondary markets. Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted. No active trading market may exist for some loans and certain loans may be subject to restrictions on resale. In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of the Fund to realize full value and thus cause a decline in the Fund’s net asset value. The Fund may not invest more than 15% of net assets in illiquid securities.

A-5

UBS Global Asset Management

Conflict of interest risk

Affiliates of the Advisor may participate in the primary and secondary market for loans. Because of limitations imposed by applicable law, the presence of the Advisor’s affiliates in the loan market may restrict the Fund's ability to acquire some loans, affect the timing of such acquisition or affect the price at which a loan is acquired. The Advisor does not believe that this will materially affect the Fund's ability to achieve its investment objective.

Borrowing/leverage risk

The Fund may borrow money from banks to facilitate redemptions, which is a form of leverage. Participating in borrowing activities involves special risks that may not be associated with funds that do not engage in such activities. Since substantially all of the assets of the Fund fluctuate in value while the interest obligations remain fixed, an increase or decrease of the asset value per share of the Fund would be greater than would be the case if the Fund did not borrow money. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities in order to meet interest or principal payments, or to satisfy restrictions on borrowings, at a time when investment considerations would otherwise not favor such sales.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Loans and other financial instruments

The Fund primarily invests in loans and other financial instruments that provide exposure to the global loan market. Such investments may be US dollar or non-US dollar denominated and may have all types of interest rate payment and reset terms, including floating, variable and fixed rate.

These investments may be of any credit quality, but are generally below investment grade. These loans and financial instruments may include, but are not limited to:

•	loan assignments

•	participations in loans

•	Derivatives including swaps, swaptions, total return swaps, credit default swaps, loan only credit default swaps, credit linked notes, structured notes and other Derivatives

•	senior debt securities in the form of notes or bonds

A-6

UBS Global Asset Management

Senior loans. The Fund primarily invests in secured senior loans, but also may invest in unsecured senior loans. Senior loans are typically made by banks and other financial institutions to large corporate customers. The Fund generally acquires senior loans from and sells senior loans to financial institutions that act as lenders. Senior loans typically hold the most senior position in the capital structure of a business entity, and therefore have priority over the claims of most or all other creditors on the borrower’s cash flow in the event of default. Senior secured loans are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower. Senior unsecured loans are not supported by collateral and, in such cases, the Fund would not have a claim on any specific asset or stock of the borrower, which results in a greater risk of loss. The proceeds of senior loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends, and, to a lesser extent, to finance internal growth and for other corporate purposes. The amount of public information available with respect to senior loans may be less extensive than that available for registered or exchange listed securities. Because of the protective features of senior loans, the Advisor believes that senior loans tend to have more favorable loss recovery rates as compared to more junior loans and other high yield investments.

Junior loans. Junior loans are subject to the same general risks inherent to any loan investment, including credit, market and liquidity risks. Due to their lower place in a borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.

Loan assignments and participations. The Fund purchases loans primarily through assignments, but may also purchase participation interests in loans. The agent and the original lenders of a loan typically have the right to sell interests (“participations”) in their share of the loan to other participants or to assign all or a portion of their interests (“assignments”) in the loan to other parties. When the Fund purchases an assignment, the Fund typically has a direct contractual relationship with the borrower and may enforce compliance by the borrower with the terms of the loan agreement. In such assignments, the Fund effectively takes the role of the original lender. When the Fund acquires a participation, the Fund typically has a contractual relationship only with the lender, not with the borrower, and, therefore, the Fund generally has no right to enforce compliance by the borrower with the terms of the loan agreement.

Floating interest rate investments. The rate of interest payable on floating rate corporate loans or corporate debt securities is established as the sum of a base lending rate, such as the London Inter-Bank Offered Rate (LIBOR), plus a specified margin (typically between 2% to 4%). The Advisor believes that such spreads significantly reduce the impact of interest rate movements as compared to other debt securities. The interest rate on LIBOR-based loans and securities is reset periodically, typically at regular intervals ranging between 30 and 90 days. In the alternative, a portion of the Fund’s investments may consist of loans with interest rates that are fixed for the term of the loan. Investment with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund’s share price as a result of changes in interest rates.

Derivative contracts. The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling loans or other securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A-7

UBS Global Asset Management

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, total return and credit default swaps, including loan only credit default swaps; structured notes; credit linked notes; and caps, collars, floors and swaptions.

Availability of Information

The Advisor has chosen to remain on the public side of all loan transactions by refusing access to non-public information about a borrower that may otherwise be available to the portfolio manager or his team as a consequence of typical loan terms requiring borrowers to provide non-public information periodically to lenders. The Adviser refuses to access such non-public information as the receipt of such information would require the portfolio manager and his team to be “walled off” from other portfolio managers, traders and research staff, which would inhibit the Fund’s opportunity to leverage research and analysis from other portfolio management teams and may increase the costs of the Fund. However, by not receiving the non-public information about a borrower, the portfolio manager and credit analysts may not receive certain information to which the Fund would otherwise have been entitled that otherwise may have affected the Fund’s decision to invest in the loan.

Credit quality

Securities are below investment grade if, at the time of purchase:

•	They are rated below the top four long-term rating categories of a nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The borrowers in below investment grade loans and issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets. Below investment grade securities are fixed income securities rated below BBB- by S&P or Baa3 by Moody’s.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking a temporary defensive position, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may liquidate its entire portfolio in the event of a change in the Advisor’s outlook regarding its asset allocation decision. In addition, the Fund may engage in active and frequent trading to pursue its principal investment strategies. These factors increase transaction costs, including brokerage commissions, and may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-8

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.60% of its average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ annual approval of the investment advisory agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to shareholders of the Fund.

Portfolio management

Thomas Haag is the portfolio manager for the Fund. He is responsible for the day-to-day management of the Fund’s portfolio. Mr. Haag has access to investment analysts who are responsible for researching, credit analysis and providing a basis for determining which loans are attractive. Mr. Haag works closely with the analysts to decide how to structure the Fund. Information about Mr. Haag is provided below.

Thomas Haag is an Executive Director and has been a Senior Portfolio Manager at UBS Global Asset Management since 2007. Prior to that, Mr. Haag was a portfolio manager of fixed income at Seneca Capital Management from 2002 to 2007. Mr. Haag has been portfolio manager of the Fund since 2008.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

A-9

UBS Global Asset Management

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the

A-10

UBS Global Asset Management

Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor's income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of a investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding

A-11

UBS Global Asset Management

tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a US person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $1,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not

A-12

UBS Global Asset Management

accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized 'matrix' systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust's Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or

A-13

UBS Global Asset Management

instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-14

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund's transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called

A-15

UBS Global Asset Management

“arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices. One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-16

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Short Duration Relationship Fund

Part A

January 29, 2008

UBS Short Duration Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Merrill Lynch 1-3 Year Treasury Index. This benchmark is comprised of United States Treasury issues with maturities from one year to three years. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will normally invest at least 80% of its net assets (plus borrowings for investment purposes, if any) in fixed income securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in fixed income securities.

Credit quality. The Fund will invest in investment grade securities.

Duration. The Fund will maintain a duration of 3 years or less. Duration measures a fixed income security’s price sensitivity to interest rates by indicating the approximate change in a fixed income security’s price if interest rates move up or down in 1% increments. For example, when the level of interest rates increases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a duration of three years generally will decrease by approximately 3%. Conversely, when the level of interest rates decreases by 1%, the price of a fixed income security or a portfolio of fixed income securities having a duration of three years generally will increase by approximately 3%. Price is a meaningful component of total return, but not the only component. Coupon or income is the other component, which is not materially impacted by changes in interest rate.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, uses an investment style that is singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

The Fund may invest in all types of fixed income securities of US issuers. The Advisor emphasizes those fixed income market sectors and selects for the Fund those securities that appear to be most undervalued relative to their yields and potential risks. In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•	Available yields

•	Potential for capital appreciation

•	Current credit quality as well as possible credit upgrades or downgrades

A-2

UBS Global Asset Management

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•	For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

US interest rates may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

A-3

UBS Global Asset Management

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund will be US dollar denominated or have coupons payable in US dollars. The Fund may invest in all types of fixed income securities of US and non-US issuers. The Fund’s investments will represent a range of maturities and sectors. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, variable rate, floating rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	collateralized mortgage-backed securities

•	commercial mortgage-backed securities

•	asset-backed securities

•	leveraged derivative securities

•	convertible securities

•	when-issued securities

•	repurchase agreements

•	Eurodollar securities

•	corporate securities

•	securities issued by supranational organizations and sovereign governments

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

A-4

UBS Global Asset Management

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating. The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions. The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 5% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

Although the Fund will not ordinarily invest in equity securities, it is permitted to invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of the Fund’s assets in money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

A-5

UBS Global Asset Management

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.05% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Michael Markowitz is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Markowitz has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Markowitz, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Markowitz is provided below.

Michael Markowitz is the Head of US Short Duration Fixed Income and is a Managing Director at UBS Global Asset Management since 2004. Prior to this, Mr. Markowitz has been a Senior Portfolio Manager since May 1994 and portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

A-6

UBS Global Asset Management

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

A-7

UBS Global Asset Management

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

A-8

UBS Global Asset Management

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

A-9

UBS Global Asset Management

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

A-10

UBS Global Asset Management

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

A-11

UBS Global Asset Management

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

A-12

UBS Global Asset Management

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

UBS Global Asset Management

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS Short-Term Relationship Fund

Part A

January 29, 2008

UBS Short-Term Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

The Fund’s benchmark is the Citigroup 1 Month Treasury Bill Local Currency. The Index consists of the last one-month Treasury Bill issue, and measures monthly return equivalents of yield averages that are not marked-to-market. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund will normally invest at least 80% of its net assets (plus borrowings for investment purposes, if any) in short-term fixed income securities. The Fund may also invest in master notes, repurchase agreements and reverse repurchase agreements.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in short-term fixed income securities.

Credit quality. The Fund may invest in securities rated investment grade at the time of purchase (those rated investment grade in the short-term rating categories of a nationally recognized statistical rating organization, or unrated securities deemed to be of equivalent quality). Investments in long-term notes and bonds must be rated at least BBB- by Standard & Poor’s Ratings Group (“S&P”) or Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), at the time of purchase, or if unrated, be deemed to be of equivalent quality.

Maturity. The Fund will maintain a dollar weighted average maturity of 90 days or less.

The Fund may invest in all types of fixed income securities, including:

•	Fixed income securities issued by corporate issuers, banks and finance companies

•	Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions, including loan participations

•	Fixed income securities issued by government owned, controlled or sponsored entities, or supranational entities, such as the World Bank or the European Economic Community

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor. The Advisor actively manages the Fund by using a fundamental value-based process. This involves identifying fixed income securities that appear to be temporarily underpriced relative to their value and attractiveness. The Advisor also compares the relative yields and risk characteristics of various obligations. In selecting individual securities, the Advisor considers many factors, including maturity, current yield, interest rate sensitivity, credit quality, yield curve analysis and individual issue selection.

The Advisor attempts to enhance the long-term return and risk performance of the Fund by:

•	Actively managing portfolio maturity structure

A-2

UBS Global Asset Management

•	Emphasizing careful security selection, credit risk management and efficient execution of transactions

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

US interest rates may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Risks of US government agency obligations

Government agency obligations have different levels of credit support, and therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk.

Foreign country risk

The risk that prices of the Fund’s investments in foreign securities may go down because of unfavorable foreign government actions, political instability or the absence of accurate information about foreign issuers. Also, foreign securities are sometimes less liquid and harder to sell and to value than securities of US issuers.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

A-3

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund will be US dollar denominated or have coupons payable in US dollars. The Fund may invest in fixed income securities of US and non-US issuers. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, floating rate, zero coupon, and when-issued features. These fixed income securities may include, but are not limited to:

•	demand notes

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	collateralized mortgage-backed securities

•	asset-backed securities

•	bank instruments

•	master notes and funding agreements

•	convertible securities

•	repurchase agreements and reverse repurchase agreements

•	corporate securities, including commercial paper

•	when-issued securities

•	Eurodollar securities

•	securities issued by supranational entities and sovereign governments

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four short-term rating categories of a nationally recognized statistical rating organization.

•	They are long-term notes or bonds that are rated at least BBB- (by S&P) or Baa3 (by Moody’s).

•	They are unrated securities that the Advisor believes are of equivalent quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-4

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0875% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

Michael Markowitz is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Markowitz has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Markowitz, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Markowitz is provided below.

A-5

UBS Global Asset Management

Michael Markowitz is the Head of US Short Duration Fixed Income and is a Managing Director at UBS Global Asset Management since 2004. Prior to this, Mr. Markowitz has been a Senior Portfolio Manager since May 1994 and portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

A-6

UBS Global Asset Management

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

A-7

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein, but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market

A-8

UBS Global Asset Management

quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or

A-9

UBS Global Asset Management

foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had

A-10

UBS Global Asset Management

redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that

A-11

UBS Global Asset Management

engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Bond Relationship Fund

Part A

January 29, 2008

UBS U.S. Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Lehman Brothers U.S. Aggregate Index. The benchmark is an unmanaged index of investment grade fixed rate debt issues, including corporate, government, mortgage-backed and asset-backed securities with maturities of at least one year. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in US bonds, which are defined as fixed income securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in US bonds. The Fund’s investments in bonds may include fixed income securities of the US government, its agencies and instrumentalities, debt securities of US corporations, mortgage-backed securities and asset backed securities.

Credit quality. The Fund will invest in investment grade securities.

Maturity/duration. The Fund will invest in fixed income securities of any maturity, but generally invests in securities having an initial maturity of more than one year.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, uses an investment style focused on investment fundamentals. The Advisor believes that investment fundamentals determine and define investment value. Market prices tend to be more volatile than fundamental value, and the Advisor seeks to identify and exploit these periodic differences. In analyzing price/value differences, the Advisor also takes into account cyclical market drivers that may influence near term dynamics of market prices.

The Advisor considers many factors, in addition to maturity and current yield, in the evaluation of fixed income securities, including: duration; yield; potential for capital appreciation; current credit quality as well as possible credit upgrades or downgrades; narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities; and, for mortgage-related and asset-backed securities, anticipated changes in average prepayment rates. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

A-2

UBS Global Asset Management

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

A-3

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	real estate mortgage conduits

•	asset-backed securities

•	derivative securities

•	convertible securities

•	when-issued securities

•	Eurodollar securities

•	repurchase agreements

•	Exchange traded vehicles such as ETFs and iBOXX

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating. The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions. The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 5% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A-4

UBS Global Asset Management

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund is permitted to invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also

A-5

UBS Global Asset Management

engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a

A-6

UBS Global Asset Management

written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding

A-7

UBS Global Asset Management

tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

A-8

UBS Global Asset Management

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

A-9

UBS Global Asset Management

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

A-10

UBS Global Asset Management

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

A-11

UBS Global Asset Management

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-12

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Cash Management Prime Relationship Fund

Part A

January 29, 2008

UBS U.S. Cash Management Prime Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize current income consistent with liquidity and the preservation of capital. The Fund seeks to maintain a stable $1 share price. There can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share.

Performance benchmark

Citigroup 1-Month Treasury Bill Rate. This benchmark is an unmanaged index of one-month Treasury bills. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Rating

The Fund has been rated in the highest rating category by two nationally recognized statistical rating organizations.

Principal investments

The Fund may invest in high quality money market instruments, including commercial paper, certificates of deposit, bankers’ acceptances, mortgage-backed and asset-backed securities, repurchase agreements and other short-term fixed income securities. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in US money market securities. The Fund may also invest up to 20% of its net assets in US dollar denominated foreign money market instruments as described in more detail below.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in US money market securities.

Minimum credit quality

The Fund may purchase only those obligations that the Board of Trustees (the “Board”) of the Trust has determined present minimal credit risks and are “First Tier Securities” as defined in Rule 2a-7 under the Investment Company Act of 1940, as amended (“Investment Company Act”). First Tier Securities include US government securities and securities of other money market funds. Other First Tier Securities are either: (1) rated in the highest short-term rating category by at least two nationally recognized statistical rating organizations (“rating agencies”), (2) rated in the highest short-term rating category by a single rating agency if only that rating agency has assigned the obligation a short-term rating, (3) issued by an issuer that has received such a short-term rating with respect to a security that is comparable in priority and security, (4) subject to a guarantee rated in the highest short-term rating category or issued by a guarantor that has received the highest short-term rating for a comparable debt obligation or (5) unrated, but determined by UBS Global Asset Management (Americas) Inc. (the “Advisor”) to be of comparable quality.

Maximum maturity

The Fund invests in high quality money market instruments that have, or are deemed to have, remaining maturities of 13 months or less. Money market instruments are short-term debt-obligations and similar securities. They also include longer term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt.

A-2

UBS Global Asset Management

These instruments include: (1) US and foreign government securities, (2) obligations of US and foreign banks, (3) commercial paper and other short-term obligations of US and foreign corporations, partnerships, trusts and similar entities, (4) funding agreements and other insurance company obligations, (5) repurchase agreements and (6) shares of money market funds.

The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less. The Fund may invest in obligations (including certificates of deposit, bankers’ acceptances, time deposits and similar obligations) of US and foreign banks only if the institution has total assets at the time of purchase in excess of $1.5 billion. The Fund’s investments in non-negotiable time deposits of these institutions will be considered illiquid if they have maturities greater than seven calendar days.

The Fund may also invest substantially all of its assets in U.S. Cash Management Prime Fund, a series of UBS Supplementary Trust, an unregistered investment pool with the same investment objective as the Fund.

Principal strategy

The Advisor generally intends to diversify the Fund’s portfolio across issuers and sectors. The Advisor chooses investments for the Fund by:

•	Selecting securities that appear to offer the best relative value based on an analysis of their credit quality, interest rate sensitivity, yield and price.

•	Overweighting or emphasizing investments in particular types of issuers, securities or maturities to increase current yields.

Principal investment risks

Investors can lose money by investing in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

•	The Advisor’s judgments about the relative value of securities acquired by the Fund may prove to be incorrect.

•	The Advisor’s judgments about the allocation of investments across types of issuers, securities or maturities may prove to be incorrect.

Interest rate risk

A sudden or sharp movement in interest rates may cause the Fund’s net asset value to deviate from $1.00.

Credit risk

An issuer of the Fund’s securities could default, or have its credit rating downgraded.

Foreign securities risk

The value of the Fund’s foreign securities goes down because of unfavorable foreign government actions, political instability or the more limited availability of accurate information about foreign issuers.

A-3

UBS Global Asset Management

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

There can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.01% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board’s approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

Michael Markowitz is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Markowitz has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Markowitz, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Markowitz is provided below.

A-4

UBS Global Asset Management

Michael Markowitz is the Head of US Short Duration Fixed Income and is a Managing Director at UBS Global Asset Management since 2004. Prior to this, Mr. Markowitz has been a Senior Portfolio Manager since May 1994 and portfolio manager of the Fund since 2001.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund currently intends to allocate income, gains and losses daily and to make distributions to Investors monthly. Unless J.P. Morgan Investor Services Co. (“J.P. Morgan”) is notified otherwise, all Investor distributions will automatically be reinvested in additional Fund shares at net asset value.

A-5

UBS Global Asset Management

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise

A-6

UBS Global Asset Management

qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to

A-7

UBS Global Asset Management

such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The net asset value is computed as of two hours prior to the close of regular trading on the New York Stock Exchange (“NYSE”) (generally 2:00 p.m. Eastern time) on days when the NYSE is open. The NYSE is normally not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

In the absence of extraordinary or unusual circumstances, the Fund utilizes the amortized cost method of valuing the Fund’s money market securities. Under the amortized cost method, assets are valued by constantly amortizing over the remaining life of an instrument the difference between the principal amount due at maturity and the cost of the instrument to the Fund. The Board of the Trust will, from time to time, review the extent of any deviation from net asset value, as determined on the basis of the amortized cost method, from net asset value as determined on the basis of available market quotations. If a deviation of 1/2 of 1% or more were to occur or there were any other deviation that the Board believed would result in a material dilution to Investors or purchasers, the Board will promptly consider what action, if any, should be initiated. These actions may include: selling portfolio instruments prior to maturity to realize gains or losses or to shorten the Fund’s average portfolio maturity; withholding dividends; splitting, combining or otherwise recapitalizing outstanding shares or calculating net asset value based on market quotations rather than amortized cost.

All other securities and instruments are valued at their fair value as determined in good faith and pursuant to a method approved by the Board. For a detailed description, see Item 18 in Part B.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan, fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-8

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, two hours prior to the close of regular trading hours (generally 2:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to 2:00 p.m. will be processed at the net asset value computed on the date of receipt. Requests received after 2:00 p.m. will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received two hours prior to the close of regular trading hours (generally 2:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after 2:00 p.m. will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

A-9

UBS Global Asset Management

The Board of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-10

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Core Plus Relationship Fund

Part A

January 29, 2008

UBS U.S. Core Plus Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Lehman Brothers U.S. Aggregate Index. This benchmark is an unmanaged index of investment grade fixed-rate debt issues, including corporate, government, mortgage-backed and asset-backed securities with maturities of at least one year. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

The Fund invests mainly in a broad range of investment grade fixed income securities, including, but not limited to, corporate, government, mortgage-backed and asset-backed securities. Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in US fixed income securities of investment grade quality.

The Fund may invest up to 20% of its net assets in any combination of high yield securities, emerging market fixed income securities and fixed income securities of foreign issuers, including foreign governments. Depending on its assessment of market conditions, UBS Global Asset Management (Americas) Inc. (the “Advisor”) may choose to allocate the Fund’s assets in any combination among these types of investments or may choose not to invest in these types of investments.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in US fixed income securities of investment grade quality.

Credit quality: The Fund invests mainly in investment grade fixed income securities but may invest up to 20% of its net assets in high yield, below investment grade fixed income securities of all types. These securities are commonly known as “junk bonds.”

Maturity/duration: The Fund may invest in fixed income securities of any maturity, but generally invests in securities having an initial maturity of greater than one year.

Principal strategies

The Advisor’s investment style is focused on investment fundamentals. The Advisor believes that investment fundamentals determine and define investment value. Market prices tend to be more volatile than fundamental value, and the Advisor seeks to identify and exploit these periodic differences.

The Advisor considers many factors, in addition to maturity and current yield, in the evaluation of fixed income securities, including: duration management, yield curve analysis, sector selection, security selection and asset allocation. The Advisor employs a top-down strategy, including duration targets and sector allocations incorporating macroeconomic input. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

A-2

UBS Global Asset Management

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about asset allocation or the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Foreign country risks

Many foreign countries in which the Fund may invest have markets that are less liquid and more volatile than markets in the US. In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the US. Currency fluctuations could erase investment gains or add to investment losses. The risk of investing in foreign securities is greater in the case of emerging markets.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the

A-3

UBS Global Asset Management

Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Fixed income securities

Fixed income securities purchased by the Fund may be US dollar and non-US dollar denominated, may have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay in kind and auction rate features. The Fund’s non-US dollar denominated fixed income securities will typically be invested in securities issued by governments, governmental entities, supranational issuers and corporations. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	real estate mortgage conduits

•	asset-backed securities

•	structured notes and leveraged derivative securities

•	convertible securities

•	preferred stock and trust certificates

•	participations in loans made by financial institutions

•	repurchase agreements

•	Eurodollar securities

•	Brady bonds

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

A-4

UBS Global Asset Management

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets. The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, the Fund may invest that portion of its assets allocated to emerging market investments or high yield securities by purchasing shares of UBS Opportunistic Emerging Markets Debt Relationship Fund or UBS Opportunistic High Yield Relationship Fund, respectively. In addition, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-5

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0875% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

A-6

UBS Global Asset Management

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

A-7

UBS Global Asset Management

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

A-8

UBS Global Asset Management

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities will be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such

A-9

UBS Global Asset Management

securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a

A-10

UBS Global Asset Management

Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had

A-11

UBS Global Asset Management

redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had

A-12

UBS Global Asset Management

engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Securitized Mortgage Relationship Fund

Part A

January 29, 2008

UBS U.S. Securitized Mortgage Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Lehman Brothers MBS Fixed Rate Index (the “Lehman Index”). The benchmark covers the 15-year, 30-year, and balloon mortgage-backed pass-through securities of the Government National Mortgage Association (Ginnie Mae), Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation or FHLMC), and Fannie Mae (formerly known as Federal National Mortgage Association or FNMA). Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in mortgage-related and mortgage-backed securities of US issuers. The Fund may also invest up to 20% of its net assets in US dollar denominated fixed income securities of foreign issuers.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in mortgage-related and mortgage-backed securities of US issuers.

Credit quality: The Fund will invest in investment grade securities.

Maturity/duration: The Fund will invest in fixed income securities with an initial maturity of one year or more with no maximum initial maturity limit.

Principal strategies

UBS Global Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, uses an investment style singularly focused on investment fundamentals. The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value. The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value. These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this strategy, the Advisor generally purchases for the Fund the types of securities contained in the Fund’s benchmark, the Lehman Index. The Advisor will attempt to enhance the Fund’s long-term return and risk relative to that of the benchmark. Thus, the relative weightings of different types of securities in the Fund’s portfolio will not necessarily match those of the benchmark. In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

The Fund may invest in all types of mortgage-related and mortgage-backed securities, primarily of US issuers. The Advisor emphasizes those fixed income market sectors and selects for the Fund those securities that appear to be most undervalued relative to their yields and potential

A-2

UBS Global Asset Management

risks. In analyzing the relative attractiveness of sectors and selecting securities, the Advisor considers:

•	Potential for capital appreciation.

•	Anticipated changes in average prepayment rates.

•	Anticipated changes in interest rate volatility.

•	Current yield.

•	Current credit quality as well as possible credit upgrades or downgrades.

•	Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities.

•	Duration.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of mortgage-related and mortgage-backed securities and fixed income investments

•

Interest rates may vary. If interest rates rise, the prices of mortgage-backed, mortgage-related and other fixed income securities in the Fund’s portfolio may fall. The value of some mortgage-backed, mortgage-related and other fixed income securities may be particularly sensitive to changes in prevailing interest rates. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Risks of US government agency obligations

Government agency obligations have different levels of credit support, and therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk.

A-3

UBS Global Asset Management

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

Non-diversification

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund. Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

Foreign risks

The Fund’s investments in securities of foreign issuers may be more volatile due to unfavorable foreign government actions, political instability or the absence of accurate information about foreign issuers.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Mortgage-backed and mortgage-related securities

The Fund’s mortgage-backed, mortgage-related and asset-backed securities are collateralized or backed by mortgages or other real property and may have all types of interest rate payment and reset terms, including fixed rate, adjustable and floating rate, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	government agency and privately issued mortgage-backed securities

•	commercial mortgage-backed securities

A-4

UBS Global Asset Management

•	collateralized mortgage and bond obligations

•	residential and agency and whole loan pass-through securities

•	Real Estate Mortgage Investment Conduits (REMICs) collateralized by agency and private label pass-through securities (fixed and adjustable rate)

•	home equity loan asset-backed securities

•	manufactured housing asset-backed securities

Other fixed income securities

In addition to mortgage-backed and mortgage-related securities, the Fund may invest in a variety of other fixed income securities, which also may have all types of interest rate payment and reset terms, including fixed rate, adjustable and floating rate, zero coupon, pay-in-kind and auction rate features. These fixed income securities may include, but are not limited to:

•	US Treasury and agency bills, notes and bonds

•	convertible securities

•	when-issued securities

•	repurchase agreements

•	financial futures and options based on the Fund’s permitted fixed income investments

•	money market instruments (such as commercial paper and bank instruments)

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated “investment grade” by at least one nationally recognized statistical rating organization.

•	They are unrated securities that the Advisor believes are of comparable quality at the time of purchase.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index or rate. Examples of derivative contracts are futures contracts; options; interest rate and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

A-5

UBS Global Asset Management

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.14% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating

A-6

UBS Global Asset Management

the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

A-7

UBS Global Asset Management

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such

A-8

UBS Global Asset Management

interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such

A-9

UBS Global Asset Management

receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized

A-10

UBS Global Asset Management

matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy,

A-11

UBS Global Asset Management

the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict

A-12

UBS Global Asset Management

how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

Part A

January 29, 2008

UBS U.S. Treasury Inflation Protected Securities Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act. The Fund is a series of UBS Relationship Funds (the “Trust”).

Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts and similar organizations. Each accredited investor that holds shares of the Fund is referred to in this prospectus as an Investor.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Please find the Fund’s privacy notice on the last page of this Part A.

Offeree No.

A-1

UBS Global Asset Management

Investment objective and principal strategies

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Performance benchmark

Citigroup Inflation Linked Securities Index. The benchmark is a broad-based index comprised of US Treasury securities that measures the return of debentures with fixed rate coupon payments that adjust for inflation as measured by the Consumer Price Index. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in Treasury Inflation Protected Securities (“TIPS”) issued by the US Treasury. The Fund may also invest up to 20% of its net assets in fixed income securities of US and foreign issuers from both developed and emerging markets counties, including fixed income securities issued by corporations or US or foreign governments, their agencies and instrumentalities, including inflation linked and nominal issues. Such investments may be investment grade or non-investment grade fixed income securities. Depending on its assessment of market conditions, UBS Global Asset Management (Americas) Inc., the Fund’s investment advisor (the “Advisor”), may choose to allocate the Fund’s assets in any combination among these types of investments or may chose not to invest in these kinds of investments. The Fund may, but is not required to, invest in derivative contracts (“Derivatives”) in conjunction with hedging strategies, or for investment purposes.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in TIPS issued by the US Treasury.

Credit quality: The Fund will invest primarily in investment grade securities, but may invest up to 20% of its net assets in below investment grade securities, commonly known as “junk bonds.”.

Maturity: The Advisor does not manage the Fund with a target maturity or duration. The Fund’s securities may be of any maturity.

Principal investment risks

Investors can lose money in the Fund or the Fund’s performance may fall below other possible investments. Below is a discussion of the potential risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•

Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall. Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates. This is known as interest rate risk.

A-2

UBS Global Asset Management

•

The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy. Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds. This is known as credit risk.

•

As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

•

When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk.

Risks of high yield/higher risk securities

•	The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•	Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•	Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•	Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•	Below investment grade securities may become illiquid and hard to value in down markets.

Foreign country and emerging market risks

Many foreign countries in which the Fund may invest have markets that are less liquid and more volatile than markets in the US. In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the US. Currency fluctuations could erase investment gains or add to investment losses. The risk of investing in foreign securities is greater in the case of emerging markets.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using Derivatives, the Fund might have been in a better position if the Fund had not entered into the Derivatives. While some strategies involving Derivatives can protect against the risk of loss, the use of Derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a Derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other Derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains

A-3

UBS Global Asset Management

or losses involving some options, futures, and other Derivatives may be substantial (for example, for some Derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the Derivatives). Some Derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for Derivatives and the resulting inability of the Fund to sell or otherwise close out the Derivatives) and interest rate risk (some Derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund’s use of Derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Fund’s investments

Treasury Inflation Protected Securities

TIPS are securities issued by the US Treasury designed to provide investors a long-term vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed while the principal value rises or falls based on changes in a published Consumer Price Index. If inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS’ principal will not drop below its face amount at maturity.

Fixed income securities

Fixed income securities purchased by the Fund may be US dollar and non-US dollar denominated, may have coupons payable in any currency and may be of any maturity or duration. The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, variable rate, floating rate, inflation-indexed, zero coupon, pay-in-kind and auction rate features. The Fund’s non-US dollar denominated fixed income securities will typically be invested in securities issued by governments, governmental entities, supranational issuers and corporations. These fixed income securities may include, but are not limited to:

•	bills, notes and bonds

•	government agency and privately issued mortgage-backed securities

•	collateralized mortgage and bond obligations

•	asset-backed securities

•	leveraged derivative securities

•	convertible securities

•	when-issued securities

•	repurchase agreements

•	Eurodollar securities

•	Brady bonds

A-4

UBS Global Asset Management

Credit quality

Securities are investment grade if, at the time of purchase:

•	They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

•	They have received a comparable short-term or other rating.

•	They are unrated securities that the Advisor believes are of comparable quality.

The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Below investment grade securities may become illiquid and hard to value in down markets. The Fund may choose not to sell securities that are downgraded after their purchase below the Fund’s minimum acceptable credit rating.

Foreign securities

The Fund may invest in a broad range of securities of foreign issuers, including emerging market issuers. An emerging market is any country defined as an emerging or developing economy by the World Bank, International Finance Corporation or United Nations.

Derivative contracts

The Fund may, but is not required to, use derivative contracts for any of the following purposes:

•	To hedge against adverse changes, including those caused by changing interest rates or currency exchange rates in the market value of securities held by or to be bought for the Fund.

•	As a substitute for purchasing or selling securities or currencies.

•	To shorten or lengthen the effective maturity or duration of the Fund’s portfolio.

A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment that is based on the change in value of a designated security, index, rate or currency. Examples of derivative contracts are futures contracts; options; forward contracts; interest rate, currency, equity, and credit default swaps; and caps, collars, floors, and swaptions.

Investment in securities of other series

Although the Fund will not ordinarily invest in equity securities, it is permitted to invest a portion of its assets in securities of other series offered by the Trust. The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions. The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities. By taking these temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies. Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance. In addition, high portfolio turnover may result in more taxable capital gains being distributed to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

A-5

UBS Global Asset Management

Commodity pool operator exemption

The Trust has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, is not subject to registration or regulation as a pool operator under the CEA.

The Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series. UBS Global Asset Management (Americas) Inc., a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment advisor registered with the SEC. As of September 30, 2007, the Advisor had approximately $162.7 billion in assets under management. The Advisor is an indirect, wholly owned subsidiary of UBS AG (“UBS”) and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. UBS is an internationally diversified organization headquartered in Zurich and Basel, Switzerland, with operations in many areas of the financial services industry.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws. With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets. The Advisor does not receive any compensation under the Advisory Agreement. The Advisor has agreed to cap the Fund’s total operating expenses at 0.0475% of the Fund’s average net assets. The Advisor may discontinue this expense limitation at any time.

The Fund has not yet commenced operations as of the date of this Part A. A discussion regarding the basis for the Board of Trustees’ annual approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund will be available in future annual or semiannual reports to Investors of the Fund.

Portfolio management

John A. Penicook is the lead portfolio manager for the Fund. The Advisor’s investment professionals are organized into investment management teams, with a particular team dedicated to a specific asset class. Mr. Penicook has access to certain members of the Fixed-Income investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Penicook, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Penicook is provided below.

A-6

UBS Global Asset Management

John A. Penicook is the Co-Global Head of Fixed Income at UBS Global Asset Management. Mr. Penicook has been a Managing Director of UBS Global Asset Management since 1995. He has been a portfolio manager of the Fund since its inception.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090. Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568. The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors. Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, UBS Global AM (Americas) will post the Fund’s complete non-public portfolio holdings, as of the most recent month-end on a private password-protected Web Site, no sooner than 15 calendar days after month-end. UBS Global AM (Americas) may provide access to the non-public portfolio holdings to an Investor via the private password-protected Web Site, if (i) the Investor requests access to the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information. You should contact your relationship manager or financial adviser to request access to the password-protected Web Site and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Dividends and distributions

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the Board of Trustees of the Trust.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes. As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability. Each Investor is required to take into account its applicable items of income gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund. Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc. which reports the tax status of their distributive share of the Fund’s items for the previous year.

A-7

UBS Global Asset Management

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board of Trustees. A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return. An audit may also result in an audit of nonpartnership items on an Investor’s tax return. Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR THE CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. In addition, the “tax matters Investor” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective Investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors would generally be required to file US income tax returns and be subject to US income tax on a net basis. Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Excess inclusion income from mortgage pools

Income received directly by the Fund from certain equity interests in mortgage pooling vehicles, or indirectly from its investments in other investment companies (“Underlying Funds”) that invest in such mortgage pooling vehicles is treated as “excess inclusion income.” The Fund or an Underlying Fund may derive such income either as a result of its direct investment in such interests or, indirectly, through its investment in REITs that hold such interests or otherwise qualify as taxable mortgage pools. In general, this income is required to be reported to Fund Investors that are not disqualified organizations (as defined below) in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors directly received the excess inclusion income. Excess inclusion income (i) may not be offset with net operating losses, (ii) represents UBTI in the hands

A-8

UBS Global Asset Management

of a tax-exempt Investor that is not a disqualified organization, and (iii) is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to an Investor who is not a U.S. person. The Fund must pay the tax on its excess inclusion income that is allocable to “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities. The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust. The minimum initial purchase amount is $15,000,000. In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified. There is no sales load in connection with the purchase of shares. The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies. Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt. Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time. All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer. Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the

A-9

UBS Global Asset Management

Investors’ basis therein but will not be permitted to recognize any loss. The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, redeem or exchange Fund shares is based on the net asset value per share. The Fund calculates net asset value on days that the New York Stock Exchange (“NYSE”) is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. The net asset value per share is computed by adding the value of all securities and other assets in the portfolio, deducting any liabilities (expenses and fees are accrued daily) and dividing by the number of shares outstanding.

The Fund calculates its net asset value based on the current market value of its portfolio holdings. The Fund normally obtains market values for its securities and other instruments from independent pricing services that use reported last sales prices or, if the price obtained is unreliable, current market quotations or, if market prices are not readily available, valuations from computerized ‘matrix’ systems that derive values based on comparable securities or instruments. If a market value is not available from an independent pricing source for a particular security or instrument, that security or instrument is valued at a fair value determined by or under the direction of the Trust’s Board of Trustees. The Fund normally uses the amortized cost method to value short-term obligations that will mature in 60 days or less.

The Trust’s Board of Trustees has delegated to the UBS Global Asset Management Funds’ Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings. The types of securities or instruments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; securities or instruments whose trading has been halted or suspended; fixed-income securities that are in default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value the Fund’s portfolio securities and other instruments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.

The Fund expects to price most of its portfolio holdings based on current market value, as discussed previously. Securities and assets for which market quotations are not readily available may be valued based upon appraisals received from a pricing service using a computerized matrix system or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities or other instruments being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Securities and other instruments also may be valued based upon appraisals derived from information concerning the security or instrument or similar securities or instruments received from recognized dealers in those holdings. If the Fund

A-10

UBS Global Asset Management

concludes that a market quotation is not readily available for a Fund’s portfolio security or instrument for any number of reasons, including the occurrence of a “significant event” (e.g., natural disaster or governmental action), after the close of trading in its principal domestic or foreign market but before the close of regular trading on the NYSE, the Fund will use fair value methods to reflect those events. This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing. The Fund also may use a systematic fair valuation model provided by an independent third party in order to adjust the last sales prices of securities or other instruments principally traded in foreign markets because such last sales prices may no longer reflect the current market value of such foreign securities or instruments at the time that the Fund prices its shares.

Valuing securities and other instruments at fair value involves greater reliance on judgment than valuing securities and other instruments that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security or instrument if it were to sell the security or instrument at approximately the time at which the Fund determines its net asset value per share. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors.

The Fund may invest in securities or instruments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value. As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.

The Fund’s portfolio holdings may also consist of shares of other investment companies in which the Fund invests. The value of each such investment company will be its net asset value at the time the Fund’s shares are priced. Each investment company calculates its net asset value based on the current market value for its portfolio holdings. Each investment company values securities and other instruments in a manner as described in that investment company’s prospectus.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange. Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization. The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes. The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine. The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine. As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, J.P. Morgan Investor Services Co. (“J.P. Morgan”), fails to employ this and other appropriate procedures, the Fund or J.P. Morgan may be liable for any losses incurred.

A-11

UBS Global Asset Management

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust. For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust. Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange. Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange. Requests for telephone exchanges must be received by the transfer agent, J.P. Morgan, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading. Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt. Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust. Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order. Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. The Fund normally sends redemption proceeds on the next business day. In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form. There is no charge for redemptions by wire. Please note, however, that the Investor’s financial institution may impose a fee for wire service. The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.” Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes. These factors may hurt the Fund’s performance and its Investors.

A-12

UBS Global Asset Management

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing. The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer. The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity. Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades. In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors. If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund. Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity. Certain types of transactions will be exempt from the market timing prevention procedures. These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

A-13

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the UBS PACE Funds and all closed-end funds managed by UBS Global Asset Management (collectively, the “Funds”). The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service. Personal information, which is obtained from applications, may include name(s), address, social security number or tax identification number, bank account information, other Fund holdings and any affiliation the person has with UBS Financial Services Inc. or its subsidiaries (“Personal Information”). The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Funds maintain physical, electronic and procedural safeguards to protect Personal Information. The Funds may share Personal Information described above with their affiliates for marketing and other business purposes, such as to facilitate the servicing of accounts. The Funds may share Personal Information described above with a non-affiliated third party if the entity is under contract to perform transaction processing or to service and maintain shareholder accounts on behalf of the Funds and otherwise as permitted by law. Any such contract will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. The Funds may also disclose Personal Information to regulatory authorities as required by applicable law. Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them. The Funds endeavor to keep their customer files complete and accurate. The Funds should be notified if any Personal Information needs to be corrected or updated. Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Relationship Funds

Part B

January 29, 2008

Item 9.	Cover page and table of contents

UBS Relationship Funds (the “Trust”) is a no-load, open-end management investment company which currently offers shares of thirty-seven separate and distinct series representing separate portfolios of investments (individually referred to as a “Fund” and collectively referred to as the “Funds”). Each Fund has its own investment objective. The thirty-seven Funds are:

UBS Global Securities Relationship Fund
UBS All Country World Ex US Equity Relationship Fund
UBS Emerging Markets Equity Completion Relationship Fund
UBS Emerging Markets Equity Relationship Fund
UBS Global Equity Relationship Fund
UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund
UBS International Equity Relationship Fund
UBS Large-Cap Select Equity Relationship Fund
UBS Small-Cap Equity Relationship Fund
UBS U.S. Equity Alpha Relationship Fund
UBS U.S. Equity Alpha Value Relationship Fund
UBS U.S. Intermediate Cap Equity Relationship Fund
UBS U.S. Large Cap Equity Relationship Fund
UBS U.S. Large Cap Growth Equity Relationship Fund
UBS U.S. Large Cap Select Growth Equity Relationship Fund
UBS U.S. Large-Cap Value Equity Relationship Fund
UBS U.S. Smaller Cap Equity Completion Relationship Fund
UBS U.S. Small-Mid Cap Core Equity Relationship Fund
UBS U.S. Small-Mid Cap Growth Equity Relationship Fund
UBS Absolute Return Bond Relationship Fund
UBS Absolute Return Investment Grade Bond Relationship Fund
UBS Corporate Bond Relationship Fund
UBS Emerging Markets Debt Relationship Fund
UBS Enhanced Yield Relationship Fund
UBS Global (ex-US) Bond Relationship Fund
UBS Global Aggregate Bond Relationship Fund
UBS High Yield Relationship Fund
UBS Opportunistic Emerging Markets Debt Relationship Fund
UBS Opportunistic High Yield Relationship Fund
UBS Opportunistic Loan Relationship Fund
UBS Short Duration Relationship Fund
UBS Short-Term Relationship Fund
UBS U.S. Bond Relationship Fund
UBS U.S. Cash Management Prime Relationship Fund
UBS U.S. Core Plus Relationship Fund
UBS U.S. Securitized Mortgage Relationship Fund
UBS U.S. Treasury Inflation Protected Securities Relationship Fund

Information concerning the Funds is included in the separate Parts A of this Registration Statement (each, a “Part A” and collectively, the “Parts A”) dated January 29, 2008.

This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust’s current Parts A relating to the Funds dated January 29, 2008. Much of the information contained herein expands upon subjects discussed in the Parts A. No investment in shares of the Funds should be made without first reading the applicable Part A. A free copy of each Fund’s Part A, Annual Report and Semiannual Report may be obtained from the Trust at Attn: [Client Advisor], One North Wacker Drive, Chicago, IL 60606, or by calling the Trust collect at 312-525 7100.

UBS Global Asset Management

All terms used in this Part B and not otherwise defined herein have the meanings assigned to them in the Parts A. Certain information from the Funds’ Annual Report is incorporated herein by reference.

UBS Global Asset Management

UBS Global Asset Management

Item 10.	Trust history

The Trust is a Delaware statutory trust established on August 16, 1994. Effective as of April 8, 2002, the Trust’s name changed from Brinson Relationship Funds to UBS Relationship Funds.

Item 11.	Description of the Funds and their investments and risks

Each of the Funds, except the UBS Global Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS U.S. Smaller Cap Equity Completion Relationship Fund, UBS U.S. Cash Management Prime Relationship Fund (the “UBS Prime Relationship Fund”) and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, is classified as “non-diversified,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), so that a Fund is not limited in the proportion of the Fund’s assets that may be invested in the obligations of a single issuer. To the extent that a Fund’s investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were “diversified” (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities. In particular, changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund’s shares.

The Funds do not concentrate investments in a particular industry. Each Fund does not issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act. Each Fund’s investment objective, its policies concerning the percentage of the Fund’s portfolio securities that may be loaned, and its policies concerning borrowing, the issuance of senior securities and concentration are “fundamental.” This means that the policies may not be changed without the affirmative vote of the holders of a majority of the Fund’s outstanding voting shares. As used in this Part B, a vote of “a majority of the outstanding voting shares” of the Trust or a Fund means the affirmative vote of the lesser of: (i) more than 50% of the outstanding shares of the Trust or Fund, or (ii) 67% of the shares of the Trust or Fund present at a meeting at which more than 50% of the outstanding shares of the Trust or Fund are represented in person or by proxy.

Investment objectives and policies

The following disclosure supplements the disclosure contained in the applicable Parts A relating to the Funds:

UBS Global Securities Relationship Fund

The Fund’s benchmark (the “Benchmark”) consists of seven indices of predetermined fixed weights that are compiled by an independent data provider. The indices comprising the Benchmark are as follows:

•	Russell 3000 Index;

•	MSCI World ex-USA (Free) Index;

•	Citigroup U.S. Broad Investment Grade (BIG) Index;

•	Citigroup WGBI Non-US Index;

•	MSCI Emerging Markets Free Index;

UBS Global Asset Management

•	JP Morgan EMBI Global Index; and

•	Merrill Lynch U.S. High Yield Cash Pay Constrained Index.

Each index represents a distinct asset class of the primary wealth-holding public securities markets. These asset classes are US equity, global (ex-US) equity, US fixed income securities, global (ex-US) fixed income securities, emerging market equities, emerging market fixed income securities and high yield fixed income securities. From time to time, the Funds’ investment advisor, UBS Global Asset Management (Americas) Inc. (the “Advisor”), with respect to the UBS Global Securities Relationship Fund, may substitute an equivalent index within a given asset class when the Advisor believes that such index more accurately reflects the relevant global market. In order to compile the Benchmark, the Advisor considers the current relative market capitalizations in the world markets (US equity, non-US equity, US bond, non-US bond and cash), as well as the appropriate home bias for US investors, and then weights each relevant index. Based on this weighting, the Advisor determines the return of the relevant indices, applies the index weighting and then determines the return of the Benchmark.

The Advisor will attempt to enhance the long-term return and risk performance of the Fund relative to the Benchmark by deviating from the normal Benchmark mix of asset classes and currencies in reaction to discrepancies between current market prices and asset class fundamental values. Active asset allocation strategy for the Fund will be defined relative to the Benchmark weights, which represent the Fund’s normal mix. Decisions to deviate from the normal mix are a blend of rigorous analysis, an understanding of the fundamental relationships among global markets, and the expertise of investment professionals. In the absence of views as to the relative attractiveness across asset classes, the actual Fund weights will be equal to the Benchmark weights. The active management process is intended, by the Advisor, to produce superior performance relative to the Benchmark. The Advisor believes that, over the long term, investing across global equity and fixed income markets based upon discrepancies between market prices and intrinsic or fundamental values may achieve enhanced return while maintaining the same risk relative to the Benchmark.

Fundamental value is considered to be the current value of long-term sustainable future cash flows derived from a given asset class or security. In determining fundamental value, the Advisor takes into consideration broadly based indices representing asset classes or markets and various economic variables such as relative productivity, relative inflation and global competitiveness. The valuation of asset classes reflects an integrated, fundamental analysis of global markets. Investment decisions are based on comparisons of current market prices to fundamental values.

While the Advisor’s investment decisions with respect to the equity portion of the Fund’s portfolio are based primarily on price/value discrepancies as identified by its fundamental valuation process, under certain circumstances the Advisor may utilize growth-oriented strategies within its US equity asset class for a portion of the allocation to manage risk exposures; but only after subjecting such strategies to a rigorous due diligence process to judge their suitability for the Fund.

To invest in growth equities, the Advisor will seek to invest in companies that possess a dominant market position and franchise, a major technological edge or a unique competitive advantage, in part by using a proprietary quantitative screening system that ranks stocks using a series of growth, valuation and momentum metrics.

UBS Global Asset Management

The normal asset allocation mix represents the asset allocation that the Fund would expect to maintain when, in the judgment of the Advisor, global capital markets are fairly priced relative to each other and relative to the associated risks.

Equity investments. The Fund expects its US equity investments to emphasize both large and intermediate capitalization companies. In addition, the US equity component may invest in small capitalization issues. The equity markets in the non-US component of the Fund will typically include available shares of larger capitalization companies. Capitalization levels are measured relative to specific markets. Thus large and intermediate capitalization ranges vary country-by-country and may, with respect to certain countries, include capitalization levels that would be included in the small capitalization range in the US market.

The Fund may invest in a broad range of equity securities of emerging market issuers, or securities with respect to which the return is derived primarily from the equity securities of issuers in emerging markets, including common and preferred stocks. The Fund considers a country to be an “emerging market” if it is defined as an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (i.e., the World Bank), the International Finance Corporation or the United Nations or its authorities. The Fund may invest indirectly in emerging market equity securities by purchasing securities of open-end and closed-end investment companies.

Fixed income investments. The Fund may invest in all types of fixed income securities of US and non-US issuers, including governments and governmental entities and supranational issuers as well as corporations and other business organizations. The Fund may purchase US dollar denominated securities that reflect a broad range of investment maturities, qualities and sectors.

The non-US fixed income component of the Fund will typically be invested in government and supranational issues. The Fund may also invest in all debt securities of emerging market issuers, including government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging market instruments. The Fund may invest indirectly in emerging market debt securities by purchasing securities of open-end and closed-end investment companies.

UBS Small-Cap Equity Relationship Fund

Each company selected for inclusion in the Fund’s portfolio is scrutinized through on-site visits, discussions with investment banking firms and venture capitalists and intensive valuation techniques. The Fund’s portfolio emphasizes companies that were developed with the assistance of professional venture capitalists. The Advisor monitors and assesses the degree to which the Fund’s portfolio emphasizes industries or common types of stocks, and adjusts the portfolio to balance the price/value opportunities with such industries. The Advisor imposes limits on the degree of investment in specific industries, although the Fund does not intend to concentrate its investments in a particular industry.

UBS U.S. Smaller Cap Equity Completion Relationship Fund and UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

The Funds are designed specifically to provide exposure to mid- and small-capitalization companies for use by other Funds of the Trust, series of certain investment companies advised by the Advisor or one of its affiliates and clients of the Advisor that are invested in the Advisor’s

UBS Global Asset Management

global equity investment strategies. The Funds may not be appropriate for long-term investors as stand-alone exposure to mid- and small-capitalization asset classes.

UBS Global Aggregate Bond Relationship Fund

The Advisor’s perspective for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value. Those price/value discrepancies then become the building blocks for portfolio construction. The successful identification of price/value discrepancies should result in enhanced total performance.

The Fund maintains a global portfolio by investing in the fixed income securities of issuers located throughout the world. The Fund may invest in fixed income securities issued by US and non-US governments, governmental agencies, corporations, and supranational entities, such as the World Bank. The Fund’s investment in fixed income securities may include mortgage-backed and asset-backed securities.

UBS High Yield Relationship Fund and UBS Opportunistic High Yield Relationship Fund

Each Fund will maintain a high yield portfolio and under normal market conditions, at least 80% of each Fund’s net assets will be invested in fixed income securities that provide higher yields and are lower rated. The Funds do not intend to limit their respective investments in below investment grade, US dollar denominated fixed income securities. The Advisor believes that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit. The Advisor’s portfolios are constructed using both top-down and bottom-up investment processes. The Advisor considers macroeconomic variables and industry outlooks in its top-down analysis. The bottom-up approach is the most integral to portfolio construction and forms the basis for credit selection. The Advisor will identify those securities that are believed to have market prices that differ from their fundamental value and invest accordingly. The Advisor uses a disciplined investment approach to pursue each Fund’s investment objective. The Advisor believes that diversification is one of the most important components in the construction of a high yield portfolio.

UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund

The Funds are designed specifically to provide exposure to particular asset classes and will be employed opportunistically when, in the opinion of the Advisor, exposure to such asset classes is desirable. The Funds invest in a limited number of issuers and are not appropriate for, or available for purchase by, long-term investors. When in the Advisor’s opinion, market conditions warrant the allocation of assets into the high yield or emerging markets debt asset classes or the global loan market, the Advisor may allocate assets of other Funds or other advisory clients to the UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund and/or UBS Opportunistic Loan Relationship Fund.

UBS Opportunistic Loan Relationship Fund

The Advisor’s perspective is that loans are a growing asset class with attractive investment characteristics and that senior loan obligations in a capital structure provide a measure of safety and higher recovery rates typically as compared to bonds and equities in events of default. As an “opportunistic” fund, as described above, the Advisor believes that the Fund provides its other clients and funds with exposure to the global loan market and serves as a complement to high yield investments.

UBS Global Asset Management

The Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations. The foreign loans in which the Fund invests may be US dollar-denominated or have payments in local currency. Loans purchased by the Fund typically represent a range of maturities, sectors and credit qualities, but generally are of below investment grade quality.

Investments in loan assignments require the Advisor to supervise the review of individual loan documentation and participate in the Fund’s investment more than would normally be required in connection with other investments. In order to operationally handle the additional amount of research and review associated with loan assignments, the Advisor has hired additional legal and compliance personnel to assist in the loan review process. In addition, the Fund has outsourced several of these functions to service providers and law firms. Because of this additional level of review, Fund expenses are generally higher than those Funds that do not require this level of monitoring.

UBS U.S. Cash Management Prime Relationship Fund

The UBS Prime Relationship Fund will not invest more than 5% of its total assets in the securities of a single issuer, other than US government securities, rated in the highest rating category by the requisite Nationally Recognized Statistical Rating Organization (“NRSRO”). The UBS Prime Relationship Fund may not invest more than 5% of its total assets (taken at amortized cost) in securities of issuers not in the highest rating category as determined by the requisite number of NRSROs or, if unrated, determined by the Advisor to be of comparable quality, with investment in any one such issuer being limited to no more than 1% of the UBS Prime Relationship Fund’s total assets or $1 million, whichever is greater.

US government securities. The UBS Prime Relationship Fund may invest in US government securities, which consist of marketable fixed, floating and variable rate securities issued or guaranteed by the US government, its agencies, or by various instrumentalities which have been established or sponsored by the US government (“US government securities”). Certain of these obligations, including US Treasury bills, notes and bonds and securities of Ginnie Mae and the Federal Housing Administration, are issued or guaranteed by the US government and supported by the full faith and credit of the US government. Other US government securities are issued or guaranteed by federal agencies or US government-sponsored enterprises and are not direct obligations of the US government, but involve sponsorship or guarantees by government agencies or enterprises. These obligations include securities that are supported by the right of the issuer to borrow from the US Treasury, such as obligations of Federal Home Loan Banks, and securities that are supported by the credit of the instrumentality, such as Fannie Mae bonds. In this connection, the UBS Prime Relationship Fund may use any portion of its assets invested in US government securities to concurrently enter into repurchase agreements with respect to such securities.

Bank obligations. The UBS Prime Relationship Fund may also invest in bank obligations or instruments secured by bank obligations. These instruments consist of fixed, floating or variable rate certificates of deposit, letters of credit, time deposits and bankers’ acceptances issued by banks and savings institutions with assets of at least one billion dollars. Bank obligations may be obligations of US banks, foreign branches of US banks (referred to as “Eurodollar Investments”), US branches of foreign banks (referred to as “Yankee Dollar Investments”), and foreign branches of foreign banks (“Foreign Bank Investments”). When investing in a bank obligation issued by a branch, the parent bank must have assets of at least five billion dollars.

UBS Global Asset Management

The UBS Prime Relationship Fund may invest only up to 25% of its assets in Eurodollar Investments or Foreign Bank Investments. Investments in Yankee Dollar Investments which are considered domestic banks may only be made if such branches have a federal or state charter to do business in the United States and are subject to US regulatory authorities.

Time deposits are non-negotiable deposits maintained in a foreign branch of a US banking institution for a specified period of time at a stated interest rate. The UBS Prime Relationship Fund may invest no more than 10% of its net assets in time deposits with maturities in excess of seven days.

Commercial paper. The UBS Prime Relationship Fund may invest in commercial paper of domestic or foreign issuers which is considered by the Fund to present minimal credit risks. Commercial paper must be rated within the two highest rating categories by NRSROs or, if unrated, determined by the Advisor to be of comparable quality.

Corporate obligations. The corporate obligations which the UBS Prime Relationship Fund may purchase are fixed, floating or variable rate bonds, debentures or notes which are considered by the UBS Prime Relationship Fund to present minimal credit risks. They must be rated within the two highest rating categories by NRSROs, or if unrated, determined by the Advisor to be of comparable quality. These corporate obligations must mature in 397 calendar days or less. Generally, the higher an instrument is rated, the greater its safety and the lower its yield.

Guaranteed investment contracts. A “guaranteed investment contract” (also known as a “guaranteed interest contract,” “guaranteed income contract,” “guaranteed insurance contract,” or “guaranteed return contract”) (“GIC”) is a deferred annuity contract issued by an insurance company under which (a) the contract holder places funds on deposit with the insurer, and (b) the insurer promises to repay the contract holder’s deposit(s) plus interest at a guaranteed rate according to a schedule specified in the contract. The terms and conditions of GICs can vary in a variety of ways, including, by way of example, the length of the guarantee period, the period during which the contract holder may make deposits which will be subject to the same guarantee, the extent to which withdrawals are permitted during the guarantee period, and the timing of the insurer’s repayment obligation. To the extent that the UBS Prime Relationship Fund cannot dispose of a GIC in the ordinary course of business within seven days at approximately the value at which the Fund has valued the GIC, the Fund will treat the GIC as illiquid and subject to its overall limit on illiquid investments of 10% of the Fund’s net assets.

Investment practices

The following disclosure supplements disclosure contained in the applicable Parts A relating to the Funds:

US and non-US equity securities

Each Fund (except the UBS Prime Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund) may invest in a broad range of equity securities of US and non-US issuers, including common stock of companies or closed-end investment companies, preferred stock, fixed income securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or Global Depositary Receipts (“GDRs”) for those securities.

UBS Global Asset Management

ADRs are receipts issued by a US bank or trust company evidencing ownership of underlying securities issued by foreign issuers. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs also represent securities of foreign issuers and are designated for use in European markets. A GDR represents ownership in a non-US company’s publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets. Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities. The depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of depositary receipts in respect of the deposited securities.

Issuer location

The Advisor considers a number of factors to determine whether an investment is tied to a particular country, including whether: the investment is issued or guaranteed by a particular government or any of its agencies, political subdivisions, or instrumentalities; the investment has its primary trading market in a particular country; the issuer is organized under the laws of, derives at least 50% of its revenues from, or has at least 50% of its assets in a particular country; the investment is included in an index representative of a particular country or region; and the investment is exposed to the economic fortunes and risks of a particular country.

Special risks of investing in small capitalization companies

Certain Funds may invest in relatively new or unseasoned companies that are in their early stages of development (sometimes referred to as “post-venture companies”), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average. Securities of unseasoned companies present greater risks than securities of larger, more established companies. The companies in which a Fund may invest may have relatively small revenues, limited product lines, and a small share of the market for their products or services. Post-venture companies may lack depth of management or may be unable to internally generate funds necessary for growth or potential development or to generate these funds through external financing on favorable terms. Post-venture companies may be developing or marketing new products or services for which markets are not yet established and may never become established. Due to these and other factors, these companies may suffer significant losses as well as realize substantial growth. Investments in these companies tend to be volatile and are therefore speculative.

Historically, small capitalization stocks have been more volatile in price than larger capitalization stocks. Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions. Besides exhibiting greater volatility, the values of post-venture company stocks may, to a degree, fluctuate independently of prices for larger company stocks. Therefore, the value of a Fund’s shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.

Convertible securities

Each Fund may, to varying degrees, invest in convertible securities. Convertible securities are fixed income securities (i.e., a bond) or preferred stock, which may be exchanged for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time. The provisions of any convertible security determine its seniority in a

UBS Global Asset Management

company’s capital structure. In the case of subordinated convertible debentures, the holder’s claims on the company’s assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of preferred stock and convertible preferred stock, the holder’s claims on the company’s assets and earnings are subordinated to the claims of all creditors but are senior to the claims of common shareholders. While providing a fixed income component (generally higher in yield than the income derivable from common stock but lower than the income afforded by a similar non-convertible security), a convertible security also enables the investor also to participate in capital appreciation should the market price of the underlying common stock rise.

US and non-US fixed income securities

Each Fund may invest in all types of fixed income securities of US and non-US issuers, including governments and governmental entities and supranational issuers as well as corporations and other issuers (the UBS Prime Relationship Fund may only invest in US dollar denominated foreign money market securities that comply with the requirements of Rule 2a-7 of the Investment Company Act). The Funds may purchase US dollar denominated securities that reflect a broad range of investment securities, qualities and sectors.

The Funds’ non-US fixed income component will typically be invested in securities issued by governments, corporations and supranational entities. A supranational entity is an entity established or financially supported by national governments of two or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the European Coal and Steel Community, the European Investment Bank, the Intra-Development Bank, the Export-Import Bank and the Asian Development Bank.

Debt securities of emerging market issuers include securities issued by government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging market instruments. The Funds may invest indirectly in emerging market debt securities by purchasing securities of open-end and closed-end investment companies. The Funds may also invest a portion of their assets in securities of other series offered by the Trust. A Fund will invest in other series of the Trust only to the extent the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities. For instance, a Fund may invest its assets in emerging market investments by purchasing shares of UBS Opportunistic Emerging Markets Debt Relationship Fund.

UBS Global Asset Management

High yield/lower rated debt securities (UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

These Funds may invest a portion of their net assets, to varying extents, in convertible and other debt securities rated below “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) or “BBB” by Standard & Poor’s Ratings Group (“S&P”) or, if unrated, deemed to be of comparable quality by the Advisor (referred to herein as “below investment grade securities”). Ratings represent S&P’s and Moody’s respective opinions as to the quality of the debt securities they undertake to rate. However, the ratings are general and are not absolute standards of quality. Securities rated below “Baa” by Moody’s and “BBB” by S&P are classified as below investment grade securities and are commonly referred to as “junk bonds.” These securities are considered to be of poor standing and predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the debt securities and involve major risk exposure to adverse conditions. Such securities are subject to a substantial degree of credit risk. Below investment grade securities held by the Funds may be issued as a consequence of corporate restructurings, such as leveraged buy-outs, mergers, acquisitions, debt recapitalizations or similar events. Also, below investment grade securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

Below investment grade securities generally offer a higher current yield than that available from higher-grade securities, but involve greater risk. In the past, the high yields from below investment grade securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that the Funds will be protected from widespread bond defaults brought about by a sustained economic downturn, or that yields will continue to offset default rates on below investment grade securities in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of below investment grade securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Past economic recessions have resulted in default levels with respect to such securities in excess of historic averages.

The value of below investment grade securities will be influenced not only by changing interest rates, but also by the bond market’s perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, below investment grade securities may decline in market value due to investors’ heightened concern over credit quality, regardless of prevailing interest rates.

UBS Global Asset Management

Especially at such times, trading in the secondary market for below investment grade securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for below investment grade securities may be less liquid than the market for investment grade corporate bonds. There are fewer securities dealers in the high yield market and purchasers of below investment grade securities are concentrated among a smaller group of securities dealers and institutional investors.

In periods of reduced secondary market liquidity, below investment grade securities’ prices may become more volatile and the Funds’ ability to dispose of particular issues when necessary to meet the Funds’ liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer, may be adversely affected.

Below investment grade securities frequently have call or redemption features which would permit an issuer to repurchase the securities from the Funds. If a call were exercised by the issuer during a period of declining interest rates, the Funds likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Funds.

Besides credit and liquidity concerns, prices for below investment grade securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding below investment grade securities.

Below investment grade securities issued by foreign issuers also entail greater risks than higher rated securities, including the risk of untimely interest and principal payments, default and price volatility. These securities may present problems of liquidity and valuation. A description of various bond ratings appears in Appendix B.

Inflation linked securities (all Funds)

Each Fund may, to varying degrees, invest in inflation linked securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. Inflation linked securities include Treasury Inflation Protected Securities (“TIPS”), which are securities issued by the US Treasury. The UBS U.S. Treasury Inflation Protected Securities Relationship Fund will invest, under normal circumstances, at least 80% of its net assets in TIPS. The interest rate paid by TIPS is fixed, while the principal value rises or falls based on changes in a published Consumer Price Index (CPI). Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS’ principal amounts will not drop below their face amounts at maturity. In exchange for the inflation protection, TIPS generally pay lower interest rates than typical US Treasury securities. Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity.

Other issuers of inflation linked debt securities include other US government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

UBS Global Asset Management

The value of inflation-linked securities is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-linked securities.

While inflation linked securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

Any increase in the principal amount of an inflation-linked security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Cash equivalents (all Funds)

Each Fund may invest a portion of its assets in short-term debt securities of corporations, governments or agencies and banks and finance companies which may be denominated in US or non-US currencies (except for the UBS Prime Relationship Fund, UBS Corporate Bond Relationship Fund and the UBS U.S. Securitized Mortgage Relationship Fund, which may invest only in US dollar denominated securities, and the UBS U.S. Treasury Inflation Protected Securities Relationship Fund, which may invest only in US dollar denominated securities and Eurodollar securities). When unusual market conditions warrant, a Fund may make substantial temporary defensive investments in cash equivalents up to a maximum exposure of 100% of the Fund’s assets. A Fund’s investment in temporary defensive investments may affect the Fund’s ability to attain its investment objective.

The short-term debt securities in which a Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments. Demand notes are securities issued with a maturity date but callable for repayment by the lender or the borrower at a predetermined interval. Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities. Bank loan participations are loans sold by lending banks to investors. Bank holding company commercial paper is a form of short-term promissory note which is a direct obligation of a bank holding company. Deposits are obligations of a bank or its branches. Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs. Rates vary according to the credit standing of the issuers and money market conditions. Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices. Each Fund will not invest more than 15% of the value of its net assets (except the UBS Prime Relationship Fund, which will not invest more than 10% of the value of its net assets) in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days’ notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

Under the terms of an exemptive order issued by the U.S. Securities and Exchange Commission (“SEC” or “Commission”), certain Funds may invest cash in the UBS Prime Relationship Fund or the UBS Cash Management Prime Fund series of UBS Supplementary Trust (the “Supplementary Trust Series”) that is:

(a)	held for temporary defensive purposes;

UBS Global Asset Management

(b)	not invested pending investment in securities;

(c)	set aside to cover an obligation or commitment of a Fund to purchase securities or other assets at a later date;

(d)	to be invested on a strategic management basis ((a)-(d) are herein referred to as “Uninvested Cash”); and

(e)	collateral that a Fund receives from the borrowers of their portfolio securities in connection with the Fund’s securities lending program.

A Fund’s investment of Uninvested Cash in shares of the UBS Prime Relationship Fund or the Supplementary Trust Series will not exceed 25% of the Fund’s total assets. The UBS Prime Relationship Fund may invest all of its assets in the Supplementary Trust Series.

UBS Supplementary Trust is a privately offered investment pool that has retained the Advisor to manage the Supplementary Trust Series’ investments. The Trustees of UBS Supplementary Trust also serve as trustees of the Trust. The Supplementary Trust Series and UBS Prime Relationship Fund each invest in US dollar denominated money market instruments having a dollar-weighted average maturity of 90 days or less.

Nonpublicly traded securities, private placements and restricted securities (each Fund except UBS Enhanced Yield Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS Prime Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities and limited partnerships. Investing in unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund, or less than what may be considered the fair value of such securities. Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, a Fund may be required to bear the expense of registration.

Rule 144A and illiquid securities (all Funds)

Generally, an illiquid security is any security that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security. Some examples of illiquid securities are (i) securities purchased under Rule 144A (“Rule 144A Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), (ii) over-the-counter options, and (iii) certain interest rate swaps. While maintaining oversight, the Board of Trustees (the “Board”) has delegated to the Advisor the day-to-day function of determining whether or not Rule 144A Securities are liquid for purposes of each Fund’s limitation on investments in illiquid assets. The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security: (i) the security can be sold within seven days at approximately the same amount at which it is valued by the Fund; (ii) there is reasonable assurance that the security will remain marketable throughout the period it is expected to be held by the Fund, taking into account the actual frequency of trades and quotations for the security (expected frequency in the case of initial offerings); (iii) at least two

UBS Global Asset Management

dealers make a market in the security; (iv) there are at least three sources from which a price for the security is readily available; (v) settlement is made in a “regular way” for the type of security at issue; (vi) for Rule 144A securities that are also exempt from registration under Section 3(c)(7) of the Investment Company Act, there is a sufficient market of “qualified purchasers” to assure that it will remain marketable throughout the period it is expected to be held by the Fund; (vii) the issuer is a reporting company under the Securities Exchange Act of 1934, as amended; and (viii) the security is not in the same class as, or convertible into, any listed security of the issuer.

Although it has delegated the day-to-day liquidity determination to the Advisor, the Board will continue to monitor and will periodically review the Advisor’s selection of Rule 144A Securities, as well as the Advisor’s determination as to their liquidity.

If the Advisor determines that a Rule 144A Security which was previously determined to be liquid is no longer liquid and, as a result, a Fund’s holdings of illiquid securities exceed the Fund’s applicable 15% limit (or 10% limit, in the case of the UBS Prime Relationship Fund) on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation. This may include disposing of illiquid assets, including illiquid Rule 144A Securities.

Rule 144A Securities are traded among qualified institutional buyers. Investing in Rule 144A Securities could have the effect of increasing the level of the Funds’ illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities. After the purchase of a Rule 144A Security, however, the Board and the Advisor will continue to monitor the liquidity of that security to ensure that each Fund has no more than 15% of its net assets (and no more than 10% of the UBS Prime Relationship Fund’s net assets) invested in illiquid securities.

Each Fund will limit investments in securities that may not be sold to the public without registration under the Securities Act (“restricted securities”) to no more than 15% of each Fund’s net assets (and no more than 10% of the UBS Prime Relationship Fund’s net assets), excluding restricted securities eligible for resale pursuant to Rule 144A that have been determined to be liquid by the Board.

Investment company securities (all Funds)

The Funds may invest in securities issued by open-end and closed-end investment companies. Under Section 12(d)(1) of the Investment Company Act, a Fund’s investment in such securities, subject to certain exceptions, currently is limited to: (i) no more than 3% of the total voting stock of any one such investment company, (ii) no more than 5% of the Fund’s total assets invested in any one such investment company, and (iii) no more than 10% of the Fund’s total assets invested in other investment companies in the aggregate. Investments in the securities of other investment companies may involve duplication of certain fees and expenses.

The Trust has received an exemptive order from the Commission which permits each Fund to invest its assets in securities of other series offered by the Trust or other affiliated investment companies beyond the above percentage maximums to the extent permitted by the exemptive relief granted by the Commission. A Fund will invest in such series to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investment in a series of the Trust as opposed to investment directly in individual securities. Investments by the Fund in another series of the Trust may involve transaction costs,

UBS Global Asset Management

but not duplication of other fees and expenses because the Advisor and other service providers will waive fees or reimburse expenses to avoid such duplication.

A Fund’s investments in any other series of the Trust, each of which invests primarily in one asset class (a “Core Series”), will not be subject to the percentage limitations described above. Any Fund deemed to be a Core Series, however, is subject to the limitations described above pursuant to the exemptive order. In addition, to the extent that a Fund invests in the Trust’s other series (“Other Series”) and particular open-end investment companies other than the Core Series, the Fund will be subject to the percentage limitations described above and the Fund’s investments in such other investment companies will be aggregated with its investments in the Other Series for purposes of these limitations.

Exchange traded funds (“ETFs”) (all Funds)

Subject to the limitations on investment in investment company securities (as described above under the heading “Investment Company Securities”), the Funds may invest in ETFs that are currently operational and that may be developed in the future. ETFs generally trade on the American Stock Exchange or New York Stock Exchange and are subject to the risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of the investment. These securities generally bear certain operational expenses. To the extent the Funds invest in these securities, they must bear these expenses in addition to the expenses of their own operations.

Foreign and emerging market investments (UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS Global Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Large Cap Growth Equity Relationship Fund, UBS U.S. Large Cap Select Growth Equity Relationship Fund, UBS U.S. Small-Mid Cap Growth Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in securities of foreign issuers that are not publicly traded in the United States, and of governmental and supranational entities (entities established or financially supported by national governments of two or more countries to promote reconstruction or development). Certain Funds may also invest in debt securities in which the return is derived primarily from other emerging market instruments.

Risks of investing in foreign securities. Investing in foreign issuers involves risks, including those set forth in the Funds’ Parts A, that are not typically associated with investing in US issuers. There is generally less information available to the public about non-US issuers and less government regulation and supervision of non-US stock exchanges, brokers and listed companies. Non-US companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements. Securities of some non-US companies are less liquid and their prices more volatile than securities of comparable US companies. Securities trading practices abroad may offer less protection to investors. Settlement of

UBS Global Asset Management

transactions in some non-US markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund. Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of a Fund, political or social instability, or diplomatic developments which could affect US investments in those countries. The Advisor will take these factors into consideration in managing the Funds’ investments. Each Fund reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments.

The securities of foreign issuers are frequently denominated in foreign currencies, and the Funds may temporarily hold uninvested reserves in bank deposits in foreign currencies. Therefore, the Funds will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur costs in connection with conversions between various currencies. The US dollar market value of a Fund’s investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates. The Funds may, but are not required to, enter into forward foreign currency exchange contracts, futures, options or swaps in order to hedge, or enhance returns from, portfolio holdings and commitments against changes in currency rates. Although a Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately.

There has been in the past, and there may be again in the future, an interest equalization tax levied by the United States in connection with the purchase of the types of foreign securities purchased by the Funds. Payment of such interest equalization tax, if imposed, would reduce the Funds’ rates of return on investment. Dividends paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on such investments as compared to dividends paid to the Funds by US issuers.

Risks of investing in emerging markets. The ability of a foreign government or government-related issuer to make timely and ultimate payments on its external debt obligations will be strongly influenced by the issuer’s balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than US dollars, its ability to make debt payments denominated in US dollars could be adversely affected. If a foreign government or government-related issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, and multilateral organizations, and inflows of foreign investment.

The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government’s implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or to repay principal or interest when due may curtail the willingness of such third parties to lend funds, which may further impair the issuer’s ability or willingness to service its debts in a timely manner.

The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted

UBS Global Asset Management

based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government’s international currency reserves and its access to foreign exchange. Currency devaluations may affect the ability of a governmental issuer to obtain sufficient foreign exchange to service its external debt.

As a result of the foregoing, a governmental issuer may default on its obligations. If such a default occurs, a Fund may have limited effective legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting country itself, and the ability of the holder of foreign government and government-related debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government and government-related debt obligations in the event of default under their commercial bank loan agreements.

Russian securities transactions (UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS Global Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS International Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in securities of Russian companies. The registration, clearing and settlement of securities transactions in Russia are subject to significant risks not normally associated with securities transactions in the United States and other more developed markets. Ownership of shares in Russian companies is evidenced by entries in a company’s share register (except where shares are held through depositories that meet the requirements of the Investment Company Act) and the issuance of extracts from the register or, in certain limited cases, by formal share certificates. However, Russian share registers are frequently unreliable and a Fund could possibly lose its registration through oversight, negligence or fraud. Moreover, Russia lacks a centralized registry to record securities transactions and registrars located throughout Russia or the companies themselves maintain share registers. Registrars are under no obligation to provide extracts to potential purchasers in a timely manner or at all and are not necessarily subject to state supervision. In addition, while registrars are liable under law for losses resulting from their errors, it may be difficult for a Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Although Russian companies with more than 1,000 shareholders are required by law to employ an independent company to maintain share registers, in practice, such companies have not always followed this law. Because of this lack of independence of registrars, management of a Russian company may be able to exert considerable influence over who can purchase and sell the company’s shares by illegally instructing the registrar to refuse to record transactions on the share register. Furthermore, these practices may prevent a Fund from investing in the securities of certain Russian companies deemed suitable by the Advisor and could cause a delay in the sale of Russian securities by the Fund if the company deems a purchaser unsuitable, which may expose the Fund to potential loss on its investment.

In light of the risks described above, the Board has approved certain procedures concerning a Fund’s investments in Russian securities. Among these procedures is a requirement that a Fund will not invest in the securities of a Russian company unless that issuer’s registrar has entered

UBS Global Asset Management

into a contract with the Fund’s sub-custodian containing certain protective conditions including, among other things, the sub-custodian’s right to conduct regular share confirmations on behalf of the Fund. This requirement will likely have the effect of precluding investments in certain Russian companies that a Fund would otherwise make.

Brady Bonds (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global (ex-US) Bond Relationship Fund. UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former US Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Ecuador, Ivory Coast, Jordan, Mexico, Morocco, Nicaragua, Nigeria, Panama, Peru, the Philippines, Poland, Russia, Uruguay, Venezuela and Vietnam. Brady Bonds do not have a long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the US dollar) and are actively traded in over-the-counter secondary markets.

Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative. There can be no assurance that the Brady Bonds in which a Fund invests will not be subject to restructuring or to requests for a new credit arrangement which may cause the Fund to suffer a loss of interest or principal in any of its holdings.

Structured securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest a portion of their assets in entities organized and operated solely for the purpose of restructuring the investment characteristics of sovereign debt obligations. This type of restructuring involves the deposit with, or purchase by, an entity, such as a corporation or trust, of specified instruments (such as commercial bank loans or Brady Bonds) and the issuance by that entity of one or more classes of securities (“Structured Securities”) backed by, or representing interests in, the underlying instruments. The cash flow of the underlying instruments may be apportioned among the newly issued Structured Securities to create securities with

UBS Global Asset Management

different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to Structured Securities is dependent on the extent of the cash flow on the underlying instruments. Because Structured Securities of the type in which the Funds anticipate investing typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. The Funds are permitted to invest in a class of Structured Securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated Structured Securities typically have higher yields and present greater risks than unsubordinated Structured Securities. Structured Securities are typically sold in private placement transactions, and there currently is no active trading market for Structured Securities. Thus, a Fund’s investments in Structured Securities will be limited by the Fund’s prohibition on investing more than 15% of its net assets in illiquid securities.

Currency management (UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS Global Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS International Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

To manage exposure to currency fluctuations, a Fund may alter fixed income or money market exposures, enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies and purchase securities indexed to currency baskets. A Fund may also, but is not required to, use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities. Some of these strategies may require a Fund to segregate liquid assets in accordance with Commission positions to cover its obligations.

Eurodollar securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in Eurodollar securities, which are fixed income securities of a US issuer or a foreign issuer that are issued outside the United States. Interest and dividends on Eurodollar securities are payable in US dollars.

UBS Global Asset Management

Zero coupon and delayed interest securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in zero coupon or delayed interest securities which pay no cash income until maturity or a specified date when the securities begin paying current interest (the “cash payment date”) and are sold at substantial discounts from their value at maturity. When held to maturity, their entire income, which consists of accretion of discount, comes from the difference between the purchase price and value at maturity. The discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon and delayed interest securities are generally more volatile and more likely to respond to changes in interest rates than the market prices of securities having similar maturities and credit quality that pay interest periodically. Current federal income tax law requires that a holder of a zero coupon or delayed interest security report as income each year the portion of the original issue discount on such security (other than tax-exempt original issue discount) that accrues that year, even though the holder receives no cash payments of interest during the year.

Zero coupon convertible securities offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follow the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks as they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

Zero coupon securities include securities issued directly by the US Treasury, and unmatured interest coupons and receipts for underlying principal (“coupons”) of US Treasury securities, which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the “corpus”) of the US Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including “Treasury Income Growth Receipts” (“TIGRs”) and Certificate of Accrual on Treasuries (“CATs”). The underlying US Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. The staff of the Commission does not consider such privately stripped obligations to be government securities, as defined in the Investment Company Act.

The US Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on US

UBS Global Asset Management

Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the US Treasury is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” Under the STRIPS program, a Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying US Treasury securities.

When US Treasury securities have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the US Treasury sells itself. These stripped securities are also treated as zero coupon securities with original issue discount for federal tax purposes.

Pay-in-kind bonds (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in pay-in-kind bonds. Pay-in-kind bonds are securities which pay interest through the issuance of additional bonds. A Fund will be deemed to receive interest over the life of such bonds and be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

Mortgage-backed securities and mortgage pass-through securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in mortgage-backed securities, which are interests in pools of mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations as further described below. The Funds may also invest in debt securities which are secured with collateral consisting of mortgage-backed securities (see “Collateralized Mortgage Obligations”) and in other types of mortgage-related securities.

UBS Global Asset Management

The timely payment of principal and interest on mortgage-backed securities issued or guaranteed by GNMA is backed by GNMA and the full faith and credit of the US government. These guarantees, however, do not apply to the market value of the Funds’ shares. Also, securities issued by GNMA and other mortgage-backed securities may be purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and would be lost if prepayment occurs.

Mortgage-backed securities issued by US government agencies or instrumentalities other than GNMA are not “full faith and credit” obligations. Certain obligations, such as those issued by Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation or FHLMC) are supported by the issuer’s right to borrow from the US Treasury; while others, such as those issued by Fannie Mae, are supported only by the credit of the issuer. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans, as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments.

Mortgage-related securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-related guarantor. As a result, the mortgage loans underlying private mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities. Non-governmental issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a pool issued by a private issuer may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had, in many cases, higher default rates than those loans that meet government underwriting requirements. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee or guarantees, even if through an examination of the loan experience and practices of the originators/servicers and poolers, the Advisor determines that the securities meet a Fund’s quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

Unscheduled or early payments on the underlying mortgage may shorten the securities’ effective maturities and reduce returns. The Funds may agree to purchase or sell these securities with

UBS Global Asset Management

payment and delivery taking place at a future date. A decline in interest rates may lead to a faster rate of repayment of the underlying mortgages and expose a Fund to a lower rate of return upon reinvestment. To the extent that such mortgage-backed securities are held by a Fund, the prepayment right of mortgagors may limit the increase in net asset value of the Fund, because the value of the mortgage-backed securities held by the Fund may not appreciate as rapidly as the price of noncallable debt securities.

To-be-announced securities (UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund and UBS U.S. Securitized Mortgage Relationship Fund)

A to-be-announced mortgage-backed security (“TBA”) is a mortgage-backed security, such as a GNMA pass-through security, that is purchased or sold with specific pools that will constitute that GNMA pass-through security to be announced on a future settlement date. At the time of purchase of a TBA, the seller does not specify the particular mortgage-backed securities to be delivered but rather agrees to accept any mortgage-backed security that meets specified terms. A Fund and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages, but the seller would not identify the specific underlying mortgages until shortly before it issues the mortgage-backed security. TBAs increase interest rate risks because the underlying mortgages maybe less favorable than anticipated by the Fund. In connection with the purchase of TBAs, a Fund will direct its custodian bank to place cash, US government securities, equity securities and/or investment and non-investment grade debt securities in a segregated account of the Fund, or “earmark” such assets as segregated in the Fund’s custody records, in an amount equal to the purchase price and interest rate payable on the securities which are fixed on the purchase commitment date or at the time of settlement for TBAs. Any assets designated as segregated by the Fund, either “earmarked” as segregated or physically segregated, with respect to any TBA, reverse repurchase agreements, when-issued securities, delayed delivery securities, options, futures, forward contracts, swaps or other derivative transactions shall be liquid, unencumbered and marked-to-market daily (any such assets designated as segregated, either “earmarked” as segregated or physically segregated, are referred to in this SAI as “Segregated Assets”), and such Segregated Assets shall be maintained in accordance with pertinent positions of the SEC.

Collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”) (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in CMOs and REMICs. A CMO is a debt security on which interest and prepaid principal are paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, Freddie Mac, or Fannie Mae, and their income streams. The UBS U.S. Securitized Mortgage Relationship Fund may invest in CMO Floaters. A CMO Floater is a CMO where the coupon is reset each period at a specific spread over the London Interbank Offered Rate (“LIBOR”) rate of interest.

UBS Global Asset Management

CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payments of principal received from the pool of underlying mortgages, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

REMICs are similar to CMOs in that they issue multiple classes of securities. The Funds will purchase only regular interests in REMICs. REMIC regular interests are treated as debt of the REMIC and income/discount thereon must be accounted for on the “catch-up method,” using a reasonable prepayment assumption under the original issue discount rules of the Internal Revenue Code of 1986, as amended.

Other mortgage-related securities. Certain Funds may invest in other mortgage-related securities. The Advisor expects that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages. As new types of mortgage-related securities are developed and offered to investors, the Advisor will, consistent with each Fund’s investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

Asset-backed securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest a portion of their assets in debt obligations known as “asset-backed securities.” The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit support provided to the securities. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors. As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity. Asset-backed securities may be

UBS Global Asset Management

classified as “pass through certificates” or “collateralized obligations.” Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

Due to the shorter maturity of the collateral backing such securities, there is less of a risk of substantial prepayment than with mortgage-backed securities. Such asset-backed securities do, however, involve certain risks not associated with mortgage-backed securities, including the risk that security interests cannot adequately or in many cases, ever, be established.

Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments of the securities and pay any servicing or other fees). The degree of credit support provided for each issuance of asset-backed securities is generally based on historical credit information about the degree of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issuance of asset-backed securities.

Equipment trust certificates (UBS Absolute Return Bond Relationship Fund and UBS Absolute Return Investment Grade Bond Relationship Fund)

These Funds may invest in equipment trust certificates. The proceeds of those certificates are used to purchase equipment, such as railroad cars, airplanes or other equipment, which in turn serve as collateral for the related issue of certificates. The equipment subject to a trust generally is leased by a railroad, airline or other business, and rental payments provide the projected cash flow for the repayment of equipment trust certificates. Holders of equipment trust certificates must look to the collateral securing the certificates, and any guarantee provided by the lessee or any parent corporation for the payment of lease amounts, in the case of default in the payment of principal and interest on the certificates.

Credit-Linked Securities (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund, and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

The Funds may invest in credit-linked securities. Credit-linked securities are debt securities that represent an interest in a pool of, or are otherwise collateralized by, one or more corporate debt obligations or credit default swaps on corporate debt or bank loan obligations. Such debt obligations may represent the obligations of one or more corporate issuers. The Funds have the right to receive periodic interest payments from the issuer of the credit-linked security (usually the seller of the underlying credit default swap(s)) at an agreed-upon interest rate, and a return of principal at the maturity date.

UBS Global Asset Management

A Fund bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security, in the event that one or more of the debt obligations underlying bonds or debt obligations underlying the credit default swaps go into default or otherwise become non-performing. Upon the occurrence of such a credit event (including bankruptcy, failure to timely pay interest or principal, or a restructuring) with respect to an underlying debt obligation (which may represent a credit event of one or more underlying obligors), the Fund will generally reduce the principal balance of the related credit-linked security by the Fund’s pro rata interest in the par amount of the defaulted underlying debt obligation in exchange for the actual value of the defaulted underlying obligation or the defaulted underlying obligation itself, thereby causing the Fund to lose a portion of its investment. As a result, on an ongoing basis, interest on the credit-linked security will accrue on a smaller principal balance and a smaller principal balance will be returned at maturity. To the extent a credit-linked security represents an interest in underlying obligations of a single corporate issuer, a credit event with respect to such issuer presents greater risk of loss to the Fund than if the credit-linked security represented an interest in underlying obligations of multiple corporate issuers.

In addition, a Fund bears the risk that the issuer of the credit-linked security will default or become bankrupt. In such an event, the Fund may have difficulty being repaid, or fail to be repaid, the principal amount of its investment and the remaining periodic interest payments thereon.

An investment in credit-linked securities also involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap. Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to the Fund as an investor in such credit-linked securities. Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of such securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.

Most credit-linked securities are structured as Rule 144A securities so that they may be freely traded among institutional buyers. A Fund will generally only purchase credit-linked securities that are determined to be liquid in accordance with the Fund’s liquidity guidelines. However, the market for credit-linked securities may be, or suddenly can become, illiquid. The other parties to the transaction may be the only investors with sufficient understanding of the derivative to be interested in bidding for it. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available or may not be reliable, and the Fund could experience difficulty in selling such security at a price the investment manager believes is fair. In the event a credit-linked security is deemed to be illiquid, the Fund will include such security in calculating its limitation on investments in illiquid securities.

The value of a credit-linked security will typically increase or decrease with any change in value of the underlying debt obligations, if any, held by the issuer and the credit default swap. Further, in cases where the credit-linked security is structured such that the payments to a Fund are based on amounts received in respect of, or the value of performance of, any underlying debt obligations specified in the terms of the relevant credit default swap, fluctuations in the value of such obligation may affect the value of the credit-linked security.

UBS Global Asset Management

The collateral of a credit-linked security may be one or more credit default swaps, which are subject to additional risks. See “Appendix A—Investment Practices—Swaps” for a description of additional risks associated with credit default swaps.

When-issued securities (UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS International Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may purchase securities offered on a “when-issued” or “delayed delivery” basis. When so offered, the price, which is generally expressed in yield terms, is fixed at the time the commitment to purchase is made, but delivery and payment for the when-issued or delayed delivery securities take place at a later date. A Fund does not earn interest on such securities the Fund has committed to purchase until the securities are paid for and delivered on the settlement date. While when-issued or delayed delivery securities may be sold prior to the settlement date, it is intended that the Funds will commit to purchase such securities with the purpose of actually acquiring them unless a sale appears desirable for investment reasons. At the time a Fund makes the commitment to purchase a security on a when-issued or delayed delivery basis, the Fund will record the transaction and reflect the value of the security in determining its net asset value. The market value of when-issued or delayed delivery securities may be more or less than the purchase price. The Advisor does not believe that a Fund’s net asset value or income will be adversely affected by its purchase of securities on a when-issued or delayed delivery basis. In connection with a Fund’s investment in when-issued or delayed delivery securities, the Fund’s custodian will maintain Segregated Assets equal in value to the purchase price and the interest rate payable on the securities which are fixed on the purchase commitment date or at the time of settlement, marked-to-market daily in accordance with pertinent SEC positions.

Repurchase agreements (all Funds)

Each Fund may enter into repurchase agreements with banks or broker-dealers. When a Fund enters into a repurchase agreement, the Fund purchases securities from a bank or broker-dealer which simultaneously agrees to repurchase the securities at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. The Fund maintains custody of the underlying securities prior to their repurchase, either through its regular custodian or through a special “tri-party” custodian or sub-custodian that maintains separate accounts for both the Fund and the counterparty.

As a result, a repurchase agreement provides a fixed rate of return insulated from market fluctuations during the term of the agreement. The term of a repurchase agreement generally is short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery. Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the

UBS Global Asset Management

securities transferred to the Fund. In accordance with the Investment Company Act, repurchase agreements will be fully collateralized, and the collateral will be marked-to-market daily. A Fund may not enter into a repurchase agreement having more than seven days remaining to maturity if, as a result, such agreement, together with any other securities which are not readily marketable (illiquid securities), would exceed 15% of the value of the net assets of such Fund (or would exceed 10% of the value of the net assets of the UBS Prime Relationship Fund).

In the event of bankruptcy or other default by the seller of the security under a repurchase agreement, a Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In such event, instead of the contractual fixed rate of return, the rate of return to a Fund would be dependent upon intervening fluctuations of the market value of, and the accrued interest on, the underlying security. Although a Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform, the ability of a Fund to recover damages from a seller in bankruptcy or otherwise in default would be reduced.

Reverse repurchase agreements (all Funds)

Each Fund may enter into reverse repurchase agreements with banks or broker-dealers. Reverse repurchase agreements involve sales of portfolio securities of a Fund to member banks of the Federal Reserve System or securities dealers believed creditworthy, concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price which is generally equal to the original sales price plus interest. The Funds retain record ownership and the right to receive interest and principal payments on the portfolio securities involved, and during the reverse repurchase period, continue to receive principal and interest payments on these securities. In connection with each reverse repurchase transaction, a Fund’s custodian will maintain Segregated Assets in an amount equal to the repurchase price, marked-to-market daily in accordance with pertinent SEC positions. Reverse repurchase agreements have the same risk characteristics as borrowing transactions of a Fund.

Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

Borrowing (all Funds)

All Funds are authorized to borrow money, from time to time, for temporary emergency or extraordinary purposes, or to facilitate redemptions in amounts up to 33 1/3% of the value of each Fund’s total assets (including amounts borrowed). The Funds have no intention of increasing net income through borrowing. Any borrowing will be from a bank with the required asset coverage of at least 300%. In the event that such asset coverage falls below 300%, a Fund will, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings will be at least 300%. Each Fund will not pledge more than 10% of its net assets.

The use of borrowing by a Fund involves special risks that may not be associated with other portfolios having similar objectives. Since substantially all the assets of the Funds fluctuate in value while the interest obligations remain fixed, an increase or decrease of the asset value per

UBS Global Asset Management

share of a Fund will be greater than would be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, a Fund might have to sell portfolio securities in order to meet interest or principal payments, or to satisfy restrictions on borrowings, at a time when investment considerations would otherwise not favor such sales.

Loans of portfolio securities (all Funds)

All Funds may lend portfolio securities to broker-dealers and financial institutions provided the following conditions are satisfied: (1) the loan is secured continuously by collateral in the form of cash, US government securities or other liquid assets marked-to-market daily and maintained in an amount at least equal to the current market value of the loaned securities; (2) after giving three business days’ notice the applicable Fund may call the loan and receive the securities loaned; (3) the applicable Fund will receive any interest or dividends paid on the loaned securities; (4) the aggregate market value of securities loaned by the applicable Fund will not at any time exceed 33 1/3% of the total assets of the Fund; and (5) the Fund must pay only reasonable custodian fees in connection with the loan.

When loaning portfolio securities, each Fund will initially require the borrower to provide the Fund with collateral in an amount at least equal to 102% of the current market value of the loaned securities with respect to US securities and 105% of the current market value of the loaned securities with respect to foreign securities. Thereafter, collateral will be maintained in an amount at least equal to 100% of the current market value of the loaned securities. Collateral will consist of cash, US government securities or other liquid assets permitted by the Commission. Loans of securities involve a risk that the borrower may fail to return the loaned securities or may fail to maintain the proper amount of collateral, which may result in a loss of money by a Fund or a delay in recovering the loaned securities. In addition, in the event of bankruptcy of the borrower, a Fund could experience delays in recovering the loaned securities or only recover cash or a security of equivalent value. Therefore, a Fund will enter into portfolio securities loans only after a review of all pertinent facts by the Advisor and the lending agent, subject to the overall supervision by the Board. Such reviews will be monitored on an ongoing basis. In addition, the lending agent is obligated to replace the loaned securities with a like amount of securities of the same issuer, class and denomination in the event the loaned securities are not returned by a borrower in accordance with the arrangements between the borrower and the lending agent. Creditworthiness of the borrower will be monitored on an ongoing basis by the Advisor or the lending agent. Cash received through loan transactions may be invested in any security in which the Fund is authorized to invest. Investing cash subjects that investment to market risk (i.e., capital appreciation or depreciation).

Loan participations and assignments (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Core Plus Relationship Fund)

The UBS Opportunistic Loan Relationship Fund invests in loans and other financial instruments that provide exposure to the global loan market. The UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund and UBS U.S. Core Plus Relationship Fund each may invest up to 5% of its net assets in the UBS Opportunistic Loan Relationship Fund and the UBS High Yield Relationship Fund may invest up to 20% of its net assets in the UBS Opportunistic Loan Relationship Fund in accordance with an exemptive order received from the SEC, as described previously.

UBS Global Asset Management

The UBS Opportunistic Loan Relationship Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships typically through loan assignments, but also through participations in loans. The Fund primarily invests in senior secured loans, but may also purchase senior unsecured, subordinated and junior loans. Loans in general are subject to the general risks of fixed income investing, including credit, prepayment, extension and, to a lesser extent, interest rate risk.

A senior loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of loan investors. The Agent typically administers and enforces the loan on behalf of the other loan investors and typically holds any collateral on behalf of the loan investors. Loan interests primarily take the form of assignments purchased in the primary or secondary market. Senior loans typically hold the most senior position in the capital structure of a business entity, and therefore have priority over the claims of most or all other creditors on the borrower’s cash flow in the event of default. Senior secured loans are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower. Senior unsecured loans are not supported by collateral and, in such cases, the Fund would not have a claim on any specific asset or stock of the borrower, which results in a greater risk of loss. The proceeds of senior loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends and, to a lesser extent, to finance internal growth and for other corporate purposes. The amount of public information available with respect to senior loans may be less extensive than that available for registered or exchange listed securities.

Junior loans or second lien loans are subject to the same general risks inherent to any loan investment, but, due to their lower place in a borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower. A junior loan may have a claim on the same collateral pool as the senior loan or it may be secured by a separate set of assets, such as property, plants or equipment.

The UBS Opportunistic Loan Relationship Fund purchases loans primarily through assignments, but may also purchase participation interests in loans. The Agent and the original lenders of a loan typically have the right to sell interests (“participations”) in their share of the loan to other participants or to assign all or a portion of their interests (“assignments”) in the loan to other parties. When the Fund purchases an assignment, the Fund typically has a direct contractual relationship with the borrower and may enforce compliance by the borrower with the terms of the loan agreement. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement of the assigning loan investor and becomes a loan investor under the loan agreement with the same rights and obligations as the assigning loan investor. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning loan investor.

When the Fund acquires a participation in a loan, the Fund typically has a contractual relationship only with the lender, not with the borrower, and, therefore, the Fund generally has no right to enforce compliance by the borrower with the terms of the loan agreement. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled

UBS Global Asset Management

only from the loan investor selling the participation and only upon receipt by such loan investor of such payments from the borrower. In connection with purchasing participations, the Fund may not directly benefit from the collateral supporting the loan in which it has purchased the participation. As a result, the Fund assumes the credit risk of both the borrower and the loan investor selling the participation. Certain participations may be structured in a manner designed to avoid purchasers of participations being subject to the credit risk of the lender with respect to the participation. Even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation may be impaired. The Fund will acquire participations only if the lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. In the event of the insolvency of the loan investor selling a participation, the Fund may be treated as a general creditor of such loan investor. The selling loan investors and other persons interpositioned between such loan investors and the Fund with respect to such participations will likely conduct their principal business activities in the banking, finance and financial services industries.

The rate of interest payable on floating rate corporate loans or corporate debt securities is established as the sum of a base lending rate, such as the London Inter-Bank Offered Rate (LIBOR), plus a specified margin (typically between 2% to 4%). The Advisor believes that such spreads significantly reduce the impact of interest rate movements as compared to other debt securities. The interest rate on LIBOR-based loans and securities is reset periodically, typically at regular intervals ranging between 30 and 90 days. In the alternative, a portion of the Fund’s investments may consist of loans with interest rates that are fixed for the term of the loan. Investment with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund’s share price as a result of changes in interest rates.

Loans are generally not traded on a national securities exchange, but are traded on active secondary markets. Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted. No active trading market may exist for some loans and certain loans may be subject to restrictions on resale. In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of the Fund to realize full value and thus cause a decline in the Fund’s net asset value. The Fund may not invest more than 15% of net assets in illiquid securities.

The Advisor has chosen to remain on the public side of all loan transactions by refusing access to non-public information about a borrower that may otherwise be available to the portfolio manager or his team as a consequence of typical loan terms requiring borrowers to provide non-public information periodically to lenders. The Advisor refuses such non-public information as the receipt of such information would require the portfolio manager and his team to be “walled off” from other portfolio managers, traders and research staff, which would inhibit the Fund’s opportunity to leverage research and analysis from other portfolio management teams and may increase the costs of the Fund. However, by not receiving the non-public information about a borrower, the portfolio manager and credit analysts may not receive certain information to which the Fund would otherwise have been entitled that otherwise may have affected the Fund’s decision to invest in the loan. In certain instances, however, the Advisor may seek access to non-public information with respect to a particular loan currently held by the Fund if the loan has defaulted or is in danger of default or if the Fund is a material holder of the loan during a significant change in the terms of the loan. In these situations the Advisor may be restricted from

UBS Global Asset Management

trading the loan or other debt and equity securities of the borrower while it is in possession of such material, non-public information, even if such loan or other security is declining in value.

Sovereign loan participations and assignments (UBS Global Securities Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short-Term Relationship Fund and UBS U.S. Core Plus Relationship Fund)

These Funds may invest in fixed rate and floating rate loans arranged through private negotiations between an issuer of sovereign debt obligations and one or more financial institutions. A Fund’s investment in loans is expected in most instances to be in the form of participations in loans and assignments of all or a portion of loans from third parties.

A Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain participations may be structured in a manner designed to avoid purchasers of participations being subject to the credit risk of the lender with respect to the participation. Even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation may be impaired. A Fund will acquire participations only if the lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy. When the Fund purchases Assignments from lenders, it will acquire direct rights against the borrower on the loan. However, because assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Loans are generally not traded on a national securities exchange, but are traded on active secondary markets. Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause a Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted. No active trading market may exist for some loans and certain loans may be subject to restrictions on resale. In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of a Fund to realize full value and thus cause a decline in the Fund’s net asset value. Each Fund may not invest more than 15% of its net assets in illiquid securities.

Variable amount master demand notes and funding agreements

The UBS Short-Term Relationship Fund may invest in variable amount master demand notes and funding agreements, which are unsecured redeemable obligations that permit investment of varying amounts at fluctuating interest rates under a direct agreement between the Fund and an issuer, such as a bank, broker or insurance company. The principal amount of these instruments may be increased from time to time by the parties (subject to specified maximums) or decreased by the Fund or the issuer. Master demand notes are payable on demand (subject to any

UBS Global Asset Management

applicable advance notice provisions) and may or may not be rated. Funding agreements may or may not be payable on demand (subject to any applicable advance notice provisions).

Short sales (UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)

In a short sale, a Fund sells a security it does not own in anticipation of a decline in the market value of that security. To complete the transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. Until the security is replaced, the Fund must pay the lender any dividends or interest that accrues during the period of the loan. To borrow the security, a Fund may also be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale (which may be invested in equity securities) will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

A Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security, and the Fund will realize a gain if the security declines in price between those same dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund is required to pay in connection with the short sale.

Until a Fund replaces a borrowed security, the Fund will maintain Segregated Assets in an amount equal to its obligation to purchase the stocks sold short, as required by law. The amount segregated in this manner will be increased or decreased each business day to equal the change in market value of the Fund’s obligation to purchase the security sold short. If the lending broker requires the Fund to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets a Fund is required to segregate to cover the short sale obligation. The amount segregated must be unencumbered by any other obligation or claim than the obligation that is being covered. The Advisor and the Funds believe that short sale obligations that are covered, either by an offsetting asset or right (acquiring the stock sold short or having an option to purchase the stock sold short at a exercise price that covers the obligation), or by the Funds’ Segregated Assets procedures (or a combination thereof), are not senior securities under the Investment Company Act and are not subject to each Fund’s borrowing restrictions. A Fund is also required to repay the lender of the stock any dividends or interest that accrue on the stock during the period of the loan.

Other investment vehicles available to the Funds

The Board may, in the future, authorize a Fund to invest in securities other than those listed in Parts A or Part B of this Registration Statement, provided such investment would be consistent with the applicable Fund’s investment objective and would not violate any fundamental investment policies or restrictions applicable to such Fund. The investment policies described above, except for the discussion of percentage limitations with respect to portfolio lending transactions and borrowing, are not fundamental and may be changed by the Board without the approval of the Investors.

Investment practices available to the Funds

Certain Funds may buy and sell put and call options and may attempt to manage the overall risk of portfolio investments through hedging strategies, enhance income, or replicate a fixed income return by using swaps, options, futures contracts, and forward currency contracts.

UBS Global Asset Management

Hedging strategies may also be used in an attempt to manage the Funds’ average durations, foreign currency exposures, and other risks of the Funds’ investments that can affect fluctuations in the Funds’ net asset values. The Funds intend to use such investment practices at the discretion of the Advisor. A detailed discussion of these various investment practices, the limitations on the portion of the Funds’ assets that may be used in connection with these investment practices and the risks associated with such investment practices is included in the Appendix A of this Part B.

Limitations on futures and options transactions

The Trust has filed a notice of eligibility for exclusion from the definition of “commodity pool operator” within the meaning provided in the Commodity Exchange Act (“CEA”) and regulations promulgated thereunder by the Commodity Futures Trading Commission and the National Futures Association, which regulate trading in the futures markets. The Funds intend to comply with Section 4.5 of the regulations under the CEA.

Investment restrictions of the Funds

Each Fund is subject to the investment restrictions set forth below adopted by the Board, which constitute fundamental policies and may not be changed, as to a Fund, without the approval of a majority of the outstanding voting shares of the Fund. Except with respect to the following investment restrictions on borrowing, and unless otherwise indicated, all percentage limitations listed below apply to the Funds and apply only at the time of the transaction. Accordingly, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in the percentage which results from a relative change in values or from a change in a Fund’s total assets will not be considered a violation.

Except as set forth in the Parts A, in this Part B or in an exception below, each Fund may not:

(i)	Purchase or sell real estate, except that the Fund may purchase or sell securities of real estate investment trusts. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund and UBS International Equity Relationship Fund);

(ii)	Purchase or sell commodities, except that the Fund may purchase or sell currencies, may enter into futures contracts on securities, currencies and other indices or any other financial instruments, and may purchase and sell options on such futures contracts. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund);

(iii)	Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, or pledges; (b) entering into options, futures contracts, forward contracts, repurchase transactions or reverse repurchase transactions; or (c) making short sales of securities up to 10% of the Fund’s net assets to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund, UBS High Yield Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund);

UBS Global Asset Management

(iv)	Make loans to other persons, except (a) through the lending of its portfolio securities; (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans for investment purposes in accordance with its investment objectives and policies; and (c) to the extent the entry into a repurchase agreement is deemed to be a loan. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS High Yield Relationship Fund);

(v)	Borrow money in excess of 33 1/3% of the value of its assets except as a temporary measure for extraordinary or emergency purposes to facilitate redemptions. All borrowings will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund’s assets, asset coverage of at least 300% is required. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS High Yield Relationship Fund);

(vi)	Concentrate (invest more than 25% of its total assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the US government or any of its agencies). (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund and UBS International Equity Relationship Fund); and

(vii)	Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when selling its own shares. (This limitation does not apply to UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund and UBS High Yield Relationship Fund).

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS U.S. Equity Alpha Relationship Fund and the UBS U.S. Equity Alpha Value Relationship Fund may not:

(i)	Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, or pledges; (b) entering into options, futures contracts, forward contracts, repurchase transactions or reverse repurchase transactions; or (c) making short sales of securities to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof; and

(ii)	purchase or sell commodities, except as permitted by the Investment Company Act.

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS U.S. Large Cap Equity Relationship Fund, UBS International Equity Relationship Fund, and UBS U.S. Bond Relationship Fund, may not:

(i)	Invest in real estate or interests in real estate (provided that this will not prevent the Fund from investing in publicly-held real estate investment trusts or marketable securities of companies which may represent indirect interests in real estate). (This limitation does not apply to UBS U.S. Bond Relationship Fund);

(ii)	Invest in interests in oil, gas and/or mineral exploration or development programs or leases;

UBS Global Asset Management

(iii)	Purchase or sell commodities or commodity contracts, except each Fund may enter into futures contracts and options thereon in accordance with this Registration Statement and may engage in forward foreign currency contracts and swaps;

(iv)	Make investments in securities for the purpose of exercising control over or management of the issuer. (This limitation does not apply to UBS U.S. Bond Relationship Fund);

(v)	Sell securities short, except “short sales against the box” or purchase securities on margin, and also except such short-term credits as are necessary for the clearance of transactions. For this purpose, the deposit or payment by a Fund for initial or maintenance margin in connection with futures contracts is not considered to be the purchase or sale of a security on margin;

(vi)	Make loans, except that this restriction shall not prohibit: (a) the purchase and holding of a portion of an issue of publicly distributed or privately placed debt securities; (b) the lending of portfolio securities; or (c) entry into repurchase agreements with banks or broker-dealers. (This limitation does not apply to UBS U.S. Bond Relationship Fund);

(vii)	Borrow money except as a temporary measure for extraordinary or emergency purposes to facilitate redemptions and in no event in excess of 33 1/3% of the value of its total assets. All borrowings will be from a bank and to the extent that such borrowings exceed 5% of the value of the Fund’s assets, asset coverage of at least 300% is required. UBS International Equity Relationship Fund will not purchase securities while borrowings exceed 5% of that Fund’s total assets. (This limitation does not apply to UBS U.S. Bond Relationship Fund);

(viii)	Issue senior securities as defined in the Investment Company Act except that this restriction will not prevent the Funds from entering into repurchase agreements or reverse repurchase agreements, borrowing money in accordance with restriction (vii) above or purchasing when-issued, delayed delivery or similar securities;

(ix)	Purchase the securities of issuers conducting their principal business activities in the same industry (other than obligations issued or guaranteed by the US government, its agencies or instrumentalities or by foreign governments or their political subdivisions, or by supranational organizations) if immediately after such purchase the value of a Fund’s investments in such industry would exceed 25% of the value of the total assets of the Fund. (This limitation does not apply to UBS U.S. Bond Relationship Fund);

(x)	Act as an underwriter of securities, except that, in connection with the disposition of a security, the Fund may technically be deemed to be an “underwriter” as that term is defined in the Securities Act, in selling a portfolio security. (This limitation does not apply to UBS U.S. Bond Relationship Fund); and

(xi)	Invest in securities of any open-end or closed-end investment company, except in accordance with the Investment Company Act or any exemptive order therefrom obtained from the Commission which permits investment by a Fund in other funds or other investment companies or series thereof advised by the Advisor, and also may invest in the securities of closed-end investment companies at customary brokerage commission rates. (This limitation does not apply to UBS U.S. Bond Relationship Fund.)

UBS Global Asset Management

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS U.S. Securitized Mortgage Relationship Fund and UBS High Yield Relationship Fund may not:

(i)	Sell securities short, except “short sales against the box” or purchase securities on margin, and also except such short-term credits as are necessary for the clearance of transactions. For this purpose, the deposit or payment by the Fund for initial or maintenance margin in connection with futures contracts is not considered to be the purchase or sale of a security on margin. (This limitation does not apply to UBS High Yield Relationship Fund);

(ii)	Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, mortgages, or pledges, (b) entering into options, futures contracts, forward contracts, repurchase transactions, or reverse repurchase transactions, or (c) making short sales of securities to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof. (This limitation does not apply to UBS U.S. Securitized Mortgage Relationship Fund);

(iii)	Make loans to other persons, except (a) through the lending of its portfolio securities, (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans in accordance with its investment objectives and policies, and (c) to the extent the entry into a repurchase agreement is deemed to be a loan. The UBS High Yield Relationship Fund may also make loans to affiliated investment companies to the extent permitted by the Investment Company Act or any exemptions therefrom that may be granted by the Commission;

(iv)	Borrow money, except that the Fund may borrow money from banks to the extent permitted by the Investment Company Act, for temporary or emergency purposes from any person in an amount not exceeding 5% of its total assets, or to the extent permitted by any exemptions therefrom which may be granted by the Commission staff, but in any event all borrowings may not exceed 33 1/3% of the value of the Fund’s total assets (including the amount borrowed). (This limitation applies to UBS U.S. Securitized Mortgage Relationship Fund only);

(v)	Borrow money, except that the Fund may borrow money from banks to the extent permitted by the Investment Company Act, or to the extent permitted by any exemptions therefrom which may be granted by the Commission staff, or for temporary or emergency purposes and then in an amount not exceeding 33 1/3% of the value of the Fund’s total assets (including the amount borrowed). (This limitation applies to UBS High Yield Relationship Fund only); and

(vi)	Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares. (This limitation does not apply to UBS U.S. Securitized Mortgage Relationship Fund.)

UBS Global Asset Management

In addition to the investment restrictions described above for the Funds, UBS Global Equity Relationship Fund, UBS U.S. Smaller Cap Equity Completion Relationship Fund and UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund may not:

(i)	Purchase the securities of any one issuer (other than the US government or any of its agencies or instrumentalities or securities of other investment companies) if immediately after such investment: (a) more than 5% of the value of the Fund’s total assets would be invested in such issuer; or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

Disclosure of portfolio holdings

Introduction

UBS Global Asset Management (Americas) Inc. (“UBS Global AM (Americas)”) and the Trust’s Board of Trustees have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the portfolio holdings of the Funds (the “Policy”). The Trust’s Policy with respect to the release of portfolio holdings information is to release only such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Funds’ portfolio holdings will not be made available to anyone outside of UBS Global AM (Americas) unless and until the information has been made available to all shareholders or the general public in a manner consistent with the spirit and terms of this Policy. A description of the type and frequency of portfolio holdings that are disclosed to the public is contained in the Part A for each Fund, as it may be updated from time to time.

The Policy requires that the UBS Global AM (Americas) Legal and Compliance Departments address any material conflicts of interest regarding a disclosure of portfolio holdings and determine whether a disclosure of a Fund’s portfolio holdings is for a legitimate fund business purpose and in the best interest of the Fund’s shareholders prior to the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments authorizing the disclosure of such Fund’s portfolio holdings. The UBS Global AM (Americas) Legal and Compliance Departments will periodically review how each Fund’s portfolio holdings are being disclosed to and used by, if at all, shareholders, service providers, UBS Global AM (Americas) affiliates, fiduciaries, and broker-dealers, to ensure that such disclosure and use is for legitimate fund business reasons and consistent with the best interests of each Fund’s shareholders.

Board oversight

The Board of Trustees of the Trust exercises continuing oversight of the disclosure of Fund portfolio holdings by: (i) overseeing the implementation and enforcement by the Trust’s Chief Compliance Officer of the Policy, the Trust’s Code of Ethics and policies and procedures regarding the misuse of inside information; (ii) considering reports and recommendations by the Chief Compliance Officer concerning any material compliance matters (as defined in Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act of 1940) that may arise in connection with any policies governing portfolio holdings; and (iii) considering whether to approve or ratify any amendment to any policies governing portfolio holdings. The Policy may be amended from time to time, subject to approval by the Board of Trustees of the Trust.

UBS Global Asset Management

Complete portfolio holdings—disclosure to shareholders subject to confidentiality and trading restrictions

UBS Global AM (Americas) will post a Fund’s complete nonpublic portfolio holdings, as of the most recent month-end, on a private, password-protected Web Site, no sooner than 15 calendar days after the month-end. UBS Global AM (Americas) may authorize providing access to the nonpublic portfolio holdings posted on the private, password-protected Web Site to a shareholder of a Fund if: (i) the shareholder requests access to the nonpublic portfolio holdings; and (ii) the shareholder executes a written confidentiality agreement whereby the shareholder agrees not to disclose the nonpublic portfolio holdings information to third parties (other than to a consultant who assists with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the nonpublic portfolio holdings in reliance on the nonpublic portfolio holdings information.

Access by a shareholder of a Fund to the nonpublic portfolio holdings information posted on the private, password-protected Web Site must be authorized in writing by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments.

Complete portfolio holdings disclosure to service providers subject to confidentiality and trading restrictions

UBS Global AM (Americas), for legitimate fund business purposes, may disclose a Fund’s complete portfolio holdings if it deems such disclosure necessary and appropriate to rating and ranking organizations, financial printers, proxy voting service providers, pricing information vendors, third-parties that deliver analytical, statistical or consulting services, custodians or a redeeming party’s custodian or transfer agent, as necessary in connection with redemptions in kind, and other third parties that provide services (collectively, “Service Providers”) to UBS Global AM (Americas) and/or the Funds.

Disclosure of complete portfolio holdings to a Service Provider is conditioned on the Service Provider being subject to a written duty of confidentiality, including a duty not to trade on the basis of any material nonpublic information, pursuant to the terms of the service agreement between the Service Provider and the Trust or UBS Global AM (Americas), or the terms of a separate confidentiality agreement. The frequency with which complete portfolio holdings may be disclosed to a Service Provider, and the length of lag, if any, between the date of information and the date on which the information is disclosed to the Service Provider, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds’ shareholders, and the legitimate fund business purposes served by such disclosure. Disclosure of Fund complete portfolio holdings to a Service Provider must be authorized in writing by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments.

Arrangements to disclose portfolio holdings to service providers and fiduciaries

As of the date of this Part B, the specific Service Providers and Fiduciaries with whom the Trust has arrangements to provide portfolio holdings in advance of their release to shareholders or the general public in the course of performing or to enable them to perform services for the Fund are:

•	JP Morgan Chase Bank, the Funds’ Custodian, receives portfolio holdings information daily on a real-time basis.

UBS Global Asset Management

•

Ernst & Young LLP, each Fund’s independent registered public accounting firm, receives portfolio holdings information on an annual and semiannual basis for reporting purposes. There is a 30-day lag between the date of portfolio holdings information and the date on which the information is disclosed to Ernst & Young. Ernst & Young also receives portfolio holdings information annually at year-end for audit purposes. In this case, there is no lag between the date of the portfolio holdings information and the date on which the information is disclosed to Ernst & Young.

Complete portfolio holdings—UBS Global AM (Americas) affiliates and fiduciaries subject to confidentiality and trading restrictions

A Fund’s complete portfolio holdings may be disclosed between and among the following persons (collectively, “Affiliates and Fiduciaries”), subject to authorization by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments, for legitimate fund business purposes within the scope of their official duties and responsibilities, and subject to such Affiliate/Fiduciary’s continuing duty of confidentiality and duty not to trade on the basis of any material non-public information, as such duties are imposed under the Trust’s and/or UBS Global AM (Americas)’s Code of Ethics, the Trust’s policies and procedures regarding the prevention of the misuse of inside information, by agreement or under applicable laws, rules and regulations: (i) persons who are subject to UBS Global AM (Americas)’s Codes of Ethics or the policies and procedures regarding the prevention of the misuse of inside information; (ii) an investment adviser (or sub-adviser), distributor, administrator, sub-administrator, transfer agent, custodian or securities lending agent to the Fund; (iii) an accounting firm, an auditing firm or outside legal counsel retained by UBS Global AM (Americas) or the Trust; (iv) an investment adviser (or sub-adviser) to whom complete portfolio holdings are disclosed for due diligence purposes when the adviser is in merger or acquisition talks with a Fund’s current adviser; and (v) a newly hired investment adviser or sub-adviser to whom complete portfolio holdings are disclosed prior to the time it commences its duties.

The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Fiduciaries, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Fiduciaries, is to be determined by the UBS Global AM (Americas) Legal and Compliance Departments based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the Fund and its shareholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial portfolio holdings—disclosure to broker-dealers in the normal course of managing Fund assets

An investment adviser, administrator or custodian for a Fund may, for legitimate fund business purposes within the scope of their official duties and responsibilities, disclose portfolio holdings (whether partial portfolio holdings or complete portfolio holdings) and other investment positions comprising the Fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities and derivatives transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material nonpublic information concerning the Fund’s portfolio holdings, other investment positions, securities transactions or derivatives transactions without the consent of the Trust or the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments. The Trust has not given its consent to any such use or disclosure and no person including the Treasurer, Assistant Treasurer,

UBS Global Asset Management

Secretary or Assistant Secretary of the Trust, or an attorney in the UBS Global AM (Americas) Legal and Compliance Departments of UBS Global AM (Americas) is authorized to give such consent except as approved by the Trust’s Board of Trustees. In the event consent is given to disclose portfolio holdings to a broker-dealer, the frequency with which the portfolio holdings may be disclosed to a broker-dealer, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to the broker-dealer, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the Fund and its shareholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial holdings—disclosure as required by applicable law

Fund portfolio holdings and other investment positions comprising a Fund may be disclosed to any person as required by applicable laws, rules and regulations. Examples of such required disclosure include, but are not limited to, disclosure of portfolio holdings: (i) in a filing or submission with the SEC or another regulatory body; (ii) in connection with seeking recovery on defaulted bonds in a federal bankruptcy case; (iii) in connection with a lawsuit; or (iv) as required by court order, subpoena or similar process (e.g., arbitration proceedings).

Disclosure of non-material information

Policies and procedures regarding disclosure of non-material information permit the officers of the Trust, UBS Global Asset Management Fund portfolio managers and senior officers of UBS Global AM (Americas) Finance, UBS Global AM (Americas) Legal and Compliance Departments, and anyone employed by or associated with UBS Global AM (Americas) who has been authorized by the UBS Global AM (Americas) Legal Department (collectively, “Approved Representatives”) to disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to the Funds or their respective portfolio holdings and/or other investment positions (collectively, commentary and analysis) or any changes in the portfolio holdings of a Fund that occurred after the most recent calendar-quarter end (recent portfolio changes) to any person if such information does not constitute material nonpublic information.

An Approved Representative must make a good faith determination whether the information constitutes material nonpublic information, which involves an assessment of the particular facts and circumstances. UBS Global AM (Americas) believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning a Fund. Nonexclusive examples of commentary and analysis include: (i) the allocation of a Fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries; (ii) the characteristics of the stock and bond components of a Fund’s portfolio holdings and other investment positions; (iii) the attribution of Fund returns by asset class, sector, industry and country; and (iv) the volatility characteristics of a Fund. An Approved Representative may in his or her sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.

Prohibitions on disclosure of portfolio holdings

No person is authorized to disclose Fund portfolio holdings or other investment positions (whether online, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure would be unlawful under the antifraud provisions of the federal securities laws

UBS Global Asset Management

(as defined in Rule 38a-1 under the Investment Company Act). Furthermore, UBS Global AM (Americas), in its sole discretion, may determine not to disclose portfolio holdings or other investment positions comprising a Fund to any person who might otherwise be eligible to receive such information under the Policy, or may determine to make such disclosures publicly as provided in the Policy.

Prohibitions on receipt of compensation or other consideration

Neither UBS Global AM (Americas), any of the Funds nor any other person may pay or receive any compensation or other consideration of any type for the purpose of obtaining disclosure of Fund portfolio holdings or other investment positions. “Consideration” includes any agreement to maintain assets in a Fund or in other investment companies or accounts managed by UBS Global AM (Americas) or by any affiliated person of UBS Global AM (Americas).

Item 12.	Management of the Trust

The Trust is a Delaware statutory trust. Under Delaware law, the Board has overall responsibility for managing the business and affairs of the Trust, including general supervision and review of its investment activities. The Trustees elect the officers of the Trust, who are responsible for administering the day-to-day operations of the Trust and the Funds.

The Trustees and executive officers of the Trust, along with their principal occupations over the past five years and their affiliations, if any, with UBS Global Asset Management (Americas) Inc., are listed below. None of the Trustees is an “interested person” (as defined in the Investment Company Act) of the Trust. The Trustees may be referred to herein as “Independent Trustees.”

Name, address and age	Position(s) held with Trust	Term of office (1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee

Walter E. Auch(2) 6001 N. 62nd Place Paradise Valley, AZ 85253 Age: 86	Trustee	Since 1994	Mr. Auch is retired (since 1986).	Mr. Auch is a trustee of three investment companies (consisting of 59 portfolios) for which UBS Global AM (Americas) or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Auch is a Trustee/Director of Advisors Series Trust (22 portfolios); Legg Mason Partners Fund Complex (23 portfolios); Nicholas Applegate Institutional Funds (14 portfolios); and Chairman of the Board of Sound Surgical Technologies.

UBS Global Asset Management

Name, address and age	Position(s) held with Trust	Term of office (1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee

Frank K. Reilly(2) Mendoza College of Business University of Notre Dame Notre Dame, IN 46556-5649 Age: 72	Chairman and Trustee	Since 1994	Mr. Reilly is a Professor at the University of Notre Dame (since 1982).	Mr. Reilly is a director or trustee of four investment companies (consisting of 60 portfolios) for which UBS Global AM (Americas) or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Reilly is a Director of Discover Bank.

Edward M. Roob(2) 841 Woodbine Lane Northbrook, IL 60002 Age: 73	Trustee	Since 1994	Mr. Roob is retired (since 1993).	Mr. Roob is a director or trustee of four investment companies (consisting of 60 portfolios) for which UBS Global AM (Americas) or one of its affiliates serves as investment advisor, sub-advisor or manager.	None.

Adela Cepeda(2) A.C. Advisory, Inc. 161 No. Clark Street Suite 4975 Chicago, IL 60601 Age: 49	Trustee	Since 2004	Ms. Cepeda is founder and president of A.C. Advisory, Inc. (since 1995).	Ms. Cepeda is a director or trustee of four investment companies (consisting of 60 portfolios) for which UBS Global AM (Americas) or one of its affiliates serves as investment advisor, sub-advisor or manager.	Ms. Cepeda is a director of MGI Funds (7 portfolios) and director Amalagated Bank.

UBS Global Asset Management

Name, address and age	Position(s) held with Trust	Term of office (1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee

J. Mikesell Thomas(2) Federal Home Loan Bank of Chicago 111 East Wacker Drive Chicago, IL 60601 Age: 57	Trustee	Since 2004	Mr. Thomas is President and CEO of Federal Home Loan Bank of Chicago (since 2004). Mr. Thomas was an independent financial advisor (2001 to 2004).	Mr. Thomas is a director or trustee of four investment companies (consisting of 60 portfolios) for which UBS Global AM (Americas) or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Thomas is a director and chairman of the Audit Committee for Evanston Northwestern Healthcare.

(1)	Each Trustee holds office for an indefinite term.

(2)

Messrs. Auch, Reilly and Roob are also Independent Trustees of UBS Supplementary Trust and UBS Private Portfolios Trust, which are both investment vehicles advised by UBS Global AM (Americas) and are excluded from registration under the Investment Company Act in reliance on the exemptions afforded by Section 3(c)(7) of the Investment Company Act. Ms. Cepeda and Mr. Thomas are also Independent Trustees of UBS Private Portfolios Trust.

Officers

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Joseph J. Allessie* Age: 42	Vice President and Assistant Secretary	Since 2005	Mr. Allessie is an executive director (since 2007) and deputy general counsel (since 2005) at UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”) and UBS Global AM (Americas) (collectively, “UBS Global AM–Americas region”). Prior to joining UBS Global AM–Americas region, he was senior vice president and general counsel of Kenmar Advisory Corp. (from 2004 to 2005). Prior to that, Mr. Allessie was general counsel and secretary of GAM USA Inc., GAM Investments, GAM Services, GAM Funds, Inc. and the GAM Avalon Funds (from 1999 to 2004). Mr. Allessie is a vice president and assistant secretary of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

UBS Global Asset Management

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Thomas Disbrow* Age: 41	Vice President, Treasurer and Principal Accounting Officer	Since 2000 (Vice President) and 2006 (Treasurer and Principal Accounting Officer)	Mr. Disbrow is an executive director (since 2007) (prior to which he was a director) and head of the US mutual fund treasury administration department (since 2006) of UBS Global AM-Americas region. Mr. Disbrow is vice president, treasurer and principal accounting officer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Michael J. Flook* Age: 43	Vice President and Assistant Treasurer	Since 2006	Mr. Flook is an associate director and a senior manager of the US mutual fund treasury administration department of UBS Global AM-Americas region (since 2006). Prior to joining UBS Global AM-Americas region, he was a senior manager with The Reserve (asset management firm) from May 2005 to May 2006. Prior to that he was a senior manager with PFPC Worldwide since October 2000. Mr. Flook is a vice president and assistant treasurer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Mark F. Kemper** Age: 49	Vice President and Secretary	Since 1999 and 2004, respectively	Mr. Kemper is general counsel of UBS Global AM–Americas region (since 2004). Mr. Kemper is also a managing director of UBS Global AM-Americas region (since 2006). He was deputy general counsel of UBS Global AM (Americas) from July 2001 to July 2004. He has been secretary of UBS Global AM (Americas) since 1999 and assistant secretary of UBS Global Asset Management Trust Company since 1993. Mr. Kemper is secretary of UBS Global AM–Americas region (since 2004). Mr. Kemper is vice president and secretary of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

UBS Global Asset Management

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Joanne M. Kilkeary* Age: 39	Vice President and Assistant Treasurer	Since 2006	Ms. Kilkeary is an associate director (since 2000) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS Global AM-Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Tammie Lee* Age: 36	Vice President and Assistant Secretary	Since 2005	Ms. Lee is a director and associate general counsel of UBS Global AM-Americas region (since 2005). Prior to joining UBS Global AM-Americas region, she was vice president and counsel at Deutsche Asset Management/Scudder Investments from 2003 to 2005. Prior to that she was assistant vice president and counsel at Deutsche Asset Management/Scudder Investments from 2000 to 2003. Ms. Lee is a vice president and assistant secretary of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Steven LeMire * Age: 38	Vice President and Assistant Treasurer	Since 2007	Mr. LeMire is a director and senior manager of the US mutual fund treasury administration department of UBS Global AM-Americas region (since October 2007). Prior to joining UBS Global AM-Americas region, he was an independent consultant with Third River Capital, LLC (formerly Two Rivers Capital, LLC) (from 2005 to 2007). Prior to that, he was vice president of operations and fund administration with Oberweis Asset Management, Inc. (from 1997 to 2005). Mr. LeMire is a vice president and assistant treasurer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

UBS Global Asset Management

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Joseph McGill* Age: 45	Vice President and Chief Compliance Officer	Since 2004	Mr. McGill is managing director (since 2006) and chief compliance officer (since 2003) at UBS Global AM-Americas region. Prior to joining UBS Global AM-Americas region, he was assistant general counsel at J.P. Morgan Investment Management (from 1999 to 2003). Mr. McGill is a vice president and chief compliance officer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Nancy D. Osborn* Age: 41	Vice President and Assistant Treasurer	Since 2007	Mrs. Osborn is an associate director and a senior manager of the US mutual fund treasury administration department of UBS Global AM-Americas region (since 2006). Prior to joining UBS Global AM-Americas region, she was an Assistant Vice President with Brown Brothers Harriman since April 1996. Mrs. Osborn is a vice president and assistant treasurer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Eric Sanders* Age: 42	Vice President and Assistant Secretary	Since 2005	Mr. Sanders is a director and associate general counsel of UBS Global AM-Americas Region (since 2005). From 1996 until June 2005, he held various positions at Fred Alger & Company, Incorporated, the most recent being assistant vice president and associate general counsel. Mr. Sanders is a vice president and assistant secretary of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

UBS Global Asset Management

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Andrew Shoup* Age: 51	Vice President and Chief Operating Officer	Since 2006	Mr. Shoup is a managing director and senior member of the global treasury administration department of UBS Global AM-Americas region (since July 2006). Prior to joining UBS Global AM-Americas region, he was chief administration officer for the Legg Mason Partner Funds (formerly Smith Barney, Salomon Brothers and CitiFunds mutual funds) from November 2003 to July 2006. Prior to that, he held various positions with Citigroup Asset Management and related companies with their domestic and offshore mutual funds since 1993. Additionally, he has worked for another mutual fund complex as well as spending eleven years in public accounting. Mr. Shoup is a vice president and chief operating officer of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Kai R. Sotorp** Age: 48	President	Since 2006	Mr. Sotorp is the head of the Americas for UBS Global Asset Management (since 2004); a member of the UBS Group Managing Board (since 2003) and a member of UBS Global Asset Management Executive Committee (since 2001). Prior to his current role, Mr. Sotorp was head of UBS Global Asset Management-Asia Pacific (2002-2004), covering Australia, Japan, Hong Kong, Singapore and Taiwan; head of UBS Global Asset Management (Japan) Ltd. (2001 to 2004); representative director and president of UBS Global Asset Management (Japan) Ltd. (2000 to 2004); and member of the board of Mitsubishi Corp.-UBS Realty Inc. (2000 to 2004). Mr. Sotorp is president of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Keith A. Weller* Age: 46	Vice President and Assistant Secretary	Since 2004	Mr. Weller is an executive director and senior associate general counsel of UBS Global AM-Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 21 investment companies (consisting of 106 portfolios) for which UBS Global AM–Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

+	Officers of the Trust are appointed by the Trustees and serve at the pleasure of the Board.

UBS Global Asset Management

*	This person’s business address is 51 West 52nd Street, New York, NY 10019-6114.

**	This person’s business address is One North Wacker Drive, Chicago, IL 60606.

Independent Trustees	Dollar range of equity securities in Trust+	Aggregate dollar range of equity securities in
all registered investment companies overseen
by Trustee for which UBS Global AM
(Americas) or an affiliate serves as
investment advisor, sub-advisor or manager+

Walter E. Auch	None	$50,001 - $100,000

Frank K. Reilly	None	over $100,000

Edward M. Roob	None	over $100,000

Adela Cepeda	None	$10,001 - $50,000

J. Mikesell Thomas	None	None

+	Information regarding ownership is as of December 31, 2006.

Note regarding ranges: In disclosing the dollar range of equity securities beneficially owned by a Trustee in these columns, the following ranges will be used: (i) none; (ii) $1-10,000; (iii) $10,001-$50,000; (iv) $50,001-$100,000; or (v) over $100,000.

Information about Independent Trustee ownership of securities issued by UBS Global AM (Americas) or any company controlling, controlled by or under common control with UBS Global AM (Americas)

As of December 31, 2006, the Independent Trustees did not own any securities issued by UBS Global AM (Americas) or any company controlling, controlled by or under common control with UBS Global AM (Americas).

Compensation table

Name and position held	Annual aggregate compensation from the Trust[1]	Pension or retirement benefits accrued as part of Fund expenses	Total compensation from the Trust and Fund complex paid to Trustees[2]
Walter E. Auch, Trustee	$56,034	N/A	$110,076
Frank K. Reilly, Trustee	$56,651	N/A	$118,724
Edward M. Roob, Trustee	$53,470	N/A	$110,202
Adela Cepeda, Trustee	$55,781	N/A	$117,300
J. Mikesell Thomas, Trustee	$56,231	N/A	$118,550

[1]	Represents aggregate annual compensation paid by the Trust to each Trustee indicated for the fiscal year ended December 31, 2006.

UBS Global Asset Management

[2]

This amount represents the aggregate amount of compensation paid to the Trustees for service on the Board of Directors/Trustees of four registered investment companies (three registered investment companies with regard to Mr. Auch) managed by UBS Global AM (Americas) for the fiscal year ended December 31, 2006.

No officer or Trustee of the Trust who is also an officer or employee of the Advisor receives any compensation from the Trust for services to the Trust.

Each Independent Trustee receives from the Trust for his or her service to the Funds, an annual retainer of $20,000 for serving as a Board member, an annual retainer of $2,000 for serving as an Audit Committee member, and an annual retainer of $2,000 for serving as a Nominating, Compensation and Governance Committee member. In addition, the chairman of the Board, for serving as chairman of the Board; the chairman of the Audit Committee, for serving as chairman of the Audit Committee; and the chairman of the Nominating, Compensation and Governance Committee, for serving as chairman of the Nominating, Compensation and Governance Committee, each receive from the Trust, for his or her service to the Funds, an annual retainer of $2,000, $1,500 and $1,000, respectively. Each Independent Trustee also receives $6,000 for each regular Board meeting (and each in-person special meeting) actually attended from the Trust. The foregoing fees will be allocated among all Funds as follows: (i) one-half of the expense will be allocated pro rata based on the Funds’ relative net assets at the end of the calendar quarter preceding the date of payment; and (ii) one-half of the expense will be allocated equally according to the number of Funds (i.e., expenses divided by number of Funds). The Trust reimburses each Trustee and officer for out-of-pocket expenses in connection with travel and attendance at Board meetings.

Each Trustee sits on the Trust’s Audit Committee, which has the responsibility, among other things, to: (i) select, oversee and set the compensation of the Trust’s independent registered public accounting firm; (ii) oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) oversee the quality and objectivity of the Funds’ financial statements and the independent audit(s) thereof; and (iv) act as a liaison between the Trust’s independent registered public accounting firm and the full Board. The Audit Committee met four times during the fiscal year ended December 31, 2006.

Each Trustee sits on the Trust’s Nominating, Compensation and Governance Committee (the “Nominating Committee”), which has the responsibility, among other things, to: (i) make recommendations and to consider shareholder recommendations for nominations for Board members; (ii) review Board governance procedures and recommend any appropriate changes to the full Board; (iii) periodically review Independent Trustee compensation and recommend any changes to the Independent Trustees as a group; and (iv) make recommendations to the full Board for nominations for membership on all committees, review all committee assignments annually and periodically review the responsibilities and need for all committees of the Board.

The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if an Independent Trustee vacancy on the Board occurs. A Qualifying Fund Shareholder is a shareholder that: (i) owns of record, or beneficially through a financial intermediary,  1/2 of 1% or more of the Trust’s outstanding shares; and (ii) has been a shareholder

UBS Global Asset Management

of at least  1/2 of 1% of the Trust’s total outstanding shares for 12 months or more prior to submitting the recommendation to the Nominating Committee. In order to recommend a nominee, a Qualifying Fund Shareholder should send a letter to the chairperson of the Nominating Committee, Mr. Walter Auch, care of the Secretary of the Trust at UBS Global Asset Management, One North Wacker Drive, Chicago, Illinois 60606, and indicate on the envelope “Nominating Committee.” The Qualifying Fund Shareholder’s letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each class and series of shares of the Trust which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae. The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.

The Nominating, Compensation and Governance Committee met twice during the fiscal year ended December 31, 2006.

There is no separate Investment Committee. Items pertaining to these matters are submitted to the full Board.

Proxy voting policies

The Board of Trustees believes that the voting of proxies on securities held by each Fund is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to the Advisor. Following is a summary of the Advisor’s proxy voting policy.

You may obtain information about each Fund’s proxy voting decisions, without charge, online on the Trust’s Web Site (www.ubs.com/ubsglobalam-proxy) or on the EDGAR database on the SEC’s Web Site (www.sec.gov) for the most recent 12-month period ending June 30th.

The proxy voting policy of the Advisor is based on its belief that voting rights have economic value and must be treated accordingly. Generally, the Advisor expects the boards of directors of companies issuing securities held by its clients to act as stewards of the financial assets of the company, to exercise good judgment and practice diligent oversight with the management of the company. While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical behavior, there are certain benchmarks, which, if substantial progress is made toward, give evidence of good corporate governance. The Advisor may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with the Advisor’s proxy voting policy.

When the Advisor’s view of a company’s management is favorable, the Advisor generally supports current management initiatives. When the Advisor’s view is that changes to the management structure would probably increase shareholder value, the Advisor may not support existing management proposals. In general, the Advisor: (1) opposes proposals which act to entrench management; (2) believes that boards should be independent of company management and composed of persons with requisite skills, knowledge and experience; (3) believes that any

UBS Global Asset Management

contracts or structures which impose financial constraints on changes in control should require prior shareholder approval; (4) believes remuneration should be commensurate with responsibilities and performance; and (5) believes that appropriate steps should be taken to ensure the independence of the registered public accounting firm.

The Advisor has implemented procedures designed to identify whether it has a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker/dealer activities. To address such conflicts, the Advisor has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker/dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes. Whenever the Advisor is aware of a conflict with respect to a particular proxy, its appropriate local corporate governance committee is required to review and agree to the manner in which such proxy is voted.

Item 13.	Control persons and principal holders of securities

As of December 31, 2007, the officers and Trustees, individually and as a group, owned beneficially less than 1% of the voting securities of each Fund.

As of December 31, 2007, the following persons owned of record or beneficially more than 5% of the outstanding voting shares of each Fund listed below. (The Funds not listed below either had not commenced operations as of such date, or there was no person who owned of record or beneficially more than 5% of the Fund’s outstanding voting shares.)

Name & address of beneficial and record owners+	Percentage
UBS Global Securities Relationship Fund
*UBS Global Asset Management Trust Co.	47%
UBS Global Securities Collective Fund

*UBS Cayman Islands Ltd. for UBS	6%
Global Frontier Fund Ltd. US

UBS Emerging Markets Equity Completion Relationship Fund
*UBS Global Asset Management Trust Co.	68%
UBS Emerging Markets Equity Completion Collective Fund

*UBS Global Asset Management	19%
UBS Global Equity Fund

*UBS Global Asset Management	9%
UBS International Equity Fund

UBS Emerging Markets Equity Relationship Fund
*UBS Global Asset Management Trust Co.	56%
UBS Emerging Markets Equity Collective Fund

*UBS Global Asset Management	19%
UBS Global Allocation Fund

*UBS Global Asset Management	12%
UBS Global Securities Relationship Fund

*UBS Global Asset Management Trust Co.	6%
UBS MAP Collective Fund

UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund
*UBS Global Asset Management Trust Co.	59%
UBS Global ex US Smaller Cap Equity Completion Collective Fund

*UBS Global Asset Management	17%
UBS Global Allocation Fund

*UBS Global Asset Management	11%
UBS Global Securities Relationship Fund

*UBS Global Asset Management	6%
UBS International Equity Fund

*UBS Global Asset Management	6%
UBS Global Equity Fund

UBS International Equity Relationship Fund
*The Board of Regents, University of Wisconsin	52%

UBS Global Asset Management

*UBS Global Asset Management	26%
UBS Global Frontier Fund

*UBS Global Asset Management	14%
UBS Dynamic Alpha Fund

UBS Small-Cap Equity Relationship Fund
*UBS Global Asset Management	36%
UBS Dynamic Alpha Fund

*UBS Global Asset Management	25%
UBS Global Allocation Fund

*UBS Global Asset Management Trust Co.	16%
UBS U.S. Equity Collective Fund

*UBS Global Asset Management	16%
UBS Global Securities Relationship Fund

UBS U.S. Equity Alpha Relationship Fund
*UBS Global Asset Management	38%
UBS Dynamic Alpha Fund

*UBS Global Asset Management	34%
UBS U.S. Equity Alpha Master Fund Ltd.

Teachers’ Retirement System of the State of Kentucky	13%

*UBS US Group Trust	13%
UBS U.S. Equity Alpha Collective Fund

UBS U.S. Large Cap Equity Relationship Fund
*UBS Global Asset Management	73%
UBS Dynamic Alpha Fund

*UBS Global Asset Management	10%
UBS Global Frontier Fund

Mary Hitchcock Memorial Hospital	9%

UBS U.S. Large Cap Growth Equity Relationship Fund
*UBS Global Asset Management	49%
UBS Dynamic Alpha Fund

*UBS US Group Trust	49%
UBS US Large Capitalization Equity Growth Collective Fund

UBS U.S. Large-Cap Value Equity Relationship Fund
*UBS Global Asset Management	91%
UBS U.S. Value Equity Collective Fund

Strafe & Co FAO Indianapolis	9%

UBS Global Asset Management

Symphony Orchestra Foundation

UBS U.S. Smaller Cap Equity Completion Relationship Fund
*UBS Global Asset Management	100%
UBS Global Equity Fund

UBS Absolute Return Investment Grade Bond Relationship Fund
*UBS US Group Trust	54%
UBS ALIS Active Member Collective Fund

*UBS US Group Trust	46%
UBS ALIS Retired Member Collective Fund

UBS Corporate Bond Relationship Fund
*UBS Global Asset Management Trust Co.	28%
UBS U.S. Bond Collective Fund

*UBS Global Asset Management	27%
SMA Relationship Trust - Series T

*UBS Global Asset Management	20%
UBS Global Allocation Fund

*UBS Global Asset Management	14%
UBS Global Securities Relationship Fund

The Boeing Co.	9%
Employee Retirement Plans Trust

UBS High Yield Relationship Fund
*UBS Global Asset Management	40%
UBS Global Allocation Fund

*UBS Global Asset Management	22%
UBS Global Securities Relationship Fund

*UBS Global Asset Management Trust Co.	16%
UBS MAP Collective Fund

*UBS Global Asset Management Trust Co.	13%
UBS US High Yield Bond Collective Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund
*UBS Global Asset Management	48%
UBS Dynamic Alpha Fund

The Boeing Co.	12%
Employee Retirement Plans Trust

*UBS Global Asset Management Trust Co.	9%
UBS Opportunistic Emerging Markets Bond Collective Fund

Progress Energy	8%

UBS Global Asset Management

Northern Trust Company	8%

UBS Opportunistic High Yield Relationship Fund
*UBS Global Asset Management	22%
UBS Dynamic Alpha Fund

*UBS Opportunistic High Yield Collective Fund	18%

The Boeing Co.	17%
Employee Retirement Plans Trust

Northern Trust Company	14%

*UBS Global Asset Management	12%
SMA Relationship Trust - Series T

*UBS Global Asset Management	7%
UBS U.S. Bond Fund

*UBS Global Asset Management Trust Co.	6%
UBS U.S. Core Plus Collective Fund

UBS U.S. Bond Relationship Fund
*Nemours Foundation	67%

*ARAB International Bank	27%

UNISYS Sperry Welfare Benefit Trust	5%

UBS U.S. Cash Management Prime Relationship Fund
*UBS Global Asset Management Trust Co.	69%
UBS U.S. Cash Management Prime Collective Fund

*UBS Global Asset Management	11%
UBS Absolute Return Investment Grade Bond Relationship Fund

UBS U.S. Securitized Mortgage Relationship Fund
*UBS Global Asset Management Trust Co.	20%
UBS U.S. Bond Collective Fund

*UBS Global Asset Management	20%
SMA Relationship Trust - Series T

*UBS Global Asset Management Trust Co.	16%
UBS U.S. Securitized Mortgage Collective Fund

*UBS Global Asset Management	15%
UBS Global Allocation Fund

*UBS Global Asset Management	10%
UBS Global Securities Relationship Fund

Calouste Gulbenkian Foundation	6%

UBS Global Asset Management

UBS U.S. Treasury Inflation Protected Securities Relationship Fund
*UBS Global Asset Management (Americas) Inc.	100%

UBS Global Asset Management

+	The shareholders listed may be contacted c/o UBS Global Asset Management, Compliance Department, 51 West 52nd Street, New York, NY 10019-6114.

*	Person deemed to control the Fund under the provisions of the Investment Company Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Fund.

As of December 31, 2007, there were no persons who owned of record or beneficially more than 25% of the outstanding voting shares of the Trust.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of the Trust is presumed to control the Trust under the provisions of the Investment Company Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Trust or a particular Fund.

Item 14.	Investment advisory and other services

Investment advisor

UBS Global Asset Management (Americas) Inc., with its principal office located at One North Wacker Drive, Chicago, Illinois 60606, manages the assets of the Trust pursuant to the Advisory Agreements with the Trust. The Advisor is an investment management firm managing approximately $162.7 billion as of September 30, 2007, primarily for institutional pension and profit sharing funds. The Advisor is an indirect, wholly owned subsidiary of UBS AG and a member of the UBS Global Asset Management Division, which had approximately $801.1 billion in assets under management worldwide as of September 30, 2007. The Advisor is also an affiliate of UBS Financial Services, which provides certain sub-transfer agency and administrative services to the Funds.

As of December 31, 2007, the Advisor also serves as the investment advisor or sub-advisor to thirty-eight other investment companies: EQ Advisors Trust: Growth and Income Fund; Fort Dearborn Income Securities, Inc.; Global High Income Dollar Fund Inc.; ING UBS U.S. Allocation Portfolio; ING UBS U.S. Large Cap Equity Portfolio; ING UBS U.S. Small Cap Growth Portfolio; Insured Municipal Income Fund Inc.; Investment Grade Municipal Income Fund Inc.; John Hancock Funds II: Large Cap Fund; John Hancock Trust: Global Allocation Trust; John Hancock Trust: Large Cap Trust; John Hancock Trust: Strategic Opportunities Trust; Lincoln Variable Insurance Products Trust: Global Asset Allocation Fund; Managed High Yield Plus Fund Inc.; Principal Investors Fund, Inc.: Partners LargeCap Value Fund I; Principal Investors Fund, Inc.: Partners SmallCap Growth Fund II; Principal Variable Contracts Fund, Inc.: Small Cap Growth Fund; Riversource Small Cap Growth Fund; RS Large Cap Value Fund; RS Large Cap Value VIP Series; SMA Relationship Trust; Strategic Global Income Fund Inc.; TA IDEX UBS Dynamic Alpha Fund; TA IDEX UBS Large Cap Value Portfolio; The UBS Funds; UBS Cashfund Inc.; UBS Index Trust; UBS Investment Trust; UBS Managed Municipal Trust; UBS Master Series, Inc.; UBS Money Series; UBS Municipal Money Market Series; UBS PACE Select Advisors Trust; UBS RMA Money Fund, Inc.; UBS RMA Tax-Free Fund, Inc.; UBS Series Trust; and AST UBS Dynamic Alpha Portfolio.

UBS Global Asset Management

Under the Advisory Agreements, the Advisor is responsible for the management of the investment and reinvestment of the assets of each Fund, subject to the control of the Trust’s officers and the Board. The Advisor receives no fees from the Funds or the Trust for providing investment advisory services and the Advisor is responsible for paying the Advisor’s own expenses.

The Advisory Agreements provide that they will terminate in the event of their assignment (as defined in the Investment Company Act) and that they may be terminated by the Trust (by the Board or vote of a majority of the outstanding voting shares of the Trust) or the Advisor upon 60 days’ written notice, without payment of any penalty. The Advisory Agreements provide that they will continue in effect for a period of more than two years from their execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

Administrative, accounting, transfer agency and custodian services

The Trust, on behalf of each Fund, has entered into a Multiple Services Agreement (the “Services Agreement”) with JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017 (“Chase”), pursuant to which Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to each Fund.

Chase provides custodian services for the securities, cash and other assets of each Fund. The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

As authorized under the Services Agreement, Chase has entered into a Mutual Funds Service Agreement (the “J.P. Morgan Agreement”) with J.P. Morgan Investor Services Co. (“J.P. Morgan”), a corporate affiliate of Chase, under which J.P. Morgan provides administrative, accounting, portfolio valuation, and transfer agency services to each Fund. J.P. Morgan’s business address is 73 Tremont Street, Boston, Massachusetts 02108-3913. Subject to the supervision of the Board of the Trust, Chase supervises and monitors such services provided by J.P. Morgan.

Pursuant to the J.P. Morgan Agreement, J.P. Morgan provides:

(1)	administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries;

(2)	accounting and portfolio valuation services, including the daily calculation of each Fund’s net asset value and the preparation of certain financial statements; and

(3)	transfer agency services, including the maintenance of each Investor’s account records, responding to Investors’ inquiries concerning accounts, processing purchases and redemptions of each Fund’s shares, acting as dividend and distribution disbursing agent and performing other service functions.

Pursuant to the J.P. Morgan Agreement, Chase pays J.P. Morgan for the services J.P. Morgan provides to Chase in fulfilling its obligations under the Services Agreement.

UBS Global Asset Management

Aggregate fees paid to Chase and accrued by the Funds for the fiscal years ended December 31, 2006, 2005 and 2004, for administration, accounting, portfolio valuation, transfer agency, and custodian services under the Services Agreement were as follows:

Fund	2006	2005	2004
UBS Global Securities Relationship Fund	$2,710,066	$1,181,664	$788,033
UBS Emerging Markets Equity Completion Relationship Fund[1]	$76,105	$0	$0
UBS Emerging Markets Equity Relationship Fund	$2,159,179	$1,981,865	$1,524,718
UBS International Equity Relationship Fund	$940,636	$359,053	$80,047
UBS Large-Cap Select Equity Relationship Fund	$4,764	$4,851	$4,600
UBS Small-Cap Equity Relationship Fund	$411,129	$170,372	$126,471
UBS U.S. Equity Alpha Relationship Fund[2]	$518,847	$50,873	$0
UBS U.S. Large Cap Equity Relationship Fund	$534,965	$267,334	$37,249
UBS U.S. Large Cap Growth Equity Relationship Fund[3]	$116,830	$9,230	$0
UBS U.S. Large-Cap Value Equity Relationship Fund	$50,439	$39,514	$41,984
UBS Absolute Return Investment Grade Bond Relationship Fund[4]	$17,445	$2,239	$0
UBS Corporate Bond Relationship Fund	$297,609	$226,113	$177,405
UBS Emerging Markets Debt Relationship Fund	$156,141	$92,204	$87,109
UBS High Yield Relationship Fund	$66,661	$61,759	$58,462
UBS Opportunistic Emerging Markets Debt Relationship Fund[5]	$36,490	$0	$0
UBS Opportunistic High Yield Relationship Fund	$115,393	$57,951	$19,073
UBS Short Duration Relationship Fund[6]	$62,817	$19,537	$0
UBS U.S. Bond Relationship Fund	$29,266	$33,558	$29,306
UBS U.S. Cash Management Prime Relationship Fund	$0	$7,891	$5,318
UBS U.S. Securitized Mortgage Relationship Fund	$1,764,857	$1,317,605	$967,334

Total	$10,069,639	$5,883,613	$3,947,109

[1]	The UBS Emerging Markets Equity Completion Relationship Fund commenced operations on May 25, 2006.

UBS Global Asset Management

[2]	The UBS U.S. Equity Alpha Relationship Fund commenced operations on September 20, 2005.

[3]	The UBS U.S. Large Cap Growth Equity Relationship Fund commenced operations on November 7, 2005.

[4]	The UBS Absolute Return Investment Grade Bond Relationship Fund commenced operations on December 6, 2005.

[5]	The UBS Opportunistic Emerging Markets Debt Relationship Fund commenced operations on May 31, 2006.

[6]	The UBS Short Duration Relationship Fund commenced operations on August 23, 2005.

Independent registered public accounting firm

Ernst & Young LLP, 5 Times Square, New York, New York 10036, is the independent registered public accounting firm of the Trust.

Fund counsel

Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania, is the counsel to the Trust and Independent Trustees.

Expenses

Each Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreements and organizational expenses. Such expenses may include, but are not limited to, legal expenses, Trustees’ fees, audit fees, printing costs (e.g., cost of printing annual reports and semiannual reports which are distributed to existing Investors), brokerage commissions, fees and expenses of J.P. Morgan and the expenses of obtaining quotations of portfolio securities and of pricing the Fund’s shares. General expenses which are not associated directly with any particular series of the Trust (e.g., insurance premiums, expenses of maintaining the Trust’s legal existence and of Investors’ meetings and fees and expenses of industry organizations) are allocated among the various Funds of the Trust based upon their relative net assets.

The Advisor has agreed to pay the amount, if any, by which the total operating expenses of a Fund for any fiscal year exceed the percentages shown below for each Fund’s average net assets. The Advisor, however, may discontinue this expense limitation at any time in its sole discretion.

Fund	Limitation on total operating expenses as a percentage of average net assets
UBS Global Securities Relationship Fund	0.1500%
UBS All Country World Ex US Equity Relationship Fund	0.2300%

UBS Global Asset Management

Fund	Limitation on total operating expenses as a percentage of average net assets
UBS Emerging Markets Equity Completion Relationship Fund	0.5000%
UBS Emerging Markets Equity Relationship Fund	0.5000%
UBS Global Equity Relationship Fund	0.1500%
UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund	0.1600%
UBS International Equity Relationship Fund	0.1500%
UBS Large-Cap Select Equity Relationship Fund	0.1200%
UBS Small-Cap Equity Relationship Fund	0.1200%
UBS U.S. Equity Alpha Relationship Fund	0.4000%
UBS U.S. Equity Alpha Value Relationship Fund	0.4000%
UBS U.S. Intermediate Cap Equity Relationship Fund	0.0475%
UBS U.S. Large Cap Equity Relationship Fund	0.1200%
UBS U.S. Large Cap Growth Equity Relationship Fund	0.1200%
UBS U.S. Large Cap Select Growth Equity Relationship Fund	0.1200%
UBS U.S. Large-Cap Value Equity Relationship Fund	0.1200%
UBS U.S. Smaller Cap Equity Completion Relationship Fund	0.1200%
UBS U.S. Small-Mid Cap Core Equity Relationship Fund	0.1200%
UBS U.S. Small-Mid Cap Growth Equity Relationship Fund	0.1200%
UBS Absolute Return Bond Relationship Fund	0.1000%
UBS Absolute Return Investment Grade Bond Relationship Fund	0.1000%
UBS Corporate Bond Relationship Fund	0.1000%
UBS Emerging Markets Debt Relationship Fund	0.5000%
UBS Enhanced Yield Relationship Fund	0.0475%
UBS Global Aggregate Bond Relationship Fund	0.0875%
UBS Global (ex-US) Bond Relationship Fund	0.1500%
UBS High Yield Relationship Fund	0.1400%
UBS Opportunistic Emerging Markets Debt Relationship Fund	0.5000%
UBS Opportunistic High Yield Relationship Fund	0.1400%
UBS Opportunistic Loan Relationship Fund	0.6000%
UBS Short Duration Relationship Fund	0.0500%
UBS Short-Term Relationship Fund	0.0875%
UBS U.S. Bond Relationship Fund	0.1000%

UBS Global Asset Management

Fund	Limitation on total operating expenses as a percentage of average net assets
UBS U.S. Cash Management Prime Relationship Fund	0.0100%
UBS U.S. Core Plus Relationship Fund	0.0875%
UBS U.S. Securitized Mortgage Relationship Fund	0.1400%
UBS U.S. Treasury Inflation Protected Securities Relationship Fund	0.0475%

Code of ethics

The Trust and the Advisor have adopted a Code of Ethics. The Code of Ethics establishes standards by which employees of UBS Global Asset Management (including all employees of the Advisor) (together, “Covered Persons”) must abide when engaging in personal securities trading conduct.

Under the Code of Ethics, Covered Persons are prohibited from: (i) knowingly buying, selling or transferring any security (subject to narrow exceptions) within five calendar days before or after that same security, or an equivalent security, is purchased or sold by the Funds; (ii) entering into a net short position with respect to any security that is held by the Funds; (iii) purchasing or selling futures (except currency forwards) that are not traded on an exchange, as well as options on any type of futures; (iv) purchasing securities issued by a supplier or vendor about which the Covered Person has information or with whom the Covered Person is directly involved in negotiating a contract; and (v) acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In addition, Covered Persons must obtain prior written approval before purchasing, selling or transferring any security subject to certain exceptions listed in the Code of Ethics. Covered Persons and Trustees are required to file the following reports: (1) an initial holdings report disclosing all securities owned by the Covered Person or Interested Trustee and any securities accounts maintained by the Covered Person or Interested Trustee, which must be filed within ten days of becoming a Covered Person or Interested Trustee (Independent Trustees are not required to file this report); and (2) quarterly reports of security investment transactions and new securities accounts. Independent Trustees need only report a transaction in a security if such Trustee, at the time of the transaction, knew or should have known, in the ordinary course of fulfilling his official duties as a Trustee, that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by a Fund, or was being considered for purchase or sale by a Fund.

A copy of the Code of Ethics has been filed with and is available through the Commission.

UBS Global Asset Management

Potential conflicts of interest

Activities of UBS Global Asset Management (Americas) Inc. and its affiliates (collectively, “UBS Global AM”), UBS Securities LLC and UBS Financial Services Inc. and their affiliates (collectively, “UBS”) and other accounts managed by UBS

UBS Global AM is a large asset management firm with approximately $801.1 billion in assets under management worldwide as of September 30, 2007.1 UBS Global AM offers a full range of equity, fixed income, cash management, asset allocation and alternative asset class investment management styles with representation in both retail and institutional channels, in the United States and in non-US markets. UBS Global AM has more than 3,500 employees in 23 countries and maintains a presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe.

UBS is a worldwide full-service investment banking, broker-dealer, asset management and financial services organization. As a result, UBS Global AM and UBS (including, for these purposes, their directors, partners, officers and employees) worldwide, including the entities and personnel who may be involved in the investment activities and business operations of a Fund, are engaged in businesses and have interests other than that of managing the Funds. These activities and interests include potential multiple advisory, transactional, financial, consultative, and other interests in transactions, companies, securities and other instruments that may be engaged in, purchased or sold by a Fund. This section sets forth considerations of which investors in a Fund should be aware, and which may cause conflicts of interest on the part of UBS and UBS Global AM that could disadvantage the Funds. To address these potential conflicts, UBS and UBS Global AM have established various policies and procedures that are reasonably designed to detect and prevent these potential conflicts of interest and prevent the Funds from being disadvantaged.

Prospective investors should carefully review the following, which more fully describes these and other potential conflicts of interest presented by UBS Global AM’ and UBS’ other businesses and interests.

Potential conflicts relating to portfolio decisions, the sale of Fund shares and the allocation of investment opportunities

UBS’ other activities may have an impact on the funds. UBS Global AM (Americas) makes decisions for the Funds in accordance with its obligations as investment advisor to the Funds. However, UBS’ other activities may, at the same time have a negative impact on the Funds. As a result of the various activities and interests of UBS, it is likely that the Funds will have multiple business relationships with, engage in transactions with, make voting decisions with respect to, or obtain services from UBS and other entities for which UBS performs or seeks to perform investment banking or other services. It is also likely that the Funds will undertake transactions in securities in which UBS makes a market or otherwise has other direct or indirect interests.

UBS conducts extensive broker-dealer, banking and other activities around the world and provides investment banking, broker-dealer, prime brokerage, administrative and other services to clients which may involve markets and securities in which the Funds invest. These activities will give UBS broad access to the current status of certain markets and investments. As a result of the activities described in this paragraph and the access and knowledge arising from those

[1]	UBS Global Asset Management (Americas) Inc. manages approximately $162.7 billion as of September 30, 2007.

UBS Global Asset Management

activities, parts of UBS may be in possession of information in respect of markets and investments, which, if known to UBS Global AM (Americas), might cause UBS Global AM (Americas) to seek to dispose of, retain or increase interests in investments held by the Funds or acquire certain positions on behalf of the Funds. UBS will be under no duty to make any such information available to the Funds or personnel of UBS Global AM (Americas) making investment decisions on behalf of the Funds and maintains information barriers designed to prevent the misuse of such information. In general, personnel of UBS Global AM (Americas) making investment decisions will make decisions based solely upon information known by such decision makers without regard to information known by other UBS personnel.

In conformance with the Funds’ investment objectives and subject to compliance with applicable law, UBS Global AM (Americas) may purchase securities for the Funds during an underwriting or other offering of securities in which a broker/dealer affiliate acts as a manager, co-manager, underwriter or placement agent, or receives a benefit in the form of management, underwriting, or other fees. Affiliates of UBS Global AM (Americas) may act in other capacities in such offerings for which a fee, compensation, or other benefit will be received. From time to time, affiliates of UBS Global AM (Americas) will be current investors in companies engaged in an offering of securities which UBS Global AM (Americas) may purchase on behalf of its clients. Such purchases may provide a direct or indirect benefit to UBS Global AM’s affiliates acting as a selling shareholder. UBS Global AM may also participate in structured fixed income offerings of securities in which a related person may serve as trustee, depositor, originator service agent or other service provider in which fees will be paid to such related person. Further, a related person may act as originator and/or servicing agent of loans or receivables for a structured fixed income offering in which UBS Global AM (Americas) may invest Fund assets. Participation in such offering may directly or indirectly relieve financial obligations of related persons.

UBS Global AM may purchase or sell, or recommend for purchase or sale, for its investment advisory clients securities of companies: (i) with respect to which its affiliates act as an investment banker or financial adviser; (ii) with which its affiliates have other confidential relationships; (iii) in which its affiliates maintain a position or (iv) for which its affiliates make a market; or in which it or its officers, directors or employees or those of its affiliates own securities or otherwise have an interest. Except to the extent prohibited by law or regulation or by client instruction, UBS Global AM may recommend to its clients, or purchase for its clients, securities of issuers in which UBS has an interest as described in this paragraph.

UBS’ financial and other interests and relationships may incentivize UBS to promote the sale of Fund shares. UBS, its personnel and other financial service providers, have interests in promoting sales of the Funds. UBS and its advisory or other personnel may benefit from increased amounts of assets under management. UBS’ personnel, including employees of UBS, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the Funds or that may recommend investments in the Funds. In addition, UBS, including UBS Global AM, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. UBS’ personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the Funds or other dealings with the Funds that create incentives for them to promote the Funds or certain portfolio transactions.

Potential conflicts relating to the allocation of investment opportunities among the Funds and other UBS accounts. UBS Global AM manages accounts of certain clients by

UBS Global Asset Management

means of separate accounts (“Separate Accounts”). With respect to the Funds, UBS Global AM (Americas) may follow a strategy that is expected to be similar over time to that delivered by the Separate Accounts. Each of the Funds and the Separate Account Clients are subject to independent management and, given the independence in the implementation of advice to these accounts, there can be no assurance that such investment advice will be implemented simultaneously. Neither UBS Global AM (Americas) nor its affiliates will know when advice issued has been executed (if at all) and, if so, to what extent. While each will use reasonable endeavors to procure timely execution, it is possible that prior execution for or on behalf of the Separate Accounts could adversely affect the prices and availability of the securities, currencies and instruments in which the Funds invest.

Other potential conflicts relating to the management of the Funds by UBS Global AM

Potential restrictions and issues relating to information held by UBS. From time to time and subject to UBS Global AM’s policies and procedures regarding information barriers, UBS Global AM may consult with personnel in other areas of UBS, or with persons unaffiliated with UBS. The performance by such persons of obligations related to their consultation with personnel of UBS Global AM could conflict with their areas of primary responsibility within UBS or elsewhere. There will be no obligation on the part of such persons to make available for use by the Funds any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, UBS will be under no obligation to make available any research or analysis prior to its public dissemination.

In connection with its management of a Fund, UBS Global AM may have access to certain fundamental analysis and proprietary technical models developed by UBS Global AM or its affiliates (including UBS). UBS Global AM will not be under any obligation, however, to effect transactions on behalf of a Fund in accordance with such analysis and models. In addition, neither UBS Global AM nor any of its affiliates (including UBS) will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund and it is not anticipated that UBS Global AM will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of UBS Global AM and its affiliates (including UBS) or the activities or strategies used for accounts managed by them or other client accounts could conflict with the transactions and strategies employed by UBS Global AM (Americas), and have adverse effects on the Fund.

Potential conflicts relating to UBS’ and UBS Global AM’s proprietary activities and activities on behalf of other accounts. Transactions undertaken by UBS or client accounts managed by UBS (“Client Accounts”) may adversely impact the Funds. UBS and one or more Client Accounts may buy or sell positions while the Funds are undertaking the same or a differing, including potentially opposite, strategy, which could disadvantage the Funds. For example, a Fund may establish a short position in a security and UBS or other Client Accounts may buy that same security. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Fund and such increase in price would be to the Fund’s detriment. Conversely, a Fund may buy a security and UBS or Client Accounts may establish a short position in that same security. The subsequent short sale may result in impairment of the price of the security which the Fund holds. Conflicts may also arise because portfolio decisions regarding a Fund may benefit UBS or other Client Accounts. For example, the sale of a long position or establishment of a short position by a Fund may impair the price of the same security sold short by (and therefore benefit) UBS or other Client Accounts, and the purchase of a security or covering of a short position in a security by a Fund may increase the price of the same security held by (and therefore benefit) UBS or other Client Accounts.

UBS Global Asset Management

The directors, officers and employees of UBS and UBS Global AM may buy and sell securities or other investments for their own accounts or for seed capital accounts (including through investment funds managed by UBS and UBS Global AM). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for the Funds. To reduce the possibility that the Funds will be materially adversely affected by the personal or proprietary trading described above, each of the Funds, UBS and UBS Global AM, has established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. Please see the section entitled “Personal trading policies” for more detailed information regarding these policies and procedures.

Gifts and entertainment. From time to time, directors, officers and employees of UBS and UBS Global AM may receive gifts and/or entertainment from clients, intermediaries, or service providers to the Funds, UBS and UBS Global AM, which could have the appearance of affecting or may potentially affect the judgment of the directors, officers and employees or the manner in which they conduct business on behalf of the Funds, UBS and UBS Global AM. To reduce the appearance of impropriety and the possibility that the Funds may be materially adversely affected by such gifts and entertainment, UBS and UBS Global AM have established policies and procedures that restrict the receipt of gifts and entertainment from clients, intermediaries, or service providers to the Funds.

UBS may in-source or outsource. Subject to applicable law, UBS, including UBS Global AM, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Funds in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Selection of brokers and dealers and commission rates

UBS Global Asset Management utilizes a common portfolio and trading platform for its clients. Certain investment professionals and other employees of UBS Global AM are officers of advisory affiliates and related persons and may provide investment advisory services to clients of such affiliated entities. UBS Global AM’s personnel also provide research and trading support to personnel of certain advisory affiliates. Research-related costs may be shared by advisory affiliates and related persons and may benefit the clients of such advisory affiliates. Since research services are shared between UBS Global AM and its advisory affiliates, UBS Global AM and its advisory affiliates maintain an aggregated soft dollar budget. Therefore, research services that benefit UBS Global AM’s clients may be paid for with commissions generated by clients of its advisory affiliates. Similarly, research services paid for by commissions generated by UBS Global AM’s clients may benefit advisory affiliates and their clients. UBS Global AM does not allocate the relative costs or benefits of research received from brokers or dealers among its clients because UBS Global AM believes that the research received is, in the aggregate, of assistance in fulfilling UBS Global AM’s overall responsibilities to its clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. For example, equity research may be used for fixed income funds and accounts.

UBS Global Asset Management

Potential regulatory restrictions on investment adviser activity

From time to time, the activities of a Fund may be restricted because of regulatory requirements applicable to UBS and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by UBS would not be subject to some of those considerations. There may be periods when UBS Global AM may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice with respect to certain securities or instruments issued by or related to companies for which UBS is performing investment banking, market making or other services or has proprietary positions or otherwise has come into possession of material inside information. For example, when UBS is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Funds may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if UBS personnel serve as directors of companies the securities of which the Funds wish to purchase or sell. The larger UBS Global AM’s investment advisory business and UBS’ businesses, the larger the potential that these restricted list policies will impact investment transactions. However, if permitted by applicable law, the Funds may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by UBS, or in cases in which UBS personnel are directors or officers of the issuer.

The investment activities of UBS for its proprietary accounts and for Client Accounts may also limit the investment strategies and rights of the Funds. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause UBS, the Funds or other Client Accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of UBS Global AM on behalf of the Funds to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, UBS Global AM on behalf of the Funds may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when UBS Global AM, in its sole discretion, deems it appropriate.

UBS Global AM and its affiliates, including, without limitation, UBS and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts, other funds and collective investment vehicles) that have investment objectives similar to those of a Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. UBS and its affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, UBS and its affiliates may be actively engaged in transactions in the same securities, currencies, and instruments in which a Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of a Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. UBS Global AM has developed policies and procedures consistent with regulatory requirements that provide that it will allocate investment opportunities and make purchase and sale decisions among the Funds and other client accounts in a manner that it considers, in its sole discretion and consistent with its fiduciary

UBS Global Asset Management

obligation to each account, to be reasonable. Allocations may be based on numerous factors and may not always be pro rata based. Thus, this system may adversely affect the size or price of the assets purchased or sold for a Fund.

The results of a Fund’s investment activities may differ significantly from the results achieved by UBS Global AM and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that UBS Global AM and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Fund. Moreover, it is possible that a Fund will sustain losses during periods in which UBS Global AM and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of UBS Global AM and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, a Fund’s activities may also be restricted because of regulatory restrictions applicable to UBS Global AM and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when UBS Global AM, and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which UBS Global AM and/or its affiliates are performing services or when position limits have been reached where such securities or instruments otherwise would have been permissible investments for a Fund. Additionally, certain Funds or accounts may be licensed to trade securities or engage in transactions in certain jurisdictions while other Funds and accounts are not licensed.

In addition, certain officers and certain employees of UBS Global AM are also officers or employees of UBS, or its affiliated entities. As a result, the performance by these officers and employees of their obligations to such other entities may be a consideration of which investors in a Fund should be aware.

UBS Global AM may enter into transactions and invest in securities, instruments and currencies on behalf of a Fund where customers of UBS or, to the extent permitted by the SEC, UBS itself, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by a Fund may enhance the profitability of UBS Global AM and/or UBS. UBS and its affiliates may also create, write or issue Derivatives for customers of UBS or its affiliates, the underlying securities, currencies or instruments of which may be those in which a Fund invests or which may be based on the performance of the Fund. A Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by UBS or its affiliates and may also enter into transactions with other clients of UBS Global AM or its affiliates where such other clients have interests adverse to those of the Fund. At times, these activities may cause UBS Global AM or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, a Fund will deal with UBS Global AM, UBS and its affiliates on an arms-length basis. UBS Global AM or UBS may also have an ownership interest in certain trading or information systems used by a Fund. A Fund’s use of such trading or information systems may enhance the profitability of UBS Global AM and its affiliates.

UBS Global Asset Management

It is also possible that, from time to time, UBS Global AM or any of its affiliates may, although they are not required to, purchase and hold shares of a Fund. Increasing a Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. UBS Global AM and its affiliates reserve the right to redeem at any time some or all of the shares of a Fund acquired for their own accounts. A large redemption of shares of a Fund by UBS Global AM or its affiliates could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification, expense ratio and may result in significant transaction costs. UBS Global AM will consider the effect of redemptions on a Fund and other shareholders in deciding whether and when to redeem its shares.

It is possible that a Fund may invest in securities of companies with which UBS has or is trying to develop investment banking relationships as well as securities of entities in which UBS Global AM or UBS has significant debt or equity investments or in which UBS makes a market. A Fund also may invest in securities of companies to which UBS Global AM or UBS provides or may someday provide research coverage. Such investments could cause conflicts between the interests of a Fund and the interests of other UBS Global AM or UBS clients. In making investment decisions for a Fund, UBS Global AM is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of UBS Global AM in the course of these activities. In addition, from time to time, UBS’ activities may limit a Fund’s flexibility in purchases and sales of securities. When UBS is engaged in an underwriting or other distribution of securities of an entity, UBS Global AM may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Fund.

Present and future activities of UBS Global AM and its affiliates, in addition to those described in this section, may give rise to additional conflicts of interest.

UBS Global AM (Americas) may buy for the Funds securities or obligations of issuers in which UBS or other funds or accounts have made, or are making, an investment in securities or obligations that are subordinate or senior to securities of the Funds. For example, a Fund may invest in debt securities of an issuer at the same time that UBS or other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer. To the extent that the issuer experiences financial or operational challenges which may impact the price of its securities and its ability to meet its obligations, decisions by UBS (including UBS Global AM (Americas)) relating to what actions to be taken may also raise conflicts of interests and UBS may take actions for certain accounts that have negative impacts on other advisory accounts.

While UBS Global AM (Americas) will make proxy voting decisions as it believes appropriate and in accordance with UBS Global AM’s policies designed to help avoid conflicts of interest, proxy voting decisions made by UBS Global AM (Americas) with respect to a Fund’s portfolio securities may have the effect of favoring the interests of other clients or businesses of other divisions or units of UBS. UBS Global AM’s proxy voting policy is discussed in more detail in the section entitled “Proxy voting policies.”

As a registered investment adviser under the Advisers Act, UBS Global AM (Americas) is required to file a Form ADV with the SEC. Form ADV Part II contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of

UBS Global Asset Management

interest, and other relevant information regarding UBS Global AM (Americas). A copy of Part I of UBS Global AM (Americas)’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov). A copy of Part II of UBS Global AM (Americas)’s Form ADV is available upon request.

Item 15.	Portfolio managers

Presented below is information about those individuals identified as portfolio managers of the Funds in the Funds’ Part As.

The following table provides information relating to other accounts managed by the portfolio managers as of December 31, 2006, unless otherwise provided:

Portfolio manager (Funds managed)	Registered investment companies		Other pooled investment vehicles			Other accounts
	Number	Assets managed (in millions)	Number		Assets managed (in millions)	Number		Assets managed (in millions)
Edwin Denson(a) (UBS Global Securities Relationship Fund)	11	$13,680	21	(1)	$26,984	25		$5,206

Thomas Clarke(a) (UBS Global Securities Relationship Fund)	7	$12,869	21	(1)	$27,065	11		$3,185

John C. Leonard(b) (UBS U.S. Large Cap Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)	17	$6,226	71	(2)	$22,028	12	(3)	$2,049

Thomas M. Cole(b) (UBS U.S. Large Cap Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)	17	$6,226	71	(2)	$22,028	14	(3)	$2,045

Thomas Digenan(b) (UBS U.S. Large Cap Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)	17	$6,226	71	(2)	$22,028	17	(3)	$2,043

Scott Hazen(b) (UBS U.S. Large Cap Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)	17	$6,226	71	(2)	$22,028	9	(3)	$2,042

UBS Global Asset Management

Portfolio manager (Funds managed)	Registered investment companies		Other pooled investment vehicles		Other accounts
	Number	Assets managed (in millions)	Number	Assets managed (in millions)	Number		Assets managed (in millions)
Scott Bondurant(b) (UBS U.S. Equity Alpha Relationship Fund and UBS U.S. Equity Alpha Value Relationship Fund)	3	$1,429	5	$1,151	7		$1.5

John A. Penicook(c) (UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Absolute Return Bond Relationship Fund and UBS Global (ex-US) Bond Relationship Fund)	11	$4,139	22	$3,144	52	(4)	$11,378

Wilfred Talbot (UBS Small-Cap Equity Relationship Fund and UBS U.S. Small-Mid Cap Core Equity Relationship Fund)	2	$158	0	$0	10	(5)	$30

Michael Markowitz (UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Short-Term Relationship Fund and UBS U.S. Cash Management Prime Relationship Fund)	12	$29,443	19	$11,636	35		$12,076

Nicholas Mehuish(d) (UBS Global Equity Relationship Fund)	2	$399.9	13	$307	9		$4,260

Illario Di Bon(e) (UBS International Equity Relationship Fund and UBS All Country World Ex US Equity Relationship Fund)	3	$815.7	30	$3,154	17		$6,098

Kaushik Patel(e) (UBS U.S. Smaller Cap Equity Completion Relationship Fund and UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund)	2	$46.4	3	$101.4	2		$730.8

Uwe Schillhorn (UBS Emerging Markets Debt Relationship Fund and UBS Opportunistic Emerging Markets Debt Relationship Fund)	2	$431	4	$1,018	18		$2,291

Thomas Haag(f) (UBS High Yield Relationship Fund, UBS Opportunistic High Yield Relationship Fund and UBS Opportunistic Loan Relationship Fund)	5	$960	6	$1,796	2		$0.773

UBS Global Asset Management

Portfolio manager (Funds managed)	Registered investment companies		Other pooled investment vehicles		Other accounts
	Number	Assets managed (in millions)	Number	Assets managed (in millions)	Number		Assets managed (in millions)
Geoffrey Wong(g) (UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund)	2	$836.6	31	$13,294	15		$7,524

Niraj Bhagwat(g) (UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund)	2	$836.6	31	$13,294	13		$7,525

Urs Antonioli(g) (UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund)	2	$836.6	31	$13,294	13		$7,525

Gabriel Csendes(h) (UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund)	2	$836.6	31	$13,294	11		$7,521

Paul Graham (UBS U.S. Small-Mid Cap Growth Equity Relationship Fund)	6	$880	2	$245	8	(6)	$439

David Wabnik (UBS U.S. Small-Mid Cap Growth Equity Relationship Fund)	6	$880	2	$245	28	(6)	$440

Lawrence Kemp (UBS U.S. Large-Cap Select Growth Equity Relationship Fund and UBS U.S Large Cap Growth Equity Relationship Fund)	1	$15	4	$1,132	16		$5,261

(a)	Edwin Denson and Thomas Clarke began managing the Fund effective on December 31, 2007. Information provided for Messrs. Denson and Clarke is as of September 30, 2007.
(b)	Information is as of October 31, 2007.
(c)	As Global Head of Fixed Income, John Penicook oversees a number of Research and Portfolio Management teams around the world. These teams are not involved in the day-to-day portfolio management of the listed accounts.
(d)	Nicholas Mehuish began managing the Fund effective on January 1, 2008. Information provided for Mr. Mehuish is as of September 30, 2007.
(e)	Illario Di Bon and Kaushik Patel each begun managing their respective Funds effective on July 1, 2007. Information provided for Messrs. Di Bon and Patel is as of September 30, 2007.
(f)	Thomas Haag became the portfolio manager of the UBS High Yield Relationship Fund and the UBS Opportunistic High Yield Relationship Fund effective on July 1, 2007 and the UBS Opportunistic Loan Relationship Fund on January 29, 2008. Information provided for Mr. Haag is as of September 30, 2007.

UBS Global Asset Management

(g)	Geoffrey Wong, Niraj Bhagwat and Urs Antonioli became portfolio managers of the Funds in November 2006. Information provided for Messrs. Wong, Bhagwat and Antonioli is as of September 30, 2007.
(h)	Gabriel Csendes began managing the UBS Emerging Markets Equity Completion Relationship Fund and the UBS Emerging Markets Relationship Fund effective on January 1, 2008. Information provided for Mr. Csendes is as of September 30, 2007.
(1)	One account with approximately $187 million has an advisory fee based upon the performance of the account.
(2)	Four accounts with approximately $2.25 billion have an advisory fee based upon the performance of the account.
(3)	One account with approximately $272.3 million has an advisory fee based upon the performance of the account.
(4)	One account with approximately $183 million has advisory fees based upon the performance of the account.
(5)	One account with approximately $28.2 million has an advisory fee based upon the performance of the account.
(6)	One account with approximately $54 million has an advisory fee based upon the performance of the account.

UBS Global Asset Management

The portfolio management team’s management of a Fund and other accounts could result in potential conflicts of interest if the Fund and other accounts have different objectives, benchmarks and fees because the portfolio management team must allocate its time and investment expertise across multiple accounts, including the Fund. A portfolio manager and his or her team manage a Fund and other accounts utilizing a model portfolio approach that groups similar accounts within a model portfolio. The Advisor manages accounts according to the appropriate model portfolio, including where possible, those accounts that have specific investment restrictions. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across accounts, which may minimize the potential for conflicts of interest.

If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one account or model portfolio, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible model portfolios and accounts. To deal with these situations, the Advisor has adopted procedures for allocating portfolio trades across multiple accounts to provide fair treatment to all accounts.

The management of personal accounts by a portfolio manager may also give rise to potential conflicts of interest. The Advisor and the Trust have adopted Codes of Ethics that govern such personal trading but there is no assurance that the Codes will adequately address all such conflicts.

The compensation received by the portfolio managers at UBS Global Asset Management, including the Funds’ portfolio managers, includes a base salary and incentive compensation, as detailed below. UBS Global Asset Management’s compensation and benefits programs are designed to provide its investment professionals with incentives to excel, and to promote an entrepreneurial, performance-oriented culture. They also align the interests of the investment professionals with the interests of UBS Global Asset Management’s clients. Overall compensation can be grouped into three categories:

•	Competitive salary, benchmarked to maintain competitive compensation opportunities.

•	Annual bonus, tied to individual contributions and investment performance.

•	UBS equity awards, promoting company-wide success and employee retention.

Base salary is fixed compensation used to recognize the experience, skills and knowledge that the investment professionals bring to their roles. Salary levels are monitored and adjusted periodically in order to remain competitive within the investment management industry.

UBS Global Asset Management

Annual bonuses are correlated with performance. As such, annual incentives can be highly variable, and are based on three components: 1) the firm’s overall business success; 2) the performance of the respective asset class and/or investment mandate; and 3) an individual’s specific contribution to the firm’s results. UBS Global Asset Management strongly believes that tying bonuses to both long-term (3-year) and shorter-term (1-year) portfolio pre-tax performance closely aligns the investment professionals’ interests with those of UBS Global Asset Management’s clients. Each portfolio manager’s bonus is based on the performance of each Fund the portfolio manager manages as compared to the Fund’s broad-based index over a three-year rolling period.

UBS AG Equity. Senior investment professionals, including each portfolio manager of the Funds, may receive a portion of their annual performance-based incentive in the form of deferred or restricted UBS AG shares or employee stock options. UBS Global Asset Management believes that this reinforces the critical importance of creating long-term business value and also serves as an effective retention tool as the equity shares typically vest over a number of years.

Broader equity share ownership is encouraged for all employees through “Equity Plus.” This long-term incentive program gives employees the opportunity to purchase UBS AG stock with after-tax funds from their bonus and/or salary. Two UBS AG stock options are given for each share acquired and held for two years. UBS Global Asset Management feels this engages its employees as partners in the firm’s success, and helps to maximize its integrated business strategy.

As of the date of this Part B, no portfolio manager of the Funds owned shares in the Funds he or she managed.

Item 16.	Brokerage allocation and other practices

The Advisor is responsible for decisions to buy and sell securities for each Fund and for the placement of portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. Fixed income securities in which the Funds invest are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the bid/ask spread quoted on securities includes an implicit profit to the dealers. In over-the-counter transactions, orders are placed directly with a principal market-maker unless a better price and execution can be obtained by using a broker. Brokerage commissions are paid on transactions in listed securities, futures contracts and options thereon. The Advisor is responsible for effecting portfolio transactions and will do so in a manner deemed fair and reasonable to the Funds. Under the Advisory Agreements with each Fund except UBS International Equity Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and the UBS Prime Relationship Fund, the Advisor is authorized to utilize the trading desk of its foreign affiliates to direct foreign securities transactions, but monitors the selection by such affiliates of brokers and dealers used to execute transactions for a Fund.

The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. However, subject to policies established by the Board of the Trust, the Funds may pay a broker-dealer a commission for effecting a portfolio transaction for a Fund in excess of the amount of commission another broker-dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in

UBS Global Asset Management

relation to the brokerage or research services provided by such broker-dealer, viewed in terms of that particular transaction or such firm’s overall responsibilities with respect to the clients, including the Fund, as to which the Advisor exercises investment discretion. In selecting and monitoring broker-dealers and negotiating commissions, the Advisor considers the broker-dealer’s reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one broker-dealer is believed to meet these criteria, preference may be given to brokers who provide research or statistical material or other services to the Funds or to the Advisor. Such services include advice, both directly and in writing, as to the value of the securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy or the performance of accounts. This allows the Advisor to supplement its own investment research activities and obtain the views and information of others prior to making investment decisions. The Advisor is of the opinion that, because this material must be analyzed and reviewed by their staff, its receipt and use does not tend to reduce expenses but may benefit the Funds by supplementing the Advisor’s research.

The brokerage commissions paid by the Funds for the fiscal years ended December 31, 2006, 2005, and 2004 are set forth in the table below.

Brokerage commissions

Fiscal years ended December 31, 2006, 2005, and 2004

Fund	2006	2005	2004
UBS Global Securities Relationship Fund[1]	$2,037,005	$1,286,741	$772,524
UBS Emerging Markets Equity Completion Relationship Fund[2]	$78,851	$0	$0
UBS Emerging Markets Equity Relationship Fund	$1,776,417	$2,258,910	$1,233,165
UBS International Equity Relationship Fund	$627,711	$734,467	$104,661
UBS Large-Cap Select Equity Relationship Fund	$10,703	$9,693	$12,924
UBS Small-Cap Equity Relationship Fund	$1,380,495	$1,025,678	$768,143
UBS U.S. Equity Alpha Relationship Fund[3]	$833,461	$234,245	$0
UBS U.S. Large Cap Equity Relationship Fund	$1,033,342	$918,160	$118,485
UBS U.S. Large Cap Growth Equity Relationship Fund[4]	$286,487	$21,537	$0
UBS U.S. Large-Cap Value Equity Relationship Fund	$60,125	$91,181	$108,448
UBS Absolute Return Investment Grade Bond Relationship Fund[5]	$17,929	$480	$0

UBS Global Asset Management

Fund	2006	2005	2004
UBS Emerging Markets Debt Relationship Fund	$25,599	$15,417	$0
UBS Short Duration Relationship Fund[6]	$19,881	$2,260	$0
UBS U.S. Bond Relationship Fund	$16,032	$0	$0

Total	$8,204,038	$6,598,769	$3,118,350

[1]	The increase in brokerage commissions paid for UBS Global Securities Relationship Fund from 2005 to 2006 was due to an increase in asset size.

[2]	The UBS Emerging Markets Equity Completion Relationship Fund commenced operations on May 25, 2006.

[3]	The UBS U.S. Equity Alpha Relationship Fund commenced operations on September 20, 2005.

[4]	The UBS U.S. Large Cap Growth Equity Relationship Fund commenced operations on November 7, 2005.

[5]	The UBS Absolute Return Investment Grade Bond Relationship Fund commenced operations on December 6, 2005.

[6]	The UBS Short Duration Relationship Fund commenced operations on August 23, 2005.

For the fiscal year ended December 31, 2006, the following Funds paid brokerage commissions to UBS Securities, LLC, an affiliated broker-dealer, as follows:

Fund	Aggregate dollar amount of commissions paid to UBS Securities, LLC	% of aggregate commissions	% of aggregate dollar amount paid
UBS Global Securities Relationship Fund	$31,677.00	1.56%	0.05%
UBS Large-Cap Select Equity Relationship Fund	$378.00	3.53%	0.22%
UBS Small-Cap Equity Relationship Fund	$5,062.00	0.37%	0.12%
UBS U.S. Equity Alpha Relationship Fund	$6,859.00	0.82%	0.15%
UBS U.S. Large Cap Equity Relationship Fund	$8,028.00	0.78%	0.20%

UBS Global Asset Management

Fund	Aggregate dollar amount of commissions paid to UBS Securities, LLC	% of aggregate commissions	% of aggregate dollar amount paid
UBS U.S. Large Cap Growth Equity Relationship Fund	$777.00	0.27%	0.07%
UBS U.S. Large-Cap Value Equity Relationship Fund	$363.00	0.60%	0.21%

For the fiscal years ended December 31, 2004 and 2003, the following Funds paid brokerage commissions to UBS Securities, LLC, an affiliated broker-dealer, as follows:

	Aggregate dollar amount of commissions paid to UBS Securities, LLC
Fund	2005	2004
UBS Global Securities Relationship Fund	$27,545	$55,194
UBS Emerging Markets Equity Relationship Fund	$824	$0
UBS International Equity Relationship Fund	$927	$2,669
UBS Large-Cap Select Equity Relationship Fund	$688	$1,050
UBS Small-Cap Equity Relationship Fund	$1,890	$0
UBS U.S. Equity Alpha Relationship Fund[1]	$150	$0
UBS U.S. Large Cap Equity Relationship Fund	$23,411	$9,371
UBS U.S. Large-Cap Value Equity Relationship Fund	$5,222	$10,011

[1]	The UBS U.S. Equity Alpha Relationship Fund commenced operations on September 20, 2005.

As of December 31, 2006, the following Funds owned securities issued by the following companies which are regular broker-dealers for such Funds:

UBS Global Securities Relationship Fund

Issuer	Type of Security	Value
Bank of America	Asset-Backed Security	$4,408,250
Bank of America	Commercial Mortgage-Backed Security	2,002,330
Bank of America	US Corporate Bond	1,838,906
Bear Stearns & Co., Inc	Commercial Mortgage-Backed Security	3,277,827
Bear Stearns & Co., Inc	Mortgage and Agency Debt Securities	2,491,247
Citigroup	Common Stock	59,853,824
Citigroup	US Corporate Bond	4,430,699
Citigroup	Commercial Mortgage-Backed Security	1,409,552
Citigroup	Mortgage and Agency Debt Securities	164,106

UBS Global Asset Management

Issuer	Type of Security	Value
Credit Suisse	International Equity	16,600,417
Credit Suisse	Mortgage and Agency Debt Securities	8,978,789
Credit Suisse	US Corporate Bond	336,298
Deutsche Bank AG	Common Stock	5,983,927
Goldman Sachs Group, Inc.	Commercial Mortgage-Backed Security	9,455,660
Goldman Sachs Group, Inc.	Asset-Backed Security	2,003,938
Goldman Sachs Group, Inc.	US Corporate Bond	1,799,571
Goldman Sachs Group, Inc.	Mortgage and Agency Debt Securities	80,405
JPMorgan Chase & Co.	Common Stock	25,246,410
JPMorgan Chase & Co.	Mortgage and Agency Debt Securities	5,079,339
JPMorgan Chase & Co.	Commercial Mortgage-Backed Security	1,158,105
JPMorgan Chase & Co.	US Corporate Bond	1,156,441
Merrill Lynch & Co., Inc.	Mortgage and Agency Debt Securities	18,823
Morgan Stanley	Common Stock	52,567,136
Morgan Stanley	US Corporate Bond	1,823,277
Morgan Stanley	Commercial Mortgage-Backed Security	1,037,107

UBS International Equity Relationship Fund

Issuer	Type of Security	Value
Credit Suisse	International Equity	$27,957,872

UBS Large Cap Select Equity Relationship Fund

Issuer	Type of Security	Value
Citigroup	Common Stock	$607,130
Morgan Stanley	Common Stock	570,010
JPMorgan Chase Co.	Common Stock	367,080

UBS U.S. Equity Alpha Relationship Fund

Issuer	Type of Security	Value
Citigroup	Common Stock	$36,723,010
Morgan Stanley	Common Stock	35,625,625
JPMorgan Chase & Co.	Common Stock	29,607,900

UBS U.S. Large Cap Equity Relationship

Issuer	Type of Security	Value
Citigroup	Common Stock	$20,938,354
Morgan Stanley	Common Stock	18,386,894
JP Morgan Chase & Co.	Common Stock	8,834,070

UBS U.S. Large Cap Growth Equity Relationship Fund

Issuer	Type of Security	Value
Citigroup	Common Stock	$2,918,680
Goldman Sachs & Co.	Common Stock	3,468,690
Merrill Lynch & Co.	Common Stock	5,036,710
Morgan Stanley	Common Stock	3,086,197

UBS Global Asset Management

UBS U.S. Large Cap Value Equity Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	Common Stock	$2,131,970
Citigroup	Common Stock	7,394,676
JPMorgan Chase & Co.	Common Stock	4,385,640
Morgan Stanley	Common Stock	5,871,103

UBS Absolute Return Investment Grade Bond Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	US Corporate Bond	$2,508,942
Bank of America Corp.	Asset-Backed Security	1,001,875
Bank of America Corp.	Commercial Mortgage-Backed Security	500,613
Bear Stearns & Co., Inc.	US Corporate Bond	2,003,608
Bear Stearns & Co., Inc.	Commercial Mortgage-Backed Security	1,928,408
Citigroup	US Corporate Bond	2,254,662
Credit Suisse	US Corporate Bond	2,505,438
Credit Suisse	Mortgage and Agency Debt Securities	2,000,000
Goldman Sachs & Co.	Asset-Backed Security	2,448,643
Goldman Sachs & Co.	US Corporate Bond	2,287,091
Merrill Lynch & Co.	Mortgage and Agency Debt Securities	2,841,084
Merrill Lynch & Co.	US Corporate Bond	2,528,362
Merrill Lynch & Co.	Asset-Backed Security	982,347
Morgan Stanley	US Corporate Bond	2,522,365
Morgan Stanley	Asset-Backed Security	800,296

UBS Corporate Bond Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	US Corporate Bond	$9,525,648
Citigroup	US Corporate Bond	21,027,650
Credit Suisse	US Corporate Bond	5,175,830
Goldman Sachs & Co.	US Corporate Bond	15,560,994
JPMorgan Chase & Co.	US Corporate Bond	12,989,121
Morgan Stanley	US Corporate Bond	16,239,756

UBS High Yield Relationship Fund

Issuer	Type of Security	Value
Goldman Sachs & Co.	Asset-Backed Security	$595,000

UBS Short Duration Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	Commercial Mortgage-Backed Securities	$2,503,091
Bank of America Corp.	Commercial Mortgage-Backed Securities	3,905,383
Bear Stearns & Co., Inc.	US Corporate Bond	1,352,578
Citigroup	Asset Backed Security	1,429,142
Goldman Sachs & Co.	Asset Backed Security	7,174,953
Merrill Lynch & Co.	Asset Backed Security	2,894,139

UBS Global Asset Management

Issuer	Type of Security	Value
Merrill Lynch & Co.	Mortgage & Agency Debt Security	1,200,000
Morgan Stanley	Commercial Mortgage-Backed Securities	2,940,278
JPMorgan Chase & Co.	Commercial Mortgage-Backed Securities	1,257,080

UBS U.S. Bond Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	Mortgage & Agency Debt Security	$999,621
Bank of America Corp.	Asset Backed Security	751,084
Bank of America Corp.	US Corporate Bond	256,508
Bear Stearns & Co., Inc.	Mortgage & Agency Debt Security	873,778
Bear Stearns & Co., Inc.	Commercial Mortgage-Backed Securities	670,165
Citigroup	US Corporate Bond	719,788
Citigroup	Commercial Mortgage-Backed Securities	262,976
Citigroup	Mortgage & Agency Debt Security	147,308
Credit Suisse	Mortgage & Agency Debt Security	1,207,568
Credit Suisse	Commercial Mortgage-Backed Securities	1,903,434
Credit Suisse	Asset Backed Security	1,750,021
Goldman Sachs & Co.	US Corporate Bond	534,578
Goldman Sachs & Co.	Mortgage & Agency Debt Security	43,437
Goldman Sachs & Co.	Mortgage & Agency Debt Security	761,901
JPMorgan Chase & Co.	US Corporate Bond	351,775
Merrill Lynch & Co.	Mortgage & Agency Debt Security	1,747,510
Merrill Lynch & Co.	Commercial Mortgage-Backed Securities	814,145
Morgan Stanley	US Corporate Bond	459,783
Morgan Stanley	Mortgage & Agency Debt Security	318,957
Morgan Stanley	Commercial Mortgage-Backed Securities	16,432

UBS U.S. Securitized Mortgage Relationship Fund

Issuer	Type of Security	Value
Bank of America Corp.	Mortgage & Agency Debt Security	$87,316,684
Bank of America Corp.	Commercial Mortgage-Backed Securities	5,506,778
Bear Sterns & Co., Inc.	Mortgage & Agency Debt Security	35,988,940
Bear Sterns & Co., Inc.	Commercial Mortgage-Backed Securities	15,108,631
Citigroup	Mortgage & Agency Debt Security	4,366,459
Citigroup	Mortgage & Agency Debt Security	106,108,316
Credit Suisse	Asset Backed Security	7,433,787
Credit Suisse	Commercial Mortgage-Backed Securities	39,921,834
Goldman Sachs & Co.	Asset Backed Security	22,045,123
Goldman Sachs & Co.	Mortgage & Agency Debt Security	11,992,177

UBS Global Asset Management

Issuer	Type of Security	Value
JPMorgan Chase & Co.	Mortgage & Agency Debt Security	35,640,421
JPMorgan Chase & Co.	Mortgage & Agency Debt Security	32,695,909
Merrill Lynch & Co.	Asset Backed Security	3,691,466
Merrill Lynch & Co.	Mortgage & Agency Debt Security	24,609,952
Morgan Stanley	Commercial Mortgage-Backed Securities	5,435,912

The Advisor directs portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through whom the Funds direct their securities transactions may be used by the Advisor, or its affiliated investment advisers, in servicing all of their accounts; not all such services may be used in connection with the Funds. In the opinion of the Advisor, it is not possible to measure separately the benefits from research services to each of such accounts (including the Funds). The Advisor will attempt to equitably allocate portfolio transactions among the Funds and others whenever concurrent decisions are made to purchase or sell securities by the Funds and other accounts. In making such allocations between the Funds and others, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Funds and others. In some cases, this procedure could have an adverse effect on the Funds. In the opinion of the Advisor, however, the results of such procedures will, on the whole, be in the best interest of each of their clients.

When buying or selling securities, the Funds may pay commissions to brokers who are affiliated with the Advisor or the Funds. The Funds may purchase securities in certain underwritten offerings for which an affiliate of the Funds or the Advisor may act as an underwriter. The Funds may effect futures transactions through, and pay commissions to, futures commission merchants who are affiliated with the Advisor or the Funds in accordance with procedures adopted by the Board.

The Funds maintain a commission recapture program with certain brokers for the Funds. Under the program, a percentage of commissions generated by portfolio transactions for certain Funds is rebated to those Funds by the brokers.

Portfolio turnover

The Funds are free to dispose of their portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of each Fund’s investment objective. The Funds will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Funds’ investment objectives.

While it is the policy of the Funds generally not to engage in trading for short-term gains, the Funds will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. The rate of portfolio turnover for a Fund is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by that Fund during the particular fiscal year. Such monthly average is calculated by totaling the values of the portfolio securities as of the beginning

UBS Global Asset Management

and end of the first month of the particular fiscal year and as of the end of each of the succeeding eleven months and dividing the sum by 13. As described in the respective Parts A for UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund and UBS Opportunistic Loan Relationship Fund in conjunction with each Fund’s strategy to provide opportunistic exposure to the specific asset classes, each Fund may have a portfolio turnover rate in excess of 250%. Although the portfolio turnover rates for each Fund may vary greatly from year to year, under normal circumstances, the portfolio turnover rate will not exceed 250% with respect to UBS Global Securities Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS Short Duration Relationship Fund, UBS Corporate Bond Relationship Fund and UBS All Country World Ex US Equity Relationship Fund, 150% with respect to UBS U.S. Securitized Mortgage Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS U.S. Smaller Cap Equity Completion Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS U.S. Large Cap Growth Equity Relationship Fund, UBS U.S. Large Cap Select Growth Equity Relationship Fund and UBS Global (ex-US) Bond Relationship Fund and 100% with respect to all other Funds. It is expected that, under normal circumstances, the portfolio turnover rate of UBS Enhanced Yield Relationship Fund and UBS Emerging Markets Debt Relationship Fund may exceed 100%. High portfolio turnover rates will increase aggregate brokerage commission expenses which must be borne directly by a Fund and ultimately by that Fund’s Investors and the incidence of short-term capital gains (which are taxable to Investors at the same rate as ordinary income).

Item 17.	Capital stock and other securities

The Trust is a Delaware statutory trust established on August 16, 1994. The Agreement and Declaration of Trust (the “Declaration of Trust”) permits the Board to issue an unlimited number of shares of beneficial interest with no par value. The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series. Currently, the Trust consists of shares of thirty-seven series: UBS Global Securities Relationship Fund, UBS All Country World Ex US Equity Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS Global Equity Relationship Fund, UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund, UBS International Equity Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS Small-Cap Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Large Cap Growth Equity Relationship Fund, UBS U.S. Large Cap Select Growth Equity Relationship Fund, UBS U.S. Large-Cap Value Equity Relationship Fund, UBS U.S. Smaller Cap Equity Completion Relationship Fund, UBS U.S. Small-Mid Cap Core Equity Relationship Fund, UBS U.S. Small-Mid Cap Growth Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS Short-Term Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Cash

UBS Global Asset Management

Management Prime Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund. The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features. Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights. The shares are not transferable except to the Trust.

Voting rights and investor meetings. The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so. An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote. On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate. If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter. The Declaration of Trust gives Investors certain voting powers only with respect to: (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act. Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares. Subject to certain conditions, Investors may apply to the Trust to communicate with other Investors to request an Investor meeting.

As with any mutual fund, certain Investors of the Funds could control the results of voting in certain instances. For example, a vote by certain Investors holding a majority of shares in a Fund to change the Fund’s investment objective could result in an Investor’s withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors. Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

Certain Investors in the Funds may be unregistered investment companies, which invest in the Funds pursuant to exemptions under the federal securities laws. In order to take advantage of such exemptions, it may be necessary for such funds to provide for pass-through voting for their investors on matters submitted to a vote of Fund shareholders, or to provide for echo voting. Echo voting refers to the investing fund’s determination to vote its shares in the Fund in the same percentage as all other shareholders of the Fund vote their shares. Shareholders availing themselves of this exemption should contact the Trust.

UBS Global Asset Management

Item 18.	Purchase, redemption and pricing of shares

Purchases

Beneficial interests in the Funds are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in a Fund may only be made by common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act. See “Purchase of Securities Being Offered” in each Fund’s Part A.

Investors in UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Debt Relationship Fund are subject to a transaction charge equal to 0.75% and 0.50%, respectively, of the Fund’s offering price on Fund share purchases. The transaction charges are paid to the Funds to defray the transaction costs associated with the purchase and sale of portfolio securities.

Net asset value

The net asset value per share is calculated separately for each Fund. The net asset value per share of a Fund is computed by dividing the value of the assets of the Fund, less its liabilities, by the number of shares of the Fund outstanding.

Fund securities and other instruments are valued and net asset value per share is determined for all Funds, with the exception of the UBS Prime Relationship Fund and the UBS International Equity Relationship Fund, as of the close of regular trading on the New York Stock Exchange (“NYSE”), which generally is 4:00 p.m. (Eastern time), on each day the NYSE is open for trading. Fund securities are valued and net asset value per share is determined for the UBS Prime Relationship Fund as of two hours prior to the close of the NYSE, which generally is 2:00 p.m. (Eastern time), on each day the NYSE is open for trading. The UBS International Equity Relationship Fund will calculate its net asset value as of 4:00 p.m., Eastern time on weekdays when the Fund is open for business. The NYSE is open for trading on every day except Saturdays, Sundays and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day (day observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day and on the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively.

Fund securities and other instruments listed on a national or foreign securities exchange are valued on the basis of the last sale prior to the time net asset value is determined on the date the valuation is made. Securities and other instruments traded in the over-the-counter market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price (“NOCP’). Other portfolio securities and instruments which are traded in the over-the-counter market are valued at the last available bid price prior to the time net asset value is determined. Valuations of fixed income and equity securities and other instruments may be obtained from an independent pricing service when such prices are believed to reflect the fair value of such instruments. Use of a pricing service has been approved by the Board. Securities and other instruments traded on securities exchanges are valued at the last sale price or, if there has been no sale that day, at the last reported bid price, using prices as of the close of trading on their respective exchanges. Price information on listed securities and other instruments is generally taken from the closing price on the exchange where the security or instrument is primarily traded. Futures contracts and options thereon are generally valued at their daily quoted settlement price or on the exchange on which they are traded. Forward foreign currency contracts are valued daily at forward exchange rates and an unrealized gain or loss is recorded; the Fund realizes a gain or loss upon settlement of the contracts. Each Fund’s obligations under a swap agreement will be accrued daily (offset by any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the Fund’s segregation of cash or liquid securities in accordance with Commission positions. For valuation purposes, foreign securities or instruments initially expressed in foreign currency values will be converted into US dollar values using WM/Reuters closing spot rates as of 4:00 p.m. Eastern time. Securities or other instruments with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value. Redeemable securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Securities (including over-the-counter options) and other assets for which market quotations are not readily available are valued at their fair value as determined in good faith by or under the direction of the Board.

UBS Global Asset Management

Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the NYSE and values of foreign futures and options and foreign securities and other instruments will be determined as of the earlier closing of such exchanges and securities markets. Events affecting the values of such foreign securities or other instruments may occasionally occur, however, between the earlier closings of such exchanges and securities markets and the closing of the NYSE which will not be reflected in the computation of the net asset value of a Fund. If an event materially affecting the value of such foreign securities or other instruments occurs during such period, then such securities and other instruments will be valued at fair value as determined in good faith by or under the direction of the Board, as described in the Parts A of the Funds. Fair valuation determinations may be made by using a systematic fair valuation model provided by an independent third party as approved by the Board.

Where a foreign securities market remains open at the time that the Funds value their portfolio securities and other instruments, or closing prices of securities and other instruments from that market may not be retrieved because of local time differences or other difficulties in obtaining such prices at that time, last sale prices in such market at a point in time most practicable to timely valuation of the Funds may be used.

The UBS Prime Relationship Fund utilizes the amortized cost valuation method of valuing portfolio instruments. Under the amortized cost method, assets are valued by constantly amortizing over the remaining life of an instrument the difference between the principal amount due at maturity and the cost of the instrument to the Fund. In order to value its investments at amortized cost, the Fund purchases only securities with a maturity of 397 calendar days or less and maintains a dollar weighted average portfolio maturity of 90 days or less. In addition, the Fund limits portfolio investments to securities that meet the quality and diversification requirements of Rule 2a-7 under the Investment Company Act.

The Advisor will determine at least weekly the extent of any deviation of the net asset value, as determined on the basis of the amortized cost method, from net asset value as it would be determined on the basis of available market quotations. If a deviation of  1/2 of 1% or more occurs between the UBS Prime Relationship Fund’s net asset value per share calculated by reference to market-based values and the Fund’s $1.00 per share net asset value, or if there is any other deviation which may result in material dilution or other unfair results to Investors, the Board will take such actions as it deems appropriate to eliminate or reduce, to the extent reasonably

UBS Global Asset Management

practicable, such dilution or unfair results. These actions may include redeeming shares in kind, selling portfolio instruments prior to their maturity to realize capital gains or losses, adjusting or withholding distributions, utilizing available market quotations to determine net asset value per share or adjusting the number of shares through a capital contribution.

Redemptions

Under normal circumstances, Investors may redeem their shares at any time without a fee except as noted below. The redemption price will be based upon the net asset value per share next determined after receipt of the redemption request in good order. Redemption requests for the UBS Emerging Markets Equity Relationship Fund are paid at net asset value less a transaction charge equal to 0.75% of the net asset value of the redeemed shares. The transaction charge is paid to the Fund to defray the transaction costs associated with the purchase and sale of portfolio securities. Except for the UBS Prime Relationship Fund, redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt. Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value. For the UBS Prime Relationship Fund, redemption requests received two hours prior to the close of regular trading hours (generally 2:00 p.m. Eastern time) will be executed at the net asset value computed on the date of receipt. Redemption requests received after 2:00 p.m. will be executed at the next determined net asset value. The redemption price may be more or less than the Investor’s cost, depending upon the net asset value per share at the time of redemption.

Payment for shares tendered for redemption is regularly made by check or wire within seven calendar days after tender in proper form, except that the Trust reserves the right to suspend the right of redemption, or to postpone the date of payment upon redemption beyond seven calendar days in certain circumstances, as disclosed in the Funds’ Parts A. The Trust has also reserved the right, subject to certain restrictions, to redeem its shares “in kind” rather than in cash. See “Redemption or Repurchase of Shares” in the Funds’ Parts A.

Item 19.	Tax status

General

The following discussion summarizes certain anticipated material US federal income tax consequences of investing in the Funds. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, Internal Revenue Service (“IRS”) positions and court decisions in effect as of the date of this Part B. All the authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary does not address all tax considerations that may be relevant to prospective Investors or to certain types of Investors subject to special treatment under the US federal income tax laws. The discussion does not constitute legal or tax advice. Furthermore, the tax consequences of investing in the Funds may vary depending on the particular Investor’s status. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUNDS.

Certain reportable transactions require that participants file disclosure statements with the IRS on Form 8886, and impose significant penalties for the failure to do so. In general, a “reportable transaction” is one determined by the IRS to have the potential for tax avoidance or tax evasion under Treasury Regulations. It is not contemplated that an investment in the Funds will result in

UBS Global Asset Management

a reportable transaction. An Investor (and each employee, representative, or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Funds and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

Classification of the Funds

Each Fund, based on its organizational documents and the manner in which it is intended to operate, should be treated as a separate partnership for federal income tax purposes rather than as an association taxable as a corporation. The Funds will not be “regulated investment companies” for federal income tax purposes. Each Fund intends to monitor the number of its Investors so as not to be treated as a “publicly traded partnership” under certain safe harbors provided in Treasury Regulations.

Sections 301.7701-1 through 301.7701-3 of the Treasury Regulations provide a largely elective regime for determining when an unincorporated organization may be classified as a partnership rather than an association taxable as a corporation. Under this regime, certain business entities are treated as per se corporations for federal tax purposes. All other business entities generally may choose their classification. Most domestic entities which are eligible to elect their status and which have at least two members are classified as partnerships by default, without having to make an affirmative election.

Each Fund represents a separate and distinct asset portfolio, the profit and loss from which inures solely to that Fund and its Investors, and the liabilities of which can be satisfied solely with the assets of the Fund. Thus, each Fund should be treated as a separate domestic entity that will have more than one member and is eligible to elect partnership classification. Furthermore, the Funds will not file an election pursuant to Section 7701 of the Code or the underlying Treasury Regulations to be classified as an association taxable as a corporation for federal income tax purposes. Under these circumstances, each Fund should be classified as a partnership for federal tax purposes pursuant to Sections 301.7701-1 through 301.7701-3 of the Treasury Regulations.

An organization that is classified as a partnership under the rules of Sections 301.7701-1 through 301.7701-3 of the Treasury Regulations nevertheless may be treated as a corporation for federal income tax purposes. Under Section 7704 of the Code, certain “publicly traded partnerships” are taxable as corporations. A publicly traded partnership for these purposes is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or its economic equivalent. Because Shares may be redeemed, they could be considered to be readily tradable on a secondary market or its economic equivalent.

Treasury Regulations issued under Section 7704 of the Code provide that if all of the interests in a partnership are offered in a private placement, and the partnership has not more than 100 partners, the interests in the partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). For purposes of determining the number of partners, the beneficial owner of an interest in a partnership, grantor trust or S corporation (a “look-through entity”) that invests in a Fund will be treated as a partner in the Fund, but only if substantially all of the value of the beneficial owner’s interest in the look-through entity is attributable to that entity’s interest in the Fund, and a principal purpose for the tiered arrangement was to satisfy the 100-partner condition. In addition, under an exception in Section 7704(c) of the Code, a publicly traded partnership is not treated as a corporation for tax purposes if 90% or more of its gross

UBS Global Asset Management

income consists of “qualifying income.” For this purpose, qualifying income includes, among other items, interest (other than interest from the conduct of a financial business), dividends and gain from the sale or disposition of a capital asset held to produce such income. As to interest, there is uncertainty as to what constitutes interest income from the conduct of a financial business and thus not qualifying income. In addition, no Fund expects to have more than 100 partners.

If a Fund were classified as an association taxable as a corporation, Investors would be treated as shareholders of a corporation and (a) items of income, gain, loss and deduction would not flow through to Investors to be accounted for on their individual US federal income tax returns; (b) cash distributions would be treated as corporate distributions to the Investors, some or all of which might be taxable as dividends, and (c) the taxable income of a Fund would be subject to the US federal income tax imposed on corporations.

Investors, not Funds, subject to tax

In General. Each taxable year, each Investor must report on the Investor’s federal income tax return the Investor’s share of a Fund’s tax items, including deductions, credits, net long-term capital gain or loss, net short-term capital gain or loss, and net ordinary income or loss. Each Investor will be liable for any taxes owed with respect to the Investor’s share of the taxable income and gains recognized by the Fund, regardless of whether the Investor actually receives any distribution from the Fund. In addition, if an Investor purchases a Share at a net asset value which includes unrealized gains and those gains are later realized, the Investor’s share of the taxable gain may include gain attributable to the time period prior to the purchase. However, the Trustees or their designee are authorized to make equitable allocations of income, gain, deduction and loss to reduce the likelihood of these allocations.

Annual information returns. The amount of tax due, if any, with respect to gains and income of each Fund is determined separately for each Investor. The Funds will be required to file annually an information return on IRS Form 1065 and, following the close of a Fund’s taxable year, to provide each Investor with a Schedule K-1 indicating such Investor’s allocable share of income, gain, losses, deductions, credits and items of tax preference. Each Investor however, is responsible for keeping the Investor’s own records for determining such Investor’s tax basis in the Funds and calculating and reporting any gain or loss resulting from a distribution or disposition of a Share.

Method of accounting; taxable year. The Funds will use the accrual method of accounting to determine their net profits or net losses for federal income tax purposes. Each Fund will adopt a calendar year as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more Investors of a Fund has an aggregate interest in the Fund’s profits and capital of more than 50%, or all Investors of the Fund having a 5% or greater interest in profits or capital, have a taxable year other than the calendar year, the Fund may be required to adopt or change to a taxable year other than the calendar year.

Allocation of partnership income, gains and losses

Each Fund, in general, will allocate items of its income, gain, deduction and loss for federal income tax purposes in accordance with each Investor’s interest in the Fund for each taxable year. Thus, allocations of the Fund’s tax items, to the extent practicable, will equitably reflect the net returns on investment of each Investor in the Fund. The Fund Trustees may amend the allocation provisions of the Declaration of Trust and the authorizing resolution pursuant to which each Fund was authorized to reflect accurately the economic arrangements of the Investors or to

UBS Global Asset Management

comply with the requirements of the Code and the underlying Treasury Regulations. If an Investor makes an investment in a Fund that represents cash collateral proceeds of a securities loan with a specified expected termination date, the Trustees may directly allocate to such Investor for federal income tax purposes an amount of income, gain, deduction and loss equal to the amount of income, gain, deduction and loss on one or more term investments with the same expected maturity date.

Adjusted basis and distributions

Adjusted basis in Shares. An Investor’s adjusted basis in their Shares will generally equal the amount of cash and the adjusted basis of any securities the Investor has contributed for the Shares, plus any gain recognized by the Investor upon the contribution, plus the Investor’s distributive share of the Fund’s income, decreased (but not below zero) by the amount of cash distributions, the basis of other property withdrawn from the Fund and the Investor’s distributive share of the Fund’s losses. The basis of an Investor in their Fund Shares would also be increased by their share of any Fund non-recourse liabilities (but only to the extent that no Investor bears any risk of loss). In addition, if an Investor were to contribute “built-in loss property” to the Fund, such built-in loss may be taken into account only by the contributing Investor and not by the other Investors. For this purpose, built-in loss means the excess of the adjusted basis of the property over its fair market value at the time of contribution.

Cash distributions. A current cash distribution by a Fund with respect to Shares held by an Investor will result in gain to the distributee Investor only to the extent that the amount of cash distributed exceeds the Investor’s adjusted basis in its Fund Shares owned. A current distribution will reduce the distributee Investor’s adjusted basis in its Fund Shares, but not below zero. In general, gain recognized as a result of such distributions will be considered as capital gain from the sale or exchange of such Investor’s Shares in the Fund, except to the extent such distribution is attributable to a disproportionate distribution of unrealized receivables (such as “market discount” on certain debt securities). Loss will not be recognized by an Investor as a result of a current distribution by the Fund.

In-kind distribution. An Investor generally will recognize no gain or loss on a distribution of the Fund’s property other than cash, which is not in liquidation of the Investor’s Shares. However, for purposes of determining an Investor’s gain or loss on a later sale of the property, the Investor’s basis in the property will generally be equal to the lesser of the Fund’s adjusted tax basis in the property or the Investor’s basis in the applicable Shares before the distribution.

Liquidating distribution. Upon a liquidation of a Fund or the Investor’s interest in a Fund, gain will be recognized by an Investor only to the extent that any money distributed exceeds the adjusted tax basis of the Investor’s Shares immediately before the distribution (including adjustments reflecting operations in the year of liquidation) or if there is a disproportionate distribution in kind to the Investor of unrealized receivables (such as “market discount” on certain debt securities). In general, loss will be recognized by an Investor upon a liquidating distribution only if the Investor receives no property other than money and then only to the extent that the adjusted tax basis of the Investor’s Shares exceeds the sum of any money distributed. Any distribution of Fund assets in kind as part of the liquidation of the Fund will not result in gain or loss to an Investor, and each Investor will have a tax basis in such assets in an amount equal to the adjusted tax basis of the Investor’s Shares reduced by any money distributed in the same transaction.

Non-liquidating or liquidating distribution of marketable securities. Any non-liquidating or liquidating distribution to an Investor of marketable securities (within the meaning of Section 731(c) of the Code) is treated as a distribution of money in an amount equal to the fair market

UBS Global Asset Management

value of such securities on the date of distribution. However, an exception to this rule applies to an “investment partnership” with respect to an “eligible partner” as such terms are defined in Section 731(c) of the Code.

Limitations on losses and deductions

In general. Although each Investor must take into account their distributive share of a Fund’s tax items, the ability to deduct the Investor’s distributive share of the Fund’s losses and expenses, if any, may be limited under one or more provisions of the Code. There can be no assurance that any losses of a Fund will produce a tax benefit in the year incurred or that such losses will be available to offset an Investor’s share of income in subsequent years.

Investment expenses. If for any taxable year the trading activities of a Fund fail to rise to the level of a trade or business for federal income tax purposes, the fees and expenses, if any, of the Fund will be investment expenses rather than trade or business expenses, with the result that any individual that is a Investor of the Fund (directly or through a partnership or other pass-through entity) will be entitled to deduct such Investor’s share, of any such expenses only to the extent that such share, together with such Investor’s other itemized deductions, exceeds 2% of such Investor’s adjusted gross income. Investment expenses of individuals are also subject to the general reduction of overall itemized deductions. (The reduction rules will be completely phased-out in 2010.)

Investment interest expense. The Code imposes limitations on the deductibility of certain types of interest by non-corporate taxpayers. If a Fund is treated as engaged merely in an investment activity (and not in a trade or business) interest expense incurred by an Investor to purchase or carry their Shares and the Investor’s share of interest expense incurred by the Fund would be deductible only to the extent of the Investor’s net investment income. Interest income earned by a Fund on its portfolio investments would be treated as investment income.

Basis; at risk; passive activity loss; capital loss limitations. Investors may not deduct losses of a Fund for federal income tax purposes to the extent they exceed the adjusted tax basis in their Shares. Losses denied under this limitation may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations. Losses of the Fund may also be subject to the “at risk” and “passive activity loss” limitations imposed by the Code, although the Funds intend to take the position that the income and losses of the Fund are not income and losses from a “passive activity” as such term is defined in the Code. An Investor’s allocable share of a Fund’s capital losses may be used to offset capital gains realized by an Investor, plus, in the case of an individual non-corporate Investor, up to $3,000 per year of ordinary income.

Each prospective Investor should consult their own tax adviser to determine the extent to which the deduction of the Investor’s distributive share of the Fund’s losses and expenses may be limited.

Tax treatment of capital gains and losses

Amounts realized from the sale or exchange of assets of a Fund will generally be treated as amounts realized from the sale or exchange of capital assets. A net capital loss allocated to an Investor may be used to offset other capital gains. For corporate investors, present law taxes both long-term and short-term capital gains at the rates applicable to ordinary income. However, for Investors other than corporations, net capital gains from assets held for more than one year are taxed at a preferential rate of tax. Short-term capital gains are taxed at rates applicable to ordinary income. For a taxpayer other than a corporation, a capital loss also may be used to

UBS Global Asset Management

offset ordinary income up to $3,000 per year. In general, for taxpayers other than corporations, the unused portion of such loss may be carried forward indefinitely, but not carried back.

Investments in foreign securities

In general. Certain Funds anticipate that they will be subject to foreign taxes on their income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the US may reduce or eliminate such taxes. Investors will be informed as to their proportionate share of any foreign taxes paid by a Fund, which they will be required to include in their income. Investors generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. However, an Investor’s ability to obtain a credit for such taxes depends on the particular circumstances applicable to that Investor, and it is possible that an Investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Funds.

Passive foreign investment companies. Certain Funds may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (PFICs). A PFIC is any foreign corporation if (1) 75% or more of its gross income for its tax year is passive income, or (2) the average percentage of assets held by the corporation during the tax year which produce, or are held for production of, passive income is at least 50%. The PFIC provisions of the Code impose interest charges on gains from the sale of, and on certain distributions with respect to, shares of a PFIC owned directly by a US shareholder. Certain elections may be available to mitigate these results. For instance, a Fund might be eligible to make a “QEF Election,” the effect of which would be to require Investors to include in gross income each year their proportionate share of the PFIC’s ordinary earnings and net capital gain whether or not distributed. In the case of marketable stock in a PFIC, the Fund might be eligible to make a mark-to-market election, causing the Fund to recognize any unrealized gains as ordinary income at the end of the Fund’s taxable year; deductions for losses are allowable only to the extent of any current or previously recognized gains. Under current law, the PFIC rules generally apply to a tax-exempt entity that holds Shares, directly or indirectly, in a PFIC only if a dividend from the PFIC would be subject to US federal income taxation in the hands of the Investor (for example, if the Shares were debt-financed property in the hands of the tax-exempt entity subject to unrelated business taxable income (UBTI)). You should also be aware that the designation of a foreign security as a PFIC security would cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividend income when distributed to you by the Fund. In addition, if the Fund is unable to identify an investment as a PFIC or is otherwise unable to make a QEF or mark-to-market election, the Fund will be required to report to Investors their allocable share of any “excess distribution” or gain from the disposition of such shares. Investors will be required to allocate such distribution or gain over the Investor’s holding period of the PFIC. The portion of such distribution or gain allocable to the current year is taxed as ordinary income. The portion allocated to prior years is subject to a deferred tax at the highest ordinary income tax rate in effect during such years and to additional charges in the nature of interest in respect of such deferred taxes arising from such distributions or gains.

Investment in foreign currency contracts. A Fund’s investments in certain options, futures or forward foreign currency contracts to purchase or sell foreign currencies at a future date as a hedge against fluctuations in foreign exchange rates during the time the Fund holds foreign securities will be subject to special tax rules. Generally, transactions in foreign currencies give rise to ordinary income or loss. An election under Section 988(a)(1)(B) may be available to treat foreign currency gain or loss attributable to certain forward, futures and option contracts as capital, including certain “foreign currency contracts.” A “foreign currency contract” is a contract which (1) requires delivery of, or settlement of, a foreign currency that is a currency in which positions are also traded through regulated futures contracts, (2) is traded in the interbank market, and (3) is entered into at an arm’s-length price determined by reference to the price in the interbank market. If this Section 988(a)(1)(B) election is made, foreign currency contracts are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss under the Section 1256 mark-to-market rules. All other forward contracts under this 988(a)(1)(B) election would be characterized as capital and generally gain or loss would be recognized when the

UBS Global Asset Management

contract is closed and completed. Other rules apply to options, futures or forward foreign currency contracts that may be part of a straddle or a Section 988 hedging transaction within the meaning of Code Section 988(d).

Qualified dividend income for individuals

For individual Investors, a portion of the dividends received by a Fund and allocated to investors may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for certain dividends received by the Fund from stocks of domestic corporations and qualified foreign corporations, provided certain holding period requirements are met. Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. A Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income.

Dividends-received deduction for corporations

For corporate Investors, a portion of the dividends received by a Fund and allocated to investors may qualify for the corporate dividends-received deduction. Qualifying dividends are those received by a Fund from domestic (US) corporations, subject to certain restrictions. The amount eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend. In addition, if a corporate Investor has outstanding indebtedness, its distributive share of partnership dividend income could be subject to this debt-financed restriction. Even if eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in the alternative minimum taxable income calculation.

Investment in complex securities

In general. The Funds may invest in complex securities. Such investments may be subject to numerous special tax rules. These rules could affect whether gains and losses recognized by a Fund are treated as ordinary income or capital gain and/or accelerate the recognition of income to a Fund or defer a Fund’s ability to recognize losses. In turn, these rules may affect the amount, timing or character of the income, gain or loss which makes up the distributive share allocable to Investors. For example:

Section 1256 contracts. Certain Funds are permitted to invest in Section 1256 contracts, including, but not limited to, regulated futures contracts, foreign currency contracts and nonequity options (e.g., nonequity options includes options on broad-based stock indexes). If a Fund makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses.

Tax straddles. A Fund’s investment in options, futures, forwards, or foreign currency contracts in connection with certain hedging transactions could cause it to hold offsetting positions in securities. If the Fund’s risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Fund could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

UBS Global Asset Management

Securities lending transactions. A Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income.

Short sales. A Fund’s entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Securities purchased at discount. Certain Funds are permitted to invest in securities issued or purchased at a discount that could require it to accrue, and allocate to Investors, income not yet received.

Convertible debt. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.

Investment in REMIC residual interests (excess inclusion income). Certain Funds may invest in residual interests in certain mortgage pooling vehicles formed as real estate mortgage investment conduits (“REMICs”). The portion of a Fund’s income received from REMIC residual interests, either directly or through an investment in a real estate investment trust (“REIT”) that holds such interests or qualifies as a taxable mortgage pool (such income is referred to in the Code as “excess inclusion income”) generally is required to be allocated by the Fund to its Investors in accordance with an Investor’s distributive share of the Fund’s income, gains, losses, deductions and credits with the same consequences as if the Investors received the excess inclusion income directly.

Under these rules, a Fund will be taxed at the highest corporate income tax rate on its excess inclusion income that is allocable to the percentage of its Shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on unrelated business taxable income. Disqualified organizations may own Fund Shares. Because this tax is imposed at the Fund level, all Investors, including Investors that are not disqualified organizations, will bear a portion of the tax cost associated with a Fund’s receipt of excess inclusion income.

Under these rules, the taxable income of any Fund Investor can in no event be less that the sum of the excess inclusion income allocated to that Investor and any such excess inclusion income cannot be offset by net operating losses of the Investors. If the Investor is a tax-exempt entity and not a “disqualified organization,” then this income is fully taxable as unrelated business taxable income under the Code. Charitable remainder trusts do not incur unrelated business taxable income by receiving excess inclusion income from the Fund. If the Investor is a non-US person, such Investor would be subject to US federal income tax withholding at a rate of 30% on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the Investor is a REIT, a regulated investment company, common trust fund or other pass-through entity, such Investor’s allocable share of the Fund’s excess inclusion income would be considered excess inclusion income of such entity and such entity would be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Accordingly, investors should be aware that a portion of the Fund’s income may be considered excess inclusion income.

UBS Global Asset Management

Credit default swap agreements. A Fund may enter into credit default swap agreements. The rules governing the tax aspects of swap agreements that provide for contingent non-periodic payments of this type are in a developing stage and are not entirely clear in certain aspects. Accordingly, while a Fund intends to account for such transactions in a manner deemed to be appropriate, the IRS might not accept such treatment. The Fund intends to monitor developments in this area.

Investments in securities of uncertain tax character. A Fund may invest in securities the US Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund.

Alternative minimum tax

Due to the complexity of the alternative minimum tax (“AMT”) calculations, Investors should consult with their tax advisers as to whether the purchase of a Share might create or increase AMT liability.

Investment by tax-exempt investors

Qualified pension and profit-sharing plans, educational institutions and other investors exempt from taxation under Section 501 of the Code are generally exempt from federal income tax except to the extent that they have unrelated business taxable income (“UBTI”). With certain exceptions, UBTI is income from an unrelated trade or business in which a taxpayer regularly engages; UBTI also includes income from debt-financed property. UBTI of more than $1,000 received by a tax exempt entity in any year is generally taxable.

UBTI generally does not include dividends, interest or capital gains unless they are derived from debt-financed property. To the extent that a Fund holds securities that are debt-financed (such as securities purchased on margin or securities purchased with borrowed funds), income attributable to those securities will constitute UBTI to an Investor of a Fund that is a tax-exempt entity. Furthermore, if a Fund were to invest in equity interests in a portfolio company that is classified as a partnership for US federal income tax purposes, such investment could give rise to UBTI, depending on the portfolio company’s activities.

Tax-Exempt Entities Entering into Prohibited Tax-Sheltered Transactions

As a result of changes effected by the Tax Increase Prevention and Reconciliation Act of 2005, and IRS Notice 2007-57, certain tax exempt entities and entity managers are now subject to taxes and reporting requirements in connection with the participation by the tax-exempt entity in a “prohibited tax-sheltered transaction.” Entities described in Section 501(c), 501(d), 170(c) of the Code, and Indian Tribal Governments (within the meaning of Section 7701(a)(40) of the Code) are subject to entity level taxation if they become a party to a prohibited tax-sheltered transaction. Those entities, along with IRAs and certain pension and other benefit plans are also subject to certain reporting obligations if such entity is a party to a prohibited tax-sheltered transaction and is subject to penalties for failure to comply with such reporting requirements. If an entity manager of a tax-exempt entity approves such entity as a party to a prohibited tax-sheltered transaction at any time during the year or had known or has reason to know that the transaction is a prohibited tax-sheltered transaction, the entity manager is subject to a tax of $20,000 for each approval. For these purposes, the term entity manager is defined generally as the person with responsibility or authority or who approves or otherwise causes the entity to be a party to the prohibited tax-sheltered transaction. Prohibited tax-sheltered transactions include listed transactions

UBS Global Asset Management

(i.e., transactions the IRS is identified by the Secretary of Treasury as a tax avoidance transaction for purposes of Section 6011 and identified by notice, regulation or otherwise as a listed transaction) and prohibited reportable transactions (defined as confidential transactions or transactions with contractual protection which is a reportable transaction). The Secretary of Treasury has given authority to promulgate regulations which provide guidance with respect to many of these provisions. Each tax exempt entity purchasing Shares should consult its own tax adviser as to the application of these reporting obligations to other specific situations.

Section 754 election

The Funds do not intend to make the election permitted by the IRC Section 754, except as may be determined by the Board of Trustees of the Trust. The election, if made, is irrevocable without the consent of the IRS, and would generally require the Funds to adjust the tax basis in their assets, or “inside basis”, attributable to a transferee of shares under IRC Section 743(b) to reflect the purchase price of the common shares paid by the transferee.

Non-US investors

Portfolio income not derived from the conduct of a US trade or business. Non-US investors (Investors who, as to the United States, are a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership) should be aware of certain US federal income tax consequences of investing in the Funds. Provided that a Fund is not deemed to be engaged in a trade or business in the United States for US federal income tax purposes, the Fund generally will be required to withhold tax on certain items of gross income (including dividends and certain types of interest income derived from US sources) included in the distributive share of each non-US investor at a rate of 30%, unless the tax is reduced or eliminated by treaty. Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include US Government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, may not be subject to this 30% tax. The exemption from tax for capital gains of nonresident alien individuals does not apply if the individual is present in the United States for periods aggregating 183 or more days during the taxable year. In addition, non-US investors must satisfy certain tax certification rules described below.

Income effectively connected with the conduct of a US trade or business. If, on the other hand, a Fund derives income which is effectively connected with a US trade or business carried on by the Fund (for example, by investing in REITs or other entities holding US real property interests or by investing in an entity that is classified as a partnership for US federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-US Investor at the highest rate of tax applicable to US taxpayers. Thus, non-US investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file US tax returns. Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

Tax certification rules. Special US tax certification requirements apply to an Investor that is a non-US investor. In general, a non-US investor must provide a Form W-8BEN to (i) establish that the investor is not a US person, (ii) claim the investor is the beneficial owner of the income, (iii) claim, if applicable, a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty, and (iv) certify that the income for which

UBS Global Asset Management

Form W-8BEN is being provided is not effectively connected with the conduct of a trade or business in the United States. If the non-US investor is not the beneficial owner of the Shares or if the non-US investor is a disregarded entity or holds or uses the Shares in the conduct of a trade or business in the United States other Forms W-8 apply.

US taxpayer identification number. If you do not have a United States taxpayer identification number (TIN) and are a non-resident alien individual claiming the benefits of a tax treaty with the United States, you must obtain a TIN by filing Form W-7. After filing a properly completed and executed Form W-7 with the IRS, you will be issued an Individual Taxpayer Identification Number (ITIN), which is required to be entered on Form W-8BEN to claim treaty benefits. If you are not an individual and are claiming the benefits of a tax treaty with the United States, you must enter an employer identification number (EIN) on Form W-8BEN. If you do not have an EIN, you must apply for one by filing Form SS-4.

US estate tax. A decedent who was the beneficial owner of the Shares at date of death and a non-resident alien individual as to the United States may also be subject to US estate tax on the Shares.

Non-US investors should consult their own tax advisers regarding the tax consequences of investing in the Fund in light of their particular situations.

State and local taxes

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Funds. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Investor’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the Investor’s reportable income for state and local tax purposes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Tax shelter and reportable transactions reporting requirements

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on IRS Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a holder, including the recognition of a loss in excess of certain thresholds. Taxpayers who participate in a “reportable transaction” and fail to make the required disclosure are generally subject to a penalty of $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a “listed” transaction). Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Fund and the penalty discussed above.

This discussion of “ Tax status” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. You should consult your own tax advisor regarding your particular circumstances before making an investment in a Fund.

UBS Global Asset Management

Item 20.	Underwriters

Not applicable.

Item 21.	Calculation of performance data

Not applicable.

Item 22.	Financial statements

The Funds’ Financial Statements and the Report of Independent Auditors thereon for the fiscal year ended December 31, 2006 (as filed with the Commission on March 9, 2007 (Accession Number 0001209286-07-000054)) contained in the Funds’ Annual Report, dated December 31, 2006, and the Funds’ Financial Statements for the semi-annual period ended June 30, 2007 (as filed with the Commission on September 7, 2007 (Accession Number 0001193125-07-197179)) are incorporated herein by reference.

UBS Global Asset Management

Appendix A - Investment practices

Set forth below is a discussion of various hedging and fixed income strategies that may be pursued by the Advisor on behalf of some or all of the Funds. The discussion herein is general in nature and describes hedging and fixed income strategies of the Funds in both US and non-US markets; certain of the Funds limit their investments to the United States. Not all Funds engage in some or all of the strategies discussed in this Appendix and the discussion below should therefore be read in conjunction with the applicable Parts A. The Funds will not be obligated to pursue any of these investment strategies and make no representation as to the availability of these techniques at this time or at any time in the future.

Certain Funds may buy and sell put and call options traded on US or foreign exchanges or over-the-counter and may attempt to manage the overall risk of the portfolio investments through hedging strategies. The Funds may engage in certain options strategies involving securities, stock and fixed income indexes, futures and currencies and may enter into forward currency contracts in order to attempt to enhance income or to hedge the Funds’ investments. The Funds also may use futures contracts (including interest rate futures contracts), forward currency contracts, and non-deliverable forwards, and use options and futures contracts for hedging purposes or in other circumstances permitted by the Commodity Futures Trading Commission (“CFTC”). The foregoing instruments are sometimes referred to collectively as “Hedging Instruments” and certain special characteristics of and risks associated with using Hedging Instruments are discussed below. Hedging Instruments may also be used in an attempt to manage the Funds’ average duration, foreign currency exposure and other risks of investment which can affect fluctuations in the Funds’ net asset values.

In addition to the investment limitations of the Funds described herein, use of these instruments may be subject to applicable regulations of the Commission, the several options and futures exchanges upon which options and futures contracts are traded, and other regulatory authorities. In addition to the products, strategies and risks described herein, the Advisor may become aware of additional opportunities in connection with options, futures contracts, forward currency contracts and other hedging techniques. The Advisor may utilize these opportunities to the extent that they are consistent with the Funds’ investment objectives and permitted by the Funds’ investment limitations and applicable regulatory authorities.

Options and futures can be volatile investments and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or price trends are judged incorrectly, options, futures and similar strategies may lower the Fund’s return. Options and futures traded on foreign exchanges generally are not regulated by US authorities and may offer less liquidity and less protection to the Fund in the event of default by the other party to the contract. The Fund could also experience losses if the prices of its options or futures positions are poorly correlated with its other investments, or if it cannot close out its positions because of an illiquid secondary market. The loss from investing in futures transactions is potentially unlimited.

Cover for options and futures strategies

The Funds generally will not use leverage in their options and futures strategies. In the case of a transaction entered into as a hedge, the Funds will hold securities, currencies or other options or futures positions whose values are expected to offset (“cover”) obligations under the transaction. In addition, a Fund may invest in futures contacts that are contractually required to be “cash-settled,” rather than requiring the delivery of the securities. A Fund will not enter into an option

UBS Global Asset Management

or a futures strategy that exposes the Fund to an obligation to another party unless it (1) owns an offsetting (“covered”) position in securities, currencies or other options or futures contracts or (2) maintains Segregated Assets with a value sufficient at all times to cover its potential obligations. With respect to a futures contract that is not contractually required to “cash-settle,” a Fund must cover its open position by maintaining Segregated Assets equal to the contract’s full, notional value. However, the Fund may net non-cash settled futures contracts if the futures have the same expiration date and underlying instruments. With respect to a futures contract that is contractually required to “cash-settle” the Fund is permitted to maintain Segregated Assets in an amount equal to the Fund’s daily marked-to-market (net) obligation (i.e., the Fund’s daily net liability if any) rather than the notional value. By setting aside assets equal to only its net obligation under cash-settled future contracts a Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate assets equal to the full notional value of such contracts. The Funds will comply with guidelines established by the Commission with respect to coverage of option by mutual funds and, if such guidelines so require, will segregate or “earmark” as segregated in the Fund’s custody records cash or other liquid assets in the amount prescribed. Securities, currencies or other options or futures positions used for cover and segregated securities cannot be sold or closed out while the option or futures strategy is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of the Funds’ assets could impede fund management or the Funds’ ability to meet current obligations.

Option income and hedging strategies

The Funds (other than the UBS Prime Relationship Fund) may purchase and write (sell) options traded on a US or, where applicable, foreign exchange or over-the-counter.

These Funds may purchase call options on securities that the Advisor intends to include in the Funds’ portfolio in order to fix the cost of a future purchase. A call option enables the purchaser, in return for the premium paid, to purchase securities from the writer of the option at an agreed price at any time during a period ending on an agreed date. A call option enables a purchaser to hedge against an increase in the price of securities it ultimately wishes to buy or to take advantage of a rise in a particular index. Call options also may be purchased as a means of enhancing returns by, for example, participating in an anticipated price increase of a security on a more limited risk basis than would be possible if the security itself were purchased. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the Funds’ potential loss to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and a Fund either sells or exercises the option, any profit eventually realized will be reduced by the premium paid.

The Funds may purchase put options on securities in order to attempt to hedge against a decline in the market value of securities held in their portfolios or to enhance return. A put option would enable the Funds to sell the underlying security at a predetermined exercise price; thus, the potential for loss to the Funds below the exercise price would be limited to the option premium paid. If the market price of the underlying security were higher than the exercise price of the put option, any profit the Funds realize on the sale of the security would be reduced by the premium paid for the put option less any amount for which the put option may be sold.

The Funds may write covered call options on securities in which they may invest for hedging purposes or to increase income in the form of premiums received from the purchasers of the options. Because it can be expected that a call option will be exercised if the market value of the underlying security increases to a level greater than the exercise price, the Funds will generally

UBS Global Asset Management

write covered call options on securities when the Advisor believes that the premium received by the Funds, plus anticipated appreciation in the market price of the underlying security up to the exercise price of the option, will be greater than the total appreciation in the price of the security. The strategy may also be used to provide limited protection against a decrease in the market price of the security in an amount equal to the premium received for writing the call option less any transactional costs. Thus, in the event that the market price of the underlying security held by the Funds declines, the amount of such decline will be offset wholly or in part by the amount of the premium received by the Funds. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Funds would be obligated to sell the security at less than its market value. The Funds would give up the ability to sell the portfolio securities used to cover the call option while the call option is outstanding. In addition, the Funds could lose the ability to participate in an increase in the value of such securities above the exercise price of the call option because such an increase would likely be offset by an increase in the cost of closing out the call option (or could be negated if the buyer chose to exercise the call option at an exercise price below the securities’ current market value).

The UBS Absolute Return Investment Grade Bond Relationship Fund, UBS Emerging Markets Equity Completion Relationship Fund, UBS U.S. Small-Mid Cap Core Equity Relationship Fund, UBS U.S. Small-Mid Cap Growth Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS Absolute Return Bond Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global Securities Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund, and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, each may, from time to time, write a call option that is not covered as indicated above but where the Fund will maintain Segregated Assets for the term of the option, with a value sufficient at all times to cover its potential obligations. While such an option would be “covered” with sufficient collateral to satisfy Commission prohibitions on issuing senior securities, this type of strategy would expose the Funds to the risks of writing uncovered options. When writing uncovered call options, a Fund is subject to the risk of having to purchase the security subject to the option at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the Fund’s loss could be significant.

In the case of over-the-counter options written by the Funds, such securities would also be considered illiquid. Similarly, assets used to “cover” over-the-counter options written by the Funds will be treated as illiquid unless the over-the-counter options are sold to qualified dealers who agree that a Fund may repurchase any over-the-counter options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The “cover” for an over-the-counter option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

The Funds may write put options. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the purchaser of options requiring the writer to make payment of the exercise price against delivery of the underlying security or take delivery. The operation of put options in

UBS Global Asset Management

other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Funds will realize income in the amount of the premium received. This technique could be used to enhance current return during periods when the Advisor expects that the price of the security will not fluctuate greatly. The risk in such a transaction would be that the market price of the underlying security would decline below the exercise price less the premium received, in which case the Funds would expect to suffer a loss.

The Funds may purchase put and call options and write put and covered call options on indices in much the same manner as the options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns a value to the securities included in the index and fluctuates with changes in such values. An option on an index gives the holder the right, upon exercise, to receive an amount of cash if the closing level of the index upon which the option is based is greater than (in the case of a call) or lesser than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiple (the “multiplier”). The indices on which options are traded include both US and non-US markets. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which the Funds invest.

The Funds may purchase and write covered straddles on securities or indexes. A long straddle is a combination of a call and a put option purchased on the same security. The Funds would enter into a long straddle when the Advisor believes that it is likely that the price of the underlying security will be more volatile during the term of the options than the option pricing implies. A short straddle is a combination of a call and a put written on the same security. The Funds would enter into a short straddle when the Advisor believes that it is unlikely the price of the underlying security will be as volatile during the term of the options as the option pricing implies.

The writing of a call option on a futures contract constitutes a partial hedge against the declining price of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at the expiration of the option is below the exercise price, the Funds will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the value of a Fund’s investment portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against the increasing price of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at the expiration of the option is higher than the exercise price, the Funds will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Funds intend to purchase.

Options on a stock index futures contract give the holder the right to receive cash. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing price of the futures contract on the expiration date. If a put or call option which a Fund has written is exercised, the Fund may incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation

UBS Global Asset Management

between changes in the value of its portfolio securities and changes in the value of its options positions, a Fund’s losses from existing options on futures may, to some extent, be reduced or increased by changes in the value of portfolio securities. For example, a Fund will purchase a put option on an interest rate futures contract to hedge the Fund’s investment portfolio against the risk of rising interest rates.

Furthermore, with respect to options on futures contracts, a Fund may seek to close out an option position by writing or buying an offsetting position covering the same securities or contracts and have the same exercise price and expiration date. The ability to establish and close out positions on options will be subject to the maintenance of a liquid secondary market, which cannot be assured.

Special characteristics and risks of options trading

A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Fund wishes to terminate its obligation to purchase or sell securities under a put or call option it has written, the Fund may purchase a put or call option of the same series (i.e., an option identical in its terms to the option previously written); this is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities or currencies under a call or put option it has purchased, a Fund may write an option of the same series as the option held; this is known as a closing sale transaction. Closing transactions essentially permit the Funds to realize profits or limit losses on options positions prior to the exercise or expiration of the option. Whether a profit or loss is realized from a closing transaction depends on the price movement of the underlying security or currency and the market value of the option.

In considering the use of options to enhance income or to hedge the Funds’ investments, particular note should be taken of the following:

(1)	The value of an option position will reflect, among other things, the current market price of the underlying security, or index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying security, or index and general market conditions. For this reason, the successful use of options as a hedging strategy depends upon the Advisor’s ability to forecast the direction of price fluctuations in the underlying securities or, in the case of index options, fluctuations in the market sector represented by the selected index.

(2)	Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying securities, index or currencies. Purchased options that expire unexercised have no value. Unless an option purchased by the Funds is exercised or unless a closing transaction is effected with respect to that position, the Funds will realize a loss in the amount of the premium paid and any transaction costs.

(3)

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although the Funds intend to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded in the over-the-counter markets (currently the primary markets for options on debt securities) only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. Although the Funds will enter

UBS Global Asset Management

into over-the-counter options only with dealers that are expected to be capable of entering into closing transactions with the Funds, there can be no assurance that the Funds will be able to liquidate an over-the-counter option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Funds may be unable to liquidate an over-the-counter option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Funds would have to exercise those options which they have purchased in order to realize any profit. With respect to options written by the Funds, the inability to enter into a closing transaction may result in material losses to the Funds. For example, because the Funds must maintain a covered position with respect to any call option they write on a security, index, currency or future, the Funds may not sell the underlying security or currency (or invest any cash, government securities or short-term debt securities used to cover an index option) during the period they are obligated under the option. This requirement may impair the Funds’ ability to sell the security or make an investment at a time when such a sale or investment might be advantageous.

(4)	Index options are typically settled in cash. If a Fund writes a call option on an index, the Fund will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. In addition, a holder of an index option who exercises it before the closing index value for that day is available runs the risk that the level of the underlying index may subsequently change.

(5)	Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, a Fund would not be able to close out options which it had purchased and the Fund may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

(6)	If a Fund holds an index option and exercises it before final determination of the closing index value for that day, it runs the risk that the level of the underlying index may change before closing. If such a change causes the exercised option to fall “out-of-the-money,” the Fund will be required to pay the difference between the closing index value and the exercise price of the option (multiplied by the applicable multiplier) to the assigned writer. Although a Fund may be able to minimize this risk by withholding exercise instructions until just before the daily cutoff time or by selling rather than exercising the option when the index level is close to the exercise price, it may not be possible to eliminate this risk entirely because the cutoff times for index options may be earlier than those fixed for other types of options and may occur before definitive closing index values are announced.

(7)	The Funds’ (with the exception of the UBS Prime Relationship Fund) activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Funds may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

UBS Global Asset Management

Investment limitations on options transactions

The ability of the Funds to engage in options transactions is subject to certain limitations. A Fund may purchase call options to the extent that premiums paid by the Fund do not aggregate to more than 20% of such Fund’s total assets. Each Fund, other than UBS Emerging Markets Equity Completion Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Small-Mid Cap Core Equity Relationship Fund, UBS U.S. Small-Mid Cap Growth Equity Relationship Fund, UBS Absolute Return Bond Relationship Fund and UBS Absolute Return Investment Grade Bond Relationship Fund will write call options only on a covered basis, which means that such Fund will own the underlying security subject to a call option at all times during the option period. The Funds may only purchase put options to the extent that the premiums on all outstanding put options do not exceed 20% of each Fund’s total assets. With regard to the writing of call and put options, the Funds will limit the aggregate value of the obligations underlying such call and put options to 40% of each Fund’s total net assets. A Fund will at all times during which it holds a put option, own the security underlying the option. Each of the Funds will invest in over-the-counter options only to the extent consistent with the 15% of the Fund’s net assets limit on investments in illiquid securities.

Forward foreign currency contracts

The Funds (except the UBS Opportunistic High Yield Relationship Fund, UBS Prime Relationship Fund and UBS U.S. Securitized Mortgage Relationship Fund) may purchase or sell currencies and/or engage in forward foreign currency transactions in order to expedite settlement of portfolio transactions, to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency. A Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes. For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities. It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements. The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund’s portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

The Funds may conduct foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward contracts. A Fund may convert currency on a spot basis from time to time which will involve costs to the Fund. A forward foreign currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders, usually large commercial banks, and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades. The Funds will account for these contracts by marking-to-market each day at current forward values.

Although the contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate these contracts. In such an event, the Funds’ ability to utilize forward foreign currency exchange contracts may be restricted. A Fund will only enter into forward contracts to sell, for a fixed amount of US dollars or other appropriate currency, an amount of foreign currency, to the extent that the value of the short forward contract is covered by the underlying value of securities denominated in the currency being sold. Alternatively, when a Fund enters into a non-cash settled forward contract to sell an amount of foreign currency, the Fund’s custodian or sub-custodian will maintain Segregated Assets in an amount equal

UBS Global Asset Management

to the contracts’ full, notional value. However, currency contracts with respect to identical currencies may be netted against each other and, in such cases, the Funds’ custodian or sub-custodian will maintain Segregated Assets in an amount equal to the net amount owed (the unrealized loss) by the Fund. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. The Advisor, however, believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Funds will be served.

At the maturity of a forward contract, the Funds may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

At or before the maturity date of a forward contract requiring the Funds to sell a currency, the Funds may either sell the portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset their contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Funds will obtain, on the same maturity date, the same amount of the currency that they are obligated to deliver. Similarly, a Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Funds would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

The cost to the Funds of engaging in forward currency contracts will vary with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts will not eliminate fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it will fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

Non-deliverable forwards

The Funds may, from time to time, engage in non-deliverable forward transactions to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency. A non-deliverable forward is a transaction that represents an agreement between a Fund and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed upon foreign exchange rate on an agreed upon future date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the Fund and the counterparty agree to net the settlement by making a payment in US dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date. Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed upon forward exchange rate and the actual exchange rate when the transaction is completed.

UBS Global Asset Management

When a Fund enters into a non-deliverable forward transaction, the Fund’s custodian will maintain Segregated Assets in an amount not less than the value of the Fund’s unrealized loss under such non-deliverable forward transaction. If the additional Segregated Assets decline in value or the amount of the Fund’s commitment increases because of changes in currency rates, additional cash or securities will be designated as Segregated Assets on a daily basis so that the value of the account will equal the amount of the Fund’s unrealized loss under the non-deliverable forward agreement.

Since a Fund generally may only close out a non-deliverable forward transaction with the particular counterparty, there is a risk that the counterparty will default on its obligation under the agreement. If the counterparty defaults, a Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such agreements or that, in the event of a default, a Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed or prevented from obtaining payments owed to it pursuant to non-deliverable forward transactions.

In addition, where the currency exchange rates that are the subject of a given non-deliverable forward transaction do not move in the direction or to the extent anticipated, a Fund could sustain losses on the non-deliverable forward transaction. A Fund’s investment in a particular non-deliverable forward transaction will be affected favorably or unfavorably by factors that affect the subject currencies, including economic, political and legal developments that impact the applicable countries, as well as exchange control regulations of the applicable countries. These risks are heightened when a non-deliverable forward transaction involves currencies of emerging market countries because such currencies can be volatile and there is a greater risk that such currencies will be devalued against the US dollar or other currencies.

Futures contracts

Each Fund, other than the UBS Prime Relationship Fund, may enter into contracts for the purchase or sale for future delivery of securities, indices and foreign currencies. Futures on securities may include interest rate futures, which are contracts for the purchase or sale for future delivery of a debt security. The purchase of a futures contract by the Fund represents the acquisition of a contractual right to obtain delivery of the securities or foreign currency called for by the contract at a specified price on a specified future date. When a futures contract is sold, the Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified future date. While futures contracts provide for the delivery of securities, deliveries usually do not occur. Futures contracts are generally terminated by entering into offsetting transactions.

When a Fund enters into a futures transaction, it must deliver to the futures commission merchant (an “FCM”) selected by the Fund, an amount referred to as “initial margin.” The initial margin is required to be deposited in cash or government securities with an FCM. Minimum initial margin requirements are established by the futures exchange and FCMs may establish initial margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked-to-market daily. If a futures contact price changes to the extent that the margin deposit does not satisfy margin requirements, payment of a “variation margin” to be held by the FCM, will be required. Conversely, a reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the custodial accounts of the Funds.

UBS Global Asset Management

The Funds may enter into such futures contracts to protect against the adverse effects of fluctuations in security prices, interest rates or foreign exchange rates without actually buying or selling the securities or foreign currency. For example, if interest rates are expected to increase, a Fund might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Funds. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the futures contracts to the Funds would increase at approximately the same rate, thereby keeping the net asset value of a Fund from declining as much as it otherwise would have. Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge in anticipation of subsequent purchases of securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, the Funds could take advantage of the anticipated rise in value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Funds could then buy debt securities on the cash market. The Funds may also enter into futures contracts as a low cost method for gaining or reducing exposure to a particular currency or securities market without directly investing in those currencies or securities.

A stock index futures contract obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement was made. Open futures contracts are valued on a daily basis and a Fund may be obligated to provide or receive cash reflecting any decline or increase in the contract’s value. No physical delivery of the underlying stocks in the index is made in the future.

To the extent that market prices move in an unexpected direction, the Funds may not achieve the anticipated benefits of futures contracts or may realize a loss. For example, if a Fund is hedged against the possibility of an increase in interest rates which would adversely affect the price of securities held in its portfolio and interest rates decrease instead, such Fund would lose part or all of the benefit of the increased value which it has because it would have offsetting losses in its futures position. In addition, in such situations, if the Fund had insufficient cash, it may be required to sell securities from its portfolio to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. A Fund may be required to sell securities at a time when it may be disadvantageous to do so.

In addition, when a Fund engages in futures transactions, to the extent required by the Commission, it will maintain Segregated Assets in accordance with Commission positions to cover its obligations with respect to such contracts, which assets will consist of cash or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin maintained by the Fund with respect to such futures contracts.

A Fund will enter into futures transactions on domestic exchanges and to the extent such transactions have been approved by the CFTC, on foreign exchanges.

Swaps

(All Funds, except for UBS U.S. Large Cap Equity Relationship Fund, UBS Large Cap Select Equity Relationship Fund, UBS U.S. Intermediate Cap Equity Relationship Fund, UBS U.S. Large Cap Value Equity Relationship Fund, UBS Prime Relationship Fund, UBS Global Equity Relationship Fund, UBS U.S. Large Cap Growth Equity Relationship Fund, and UBS U.S. Large

UBS Global Asset Management

Cap Select Growth Equity Relationship Fund.) The Funds may engage in swaps, including but not limited to, interest rate, currency, credit default, and equity swaps, and the purchase or sale of related caps, floors, and collars, and other derivative instruments. To the extent that a Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, it will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of net assets. The Funds expect to enter into these transactions to preserve a return or spread on a particular investment or portion of their portfolios, to protect against currency fluctuations, as a technique for managing portfolio duration (i.e., the price sensitivity to changes in interest rates), or to protect against any increase in the price of securities the Funds anticipate purchasing at a later date, or to gain exposure to certain markets.

Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal. Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

The purchase of an interest rate cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, or other applicable factors, the investment performance of a Fund will be less favorable than it would have been if this investment technique were not used. Swaps do not involve the delivery of securities or other underlying assets or principal. Thus, if the other party to a swap defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. For federal income tax purposes, any payment received or due under a notional principal contract must be accounted for using the methodology the appropriate Treasury regulations prescribed.

Equity swaps or other swaps relating to securities or other instruments are based on changes in the value of the underlying securities or instruments. For example, an equity swap might involve an exchange of the value of a particular security or securities index in a certain notional amount for the value of another security or index or for the value of interest on that notional amount at a specified fixed or variable rate. The Fund will only enter into an equity swap contract on a net basis, i.e., the two parties’ obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of the payments. Payments under the equity swap contracts may be made at the conclusion of the contract or periodically during its term.

If there is a default by the counterparty to a swap contract, a Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that a swap contract counterparty will be able to meet its obligations pursuant to a swap contract or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to a swap contract. However, the amount at risk is only the net unrealized gain, if any, on the swap, not the entire notional amount. The Advisor will closely monitor, subject to the oversight of the Board, the creditworthiness of swap counterparties in order to minimize the risk of swaps.

UBS Global Asset Management

The UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global Securities Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund, and UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may enter into credit default swap agreements. The “buyer” in a credit default contract typically is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred. If a credit event occurs, the seller typically must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. A Fund may either be the buyer or the seller in the transaction. If a Fund is a buyer and no credit event occurs, the Fund may lose its investment and recover nothing. However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value. As a seller, a Fund typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur. If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation.

Credit default swaps involve greater risks than if a Fund had invested in the reference obligation directly, since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk, and credit risk. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up-front or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. When a Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

The Funds may also purchase swaptions. An option on a swap agreement, also called a “swaption,” is an option that gives the buyer the right, but not the obligation, to enter into a swap on a future date in exchange for paying a market-based “premium.” A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index. A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index. Swaptions also include options that allow an existing swap to be terminated or extended by one of the counterparties.

The Advisor and the Trust do not believe that a Fund’s obligations under swap contracts are senior securities and, accordingly, a Fund will not treat them as being subject to its borrowing or senior securities restrictions. However, with respect to swap contracts that provide for the netting of payments, the net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of Segregated Assets having an aggregate market value at least equal to the accrued excess will be maintained to cover the transactions in accordance with Commission positions. With respect to swap

UBS Global Asset Management

contracts that do not provide for the netting of payments by the counterparties, the full notional amount for which the Fund is obligated under the swap contract with respect to each swap contract will be accrued on a daily basis and an amount of Segregated Assets having an aggregate market value at least equal to the accrued full notional value will be maintained to cover the transactions in accordance with Commission positions.

Structured Notes (UBS Absolute Return Bond Relationship Fund, UBS Absolute Return Investment Grade Relationship Fund, UBS Corporate Bond Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS Global (ex-US) Bond Relationship Fund, UBS Global Aggregate Bond Relationship Fund, UBS Global Securities Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund, UBS Short Duration Relationship Fund, UBS U.S. Bond Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Securitized Mortgage Relationship Fund, and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Structured notes are derivative debt securities, the interest rate and/or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the return, interest rate, or value at maturity of a specific asset, reference rate, or index (the “reference instrument”) or the relative change in two or more reference instruments. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference instruments. Structured notes may be positively or negatively indexed, so that an increase in value of the reference instrument may produce an increase or a decrease in the interest rate or value of the structured note at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile. Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference instrument. Structured notes may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities. With respect to a Fund’s investments in structured notes, the Fund, to the extent required by the Commission, will maintain Segregated Assets in accordance with Commission positions to cover its obligations with respect to such instruments.

UBS Global Asset Management

Appendix B - Corporate debt ratings

Moody’s Investors Service, Inc. describes classifications of corporate bonds as follows:

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt-edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa	Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note. Moody’s may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

UBS Global Asset Management

Standard & Poor’s Ratings Group describes classifications of corporate bonds as follows:

AAA	This is the highest rating assigned by Standard & Poor’s Ratings Group to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA	Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and in the majority of instances, they differ from the AAA issues only in small degree.

A	Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB	Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB	Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lend to inadequate capacity to meet timely interest and principal payments.

B	Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

CCC	Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest or repay principal.

CC	The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

C	The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

CI	The rating CI is reserved for income bonds on which no interest is being paid.

D	Debt rated D is in default, or is expected to default upon maturity or payment date.

Plus (+) or minus (-): The ratings from AAA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Fitch Ratings Service describes international long-term credit ratings as follows:

Investment grade.

AAA	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

UBS Global Asset Management

A	High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB	Good credit quality. ‘BBB’ ratings indicate that there is currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

Speculative grade.

BB	Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B	Highly speculative.

•

For issuers and performing obligations, ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

•	For individual obligations, may indicate distressed or defaulted obligations with potential for extremely high recoveries. Such obligations would possess a Recovery Rating of ‘R1’ (outstanding).

CCC

•	For issuers and performing obligations, default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic conditions.

•

For individual obligations, may indicate distressed or defaulted obligations with potential for average to superior levels of recovery. Differences in credit quality may be denoted by plus/minus distinctions. Such obligations typically would possess a Recovery Rating of ‘R2’ (superior), or ‘R3’ (good) or ‘R4’ (average).

CC

•	For issuers and performing obligations, default of some kind appears probable.

•	For individual obligations, may indicate distressed or defaulted obligations with a Recovery Rating of ‘R4’ (average) or ‘R5’ (below average).

C

•	For issuers and performing obligations, default is imminent.

•	For individual obligations, may indicate distressed or defaulted obligations with potential for below-average to poor recoveries. Such obligations would possess a Recovery Rating of ‘R6’ (poor).

RD	Indicates an entity that has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

UBS Global Asset Management

D	Indicates an entity or sovereign that has defaulted on all of its financial obligations. Default generally is defined as one of the following:

•	failure of an obligor to make timely payment of principal and/or interest under the contractual terms of any financial obligation;

•	the bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of business of an obligor; or

•	the distressed or other coercive exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation.

Note. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-term rating category, to categories below ‘CCC’, or to Short-term ratings other than ‘F1’. (The +/- modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

UBS Relationship Funds

Part B

January 29, 2008

©2008 UBS Global Asset Management (Americas) Inc.

All rights reserved.

UBS RELATIONSHIP FUNDS

PART C

OTHER INFORMATION

ITEM 23.	EXHIBITS.

(a)	Articles of Incorporation.

(1)	Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(a)	Amended Exhibit A as of December 6, 2007 to the Amended and Restated Declaration of Trust is electronically filed herewith as Exhibit No. Ex-99(a)(1)(a).

(2)	Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(a)	Amendment to Certificate of Trust dated April 21, 1995 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(b)	Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)	By-laws.

(1)	By-Laws dated August 22, 1994 is incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(a)	Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(b)	Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

1

(c)	Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

a.	By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

b.	Declaration of Trust

See Article III - “Powers of Trustees”

See Article V - “Limitations of Liability”

See Article VI - “Units in the Trust”

See Article IX - “Holders”

See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)	Investment Advisory Contracts.

(1)	Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(a)	Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(b)	Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

2

(c)	Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(d)	Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(e)	Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(f)	Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(g)	Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

3

(h)	Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(i)	Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is electronically filed herewith as Exhibit No. EX-99(d)(1)(i).

4

(j)	Amendment No. 10 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)	Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(a)	Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)	Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(c)	Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is electronically filed herewith as Exhibit No. EX-99(d)(2)(c).

(d)	Amendment No. 4 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

5

(e)	Amendment No. 5 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is electronically filed herewith as Exhibit No. EX-99(d)(2)(e).

(3)	Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(a)	Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(b)	Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

6

(c)	Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re-designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(d)	Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(e)	Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re-designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(f)	Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

7

(g)	Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(h)	Form of Amendment No. 8 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is electronically filed herewith as Exhibit No. EX-99(d)(3)(h).

(e)	Underwriting Contracts.

Not applicable.

(f)	Bonus or Profit Sharing Contracts.

Not applicable.

(g)	Custodian Agreements.

(1)	Custodian arrangements are provided under a Multiple Services Agreement effective May 9, 1997 (the “Agreement”) between the Registrant and Morgan Stanley Trust Company (“MSTC”) on behalf of each series of the Registrant. Effective October 1, 1998, MSTC was acquired by The Chase Manhattan Bank (“Chase”), and Chase assumed all of MSTC’s rights and obligations under the Agreement is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(a)	Amendment dated May 9, 2000 to the Registrant’s Agreement relating to Fee Obligation and Continuation of the Agreement is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

8

(b)	Amendment to Schedule B3 (Authorized Persons) of the Agreement as approved through March 7, 2007 is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(c)	Amendment to Attachment A of the Agreement as approved through March 7, 2007 is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(d)	Form of Amendment to Schedule A (Securities Lending Authorization), reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund, is incorporated herein by reference to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement as filed electronically with the SEC on April 28, 2006.

(e)	Form of Amendment to Schedule F (Fee Schedule), reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund, is incorporated herein by reference to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement as filed electronically with the SEC on April 28, 2006.

(f)	Form of Amendment to Schedule B1 (List of Series), reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is electronically filed herewith as Exhibit No. EX-99(g)(1)(f).

(h)	Other Material Contracts.

Not applicable.

(i)	Legal Opinion.

Not applicable.

(j)	Other Opinions.

Not applicable.

(k)	Omitted Financial Statements.

9

Not applicable.

(l)	Initial Capital Agreements.

Not applicable.

(m)	Rule 12b-1 Plan.

Not applicable.

(n)	Rule 18f-3 Plan.

Not applicable.

(o)	Reserved

(p)	Codes of Ethics.

(1)	Joint Code of Ethics of the Registrant and investment adviser is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(q)	Powers of Attorney.

(1)	Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

ITEM 24.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 25.	INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

10

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the TMP against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust. To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

“Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

11

ITEM 26.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 27.	PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 28.	LOCATION OF ACCOUNTS AND RECORDS.

All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), 270 Park Avenue, New York, New York 10017.

Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 29.	MANAGEMENT SERVICES.

The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 30.	UNDERTAKINGS.

Not Applicable.

12

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 29th day of January, 2008.

UBS RELATIONSHIP FUNDS

By:	/s/ Joseph J. Allessie
Joseph J. Allessie
Vice President and Assistant Secretary

13

EXHIBITS INDEX

EXHIBITS	EXHIBIT NO.

Amended Exhibit A as of December 6, 2007 to the Amended and Restated Declaration of Trust	Ex-99.a.1.a

Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.)	EX-99.d.1.i

Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.)	EX-99.d.2.c

Amendment No. 5 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.)	EX-99.d.2.e

Form of Amendment No. 8 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc.	EX-99.d.3.h

Form of Amendment to Schedule B1 (List of Series) of the Multiple Services Agreement	EX-99.g.1.f